Financial Statements

Years ended December 31, 2016 and 2015

FINANCIAL STATEMENTS Year ended December 31, 2016 and 2015

Index

1.	Independent Auditors’ Report	3
2.	Balance Sheets	9
3.	Statements of Income	11
4.	Statements of Comprehensive Income	12
5.	Statements of Changes in Shareholders’ Equity	13
6.	Statements of Cash Flows	14
7.	Statements of Added Value	15
8.	Management Report	16
9.	Explanatory Notes to the Financial Statements	49
10.Opinion of the Fiscal Council		176
11.Opinion of the Audit Committee		177
12.Opinion of the Executive Board		179

A free translation from Portuguese into English of Independent Auditor´s Report on financial statements prepared in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS)

INDEPENDENT AUDITOR’S REPORT ON INDIVIDUAL AND CONSOLIDATED FINANCIAL STATEMENTS

The Management and Shareholders

BRF S.A.

Itajaí - SC

Opinion

We have audited the individual and consolidated financial statements of BRF S.A. (“Company”), identified as Parent Company and Consolidated, respectively, which comprise the balance sheet as at December 31, 2016 and the statements of income, of comprehensive income, of changes in equity, and cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the individual and consolidated financial position of BRF S.A. as at December 31, 2016, its individual and consolidated financial performance and its individual and consolidated cash flows for the year then ended, in accordance with accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB).

Basis for opinion

We conducted our audit in accordance with Brazilian and International Standards on Auditing. Our responsibilities, under those standards, are further described in the “Auditor’s responsibilities for the audit of the individual and consolidated financial statements" section of our report. We are independent of the Company and its subsidiaries and comply with the relevant ethical principles set forth in the Code of Professional Ethics for Accountants, the professional standards issued by the Brazil’s National Association of State Boards of Accountancy (CFC) and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to support our opinion

Key audit matters

Key audit matters are those matters that, in our professional judgment, were the most significant in our audit of the financial statements of the current year. Those matters were addressed in the context of our audit of the overall individual and consolidated financial statements, and to form our opinion on these individual and consolidated financial statements. Therefore, we do not express a separate opinion on those matters.

A free translation from Portuguese into English of Independent Auditor´s Report on financial statements prepared in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS)

Revenue recognition

The Company’s revenue recognition process involves a high number of controls in order to ensure that all billed products have been delivered to their respective buyers within the appropriate accounting period and that, sales revenues have been recognized on an accrual basis, as established by current accounting practices. This process considers the existence of transactions with customers in the domestic and foreign markets, characteristics of the Company’s business regionalization, in addition to the existence of different contractual terms and conditions depending on the type of transaction.

Accordingly, determining the time and amount of revenue to be recognized, requires a detailed analysis of these terms and conditions, in addition to involving significant judgment by Company management. There is the risk of early recognition of revenue, particularly in connection with the monthly accounting closing period (cut-off period), considering the judgment used in determining the time in which the risks and rewards applicable to each sale transaction are transferred. Therefore, considering the significant of amounts involved and volume of transactions, we believe revenue recognition is a key audit matter.

How our audit has addressed this matter:

Our procedures included, among others: (i) evaluating the design and operational effectiveness of the key controls implemented by the Company on the determination of the time of revenue recognition; (ii) sending out confirmation letters to a sample of trade accounts receivable in the domestic and foreign markets, in order to assess their existence; (iii) analyzing the monthly transactions in revenue balances recognized by the Company in order to evaluate the existence of variations contrary to our expectations established based on our knowledge of the industry and the Company; and (iv) for a sample of sales recorded during the year and in the cut-off period, obtaining the respective supporting documentation to assess whether revenue was recognized in the appropriate accounting period.

In addition, we evaluated the adequacy of Company disclosures in relation to this matter, as disclosed in Note 3.23.

Annual goodwill impairment test

As disclosed in Note 19, the Company accounted for goodwill for future expected profitability amounting to R$ 4.7 billion at December 31, 2016, which accounts for 11% of total assets at that date. Under the terms of accounting practices adopted in Brazil, the Company must annually test goodwill for impairment. This annual test was considered a key audit matter, given the significance of amounts involved and the use of several market assumptions and projections, such as growth and discount rates, and projected margin to determine value in use, which are complex and subjective, and require the use of judgment by Company management.

How our audit has addressed this matter:

Our audit procedures included, among others, the evaluation of the discounted cash flow model and the assumptions and methodologies used by the Company. The margin and growth rate assumptions used by the Company in the projections were compared with those reported or estimated by similar companies, in addition to other procedures performed to evaluate the reasonableness of these assumptions and the integrity of information used by the Company to prepare the models. We also focused upon the adequacy of the Company’s disclosures about the most sensitive assumptions used in the impairment test, i.e., those that have the most significant effect in determining the recoverable amount of goodwill. We involved our Valuation professionals in these procedures.

A free translation from Portuguese into English of Independent Auditor´s Report on financial statements prepared in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS)

Tax contingencies

As disclosed in Note 27, the Company is party to various administrative and legal proceedings arising from several tax contingencies totaling R$ 12 billion, assessed as possible losses, and that, therefore, no provision recorded at December 31, 2016. We focused on this matter given the materiality of amounts involved, the level of judgment by management and its legal advisors in determining whether a provision must be recorded, and the complexity of the tax environment in Brazil. In addition, there is a risk of changes in the assessment of the likelihood of loss in tax proceedings that are not timely detected and, as a result, not being reflected in the financial statements.

How our audit has addressed this matter:

Our procedures included, among others, analyzing the assessment of management and its legal advisors on the tax contingencies considered as possible losses. In addition, we sent out confirmation letters to outside legal counsel and compared the assessment they have reported on the possibility of loss of these claims with the assessment made by management.

In addition, we evaluated whether disclosures for the most significant contingencies were appropriately included in the aforementioned Note.

Gains and losses on derivative and non-derivative financial instruments designated as hedge accounting

The Company has entered into a significant number of derivative financial instruments to mitigate interest rate and currency risks. Most of these financial instruments were designated as cash flow hedge and hedge accounting. Consequently, gains or losses resulting from fair value measurement of these financial instruments, while unrealized, are recorded in other comprehensive income in equity. At December 31, 2016, the Company recorded, in other comprehensive income, accumulated losses of hedging operations amounting to R$ 575 million. We consider this to be a key audit matter, since the use of derivative financial instruments, the designation as hedging instruments, and the valuation of such instruments are highly complex and subjective, and requires management judgment. In addition, there is a risk that gains or losses arising from hedging operations may not adequately reclassified from other comprehensive income when realized, which may have a significant impact on the financial statements.

How our audit has addressed this matter:

Our audit procedures included, among others, the involvement of professionals specialized in the financial instrument valuation to review fair value calculations. For a sample of outstanding operations for the year, we evaluated whether the documentation was appropriate for the hedge accounting designation and whether amounts of gains or losses recorded in other comprehensive income in equity were adequate. In addition, we evaluated whether the hedge relationships were effective and properly calculated and accounted for, and we evaluated the adequacy of disclosures on the matter, as included in Notes 3.7.3 and 4.

A free translation from Portuguese into English of Independent Auditor´s Report on financial statements prepared in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS)

Other matters

Statements of value added

The individual and consolidated statements of value added (SVA) for year ended December 31, 2016, prepared under the responsibility of Company management, and presented as supplementary information for IFRS purposes, were submitted to audit procedures conducted together with the audit of the Company’s financial statements. To issue our opinion, we evaluated if these statements are reconciled to the financial statements and accounting records, as applicable, and if their form and content comply with the criteria defined by CPC 09 – Statement of Value Added. In our opinion, these statements of value added were prepared fairly, in all material respects, in accordance with the criteria defined in abovementioned technical pronouncement, and are consistent in relation to the overall individual and consolidated financial statements.

Other information accompanying the individual and consolidated financial statements and auditor’s report

Company management is responsible for all this and other information included in the management’s report.

Our opinion on the individual and consolidated financial statements does not included the management’s report and we do not express any audit conclusion on this report.

In connection with the audit of the individual and consolidated financial statements, our responsibility is to read the management’s report and consider whether it is significantly consistent with the financial statements or, based on our understanding of the audit, presents any material misstatement. If, based on the work performed, we conclude that there is any material misstatement in management’s report, we are required to report this fact. We have nothing to report in this regard.

Management and governance’s responsibility for the individual and consolidated financial statements

Management is responsible for the preparation and fair presentation of these individual and consolidated financial statements in accordance with accounting practices adopted in Brazil and with International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IAS), and for internal controls as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the individual and consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no other realistic alternative but to do so.

A free translation from Portuguese into English of Independent Auditor´s Report on financial statements prepared in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS)

Those charged with governance are responsible for overseeing the financial reporting process of the Company and its subsidiaries.

Auditor’s responsibilities for the audit of the individual and consolidated financial statements

Our objectives are to obtain reasonable assurance about whether the individual and consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Brazilian and International Standards on Auditing will always detect material misstatements when they exist. Misstatements can arise from fraud or error and are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

As part of the audit conducted in accordance with Brazilian and International Standards on Auditing, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•     Identify and assess risks of material misstatements of the individual and consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than one resulting from error, as fraud may involve override of internal controls, collusion, forgery, intentional omissions or misrepresentations.

•     Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls of the Company and its subsidiaries.

•     Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•     Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast substantial doubt as to the Companies’ and its subsidiaries’ ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the individual and consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company and its subsidiaries to cease to continue as a going concern.

•     Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the individual and consolidated financial statements represent the corresponding transactions and events in a manner that achieves fair presentation.

A free translation from Portuguese into English of Independent Auditor´s Report on financial statements prepared in accordance with the accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS)

•     Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those in charge of governance with a statement that we have complied with relevant ethical requirements, including applicable independence requirements, and we communicate all relationships or issues that could considerably affect our independence including, where applicable, the respective safeguards.

Of the matters communicated to those in charge of governance, we determine those that are considered most significant in the audit of the financial statements for the current year and, therefore, constitute key audit matters. We describe these matters in our audit report unless the law or regulation has prohibited their public disclosure or when, in extremely rare circumstances, we determine that the issue should not be included in our report because the adverse consequences of such disclosure may, within a reasonable perspective, overcome the benefits of communication to the public interest.

São Paulo, February 23, 2017

ERNST & YOUNG

Auditores Independentes S/S

CRC-2SP015199/F-6

Antonio Humberto Barros dos Santos

Accountant CRC-1SP161745/O-3

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.

BALANCE SHEETS

		Parent company		Consolidated
ASSETS	Note	12.31.16	12.31.15	12.31.16	12.31.15
CURRENT ASSETS
Cash and cash equivalents	7	3,856,505	845,085	6,356,919	5,362,890
Marketable securities	8	309,169	197,807	622,285	734,711
Trade accounts receivable, net	9	8,398,647	4,948,745	3,085,147	3,876,308
Notes receivable	9	148,981	281,516	148,982	303,716
Interest on shareholders' equity receivable	31	16,868	23,138	7,448	21,586
Inventories	10	2,938,568	2,703,330	4,791,640	4,032,911
Biological assets	11	1,617,747	1,322,317	1,644,939	1,329,861
Recoverable taxes	12	1,015,610	1,074,175	1,234,795	1,231,759
Assets held for sale	13	23,971	32,442	26,126	32,448
Other financial assets	23	197,915	118,680	198,015	129,387
Restricted cash	16	128,110	-	218,251	1,346,274
Other current assets		411,678	665,582	559,191	778,198
Total current assets		19,063,769	12,212,817	18,893,738	19,180,049

NON-CURRENT ASSETS
Marketable securities	8	329,876	456,038	527,728	456,038
Trade accounts receivable, net	9	10,587	4,133	10,701	4,133
Notes receivable	9	186,037	228,090	186,524	230,781
Recoverable taxes	12	1,495,226	942,147	1,518,582	968,705
Deferred income and social contribution taxes	14	740,300	1,248,880	1,103,146	1,255,976
Judicial deposits	15	724,767	725,324	732,571	732,106
Biological assets	11	891,554	760,267	917,345	761,022
Receivables from related parties	31	97,773	-	-	-
Restricted cash	16	427,557	479,828	427,557	479,828
Other non-current assets		142,956	199,421	149,569	206,821
Investments in associates and joint ventures	17	5,033,824	7,210,114	58,683	185,892
Property, plant and equipment, net	18	10,690,784	10,100,986	11,746,238	10,915,752
Intangible	19	3,451,745	3,451,557	6,672,554	5,010,911
Total non-current assets		24,222,986	25,806,785	24,051,198	21,207,965

TOTAL ASSETS		43,286,755	38,019,602	42,944,936	40,388,014

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.

BALANCE SHEETS

		Parent company			Consolidated
LIABILITIES	Note	12.31.16	12.31.15	12.31.16	12.31.15
CURRENT LIABILITIES
Short-term debt	20	2,566,425	2,525,646	3,245,004	2,628,179
Trade accounts payable	21	4,758,721	4,024,725	5,839,838	4,744,993
Supply chain finance	22	1,335,582	1,174,594	1,335,582	1,174,594
Payroll and related charges		482,847	399,450	610,755	477,935
Tax payable		204,516	196,780	319,620	353,278
Interest on shareholders' equity	28	2,307	518,450	2,307	518,450
Employee and management profit sharing		-	264,633	5,108	296,292
Other financial liabilities	23	506,712	619,874	529,571	666,602
Provision for tax, civil and labor risks	27	271,710	223,766	276,202	231,389
Pension and other post-employment plans	26	76,707	67,264	76,707	67,264
Advances from related parties	31	4,721,680	17,492	-	-
Other current liabilities		250,424	317,524	399,729	462,137
Total current liabilities		15,177,631	10,350,198	12,640,423	11,621,113

NON-CURRENT LIABILITIES
Long-term debt	20	13,368,668	11,054,455	15,717,376	12,551,104
Tax payable		12,681	7,581	13,054	25,990
Provision for tax, civil and labor risks	27	1,032,507	957,149	1,107,669	974,460
Deferred income and social contribution taxes	14	-	-	156,179	188,320
Liabilities with related parties	31	35,373	36,567	-	-
Advances from related parties	31	977,730	1,171,440	-	-
Pension and other post-employment plans	26	253,384	231,780	253,384	231,780
Other non-current liabilities		588,803	693,655	837,498	959,394
Total non-current liabilities		16,269,146	14,152,627	18,085,160	14,931,048

SHAREHOLDERS' EQUITY	28
Capital		12,460,471	12,460,471	12,460,471	12,460,471
Capital reserves		41,006	6,978	41,006	6,978
Income reserves		1,350,675	6,076,775	1,350,675	6,076,775
Treasury shares		(721,856)	(3,947,933)	(721,856)	(3,947,933)
Other comprehensive loss		(1,290,318)	(1,079,514)	(1,290,318)	(1,079,514)
Equity attributable to interest of controlling shareholders		11,839,978	13,516,777	11,839,978	13,516,777
Equity attributable to non-controlling interest		-	-	379,375	319,076
Total shareholders' equity		11,839,978	13,516,777	12,219,353	13,835,853

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		43,286,755	38,019,602	42,944,936	40,388,014

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.

STATEMENTS OF INCOME

		Parent company		Consolidated
	Note	12.31.16	12.31.15	12.31.16	12.31.15
CONTINUED OPERATIONS
NET SALES	32	28,785,756	26,725,791	33,732,866	32,196,601
Cost of sales	36	(22,389,681)	(19,740,350)	(26,206,447)	(22,107,692)
GROSS PROFIT		6,396,075	6,985,441	7,526,419	10,088,909
OPERATING INCOME (EXPENSES)
Selling expenses	36	(3,740,465)	(3,912,289)	(4,965,713)	(4,805,931)
General and administrative expenses	36	(311,914)	(313,105)	(577,351)	(506,097)
Other operating expenses, net	34	(213,831)	(361,495)	(197,480)	(444,667)
Income from associates and joint ventures	17	(1,507,740)	3,116,292	29,299	(103,804)
OPERATING INCOME		622,125	5,514,844	1,815,174	4,228,410
Financial expenses	35	(3,162,266)	(4,405,164)	(4,506,392)	(5,025,455)
Financial income	35	2,504,728	1,420,166	2,373,737	3,355,313
INCOME (LOSS) BEFORE TAXES		(35,413)	2,529,846	(317,481)	2,558,268
Current	14	(92,648)	25,953	(153,951)	(17,085)
Deferred	14	(244,322)	372,283	104,093	406,587
INCOME (LOSS) FROM CONTINUED OPERATIONS		(372,383)	2,928,082	(367,339)	2,947,770
DISCONTINUED OPERATIONS

INCOME FROM DISCONTINUED OPERATIONS	13	-	183,088	-	183,088
NET PROFIT (LOSS)		(372,383)	3,111,170	(367,339)	3,130,858

Attributable to
Controlling shareholders		(372,383)	3,111,170	(372,383)	3,111,170
Non-controlling interest		-	-	5,044	19,688
		(372,383)	3,111,170	(367,339)	3,130,858
EARNINGS (LOSSES) PER SHARE
Weighted average shares outstanding - basic		801,903,266	842,000,012	801,903,266	842,000,012
Earnings (losses) per share - basic	29	(0.46437)	3.69498	(0.45808)	3.71836
Weighted average shares outstanding - diluted		801,903,266	842,401,821	801,903,266	842,401,821
Earning (losses) per share - diluted	29	(0.46436)	3.69321	(0.45807)	3.71659

EARNINGS PER SHARE FROM CONTINUED OPERATIONS
Weighted average shares outstanding - basic		801,903,266	842,000,012	801,903,266	842,000,012
Earnings (losses) per share - basic	29	(0.46437)	3.47753	(0.45808)	3.50091
Weighted average shares outstanding - diluted		801,919,299	842,401,821	801,919,299	842,401,821
Earning (losses) per share - diluted	29	(0.46436)	3.47587	(0.45807)	3.49924

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, except Dividend – Interest on own equity per share data)

BRF S.A.

STATEMENTS OF COMPREHENSIVE INCOME

		Parent company		Consolidated
	Note	12.31.16	12.31.15	12.31.16	12.31.15
Net Profit		(372,383)	3,111,170	(367,339)	3,130,858
Other comprehensive income
Gain (loss) on foreign currency translation adjustments		(726,112)	184,872	(726,112)	184,872
Unrealized gain (loss) on available for sale marketable securities	8	(31,032)	10,592	(31,032)	10,592
Taxes on unrealized gains (losses) on available for sale securities	8	13,500	(1,762)	13,500	(1,762)
Unrealized gains (losses) on cash flow hedge	4	820,029	(1,020,832)	820,029	(1,020,832)
Taxes on unrealized loss on cash flow hegde	4	(272,694)	346,388	(272,694)	346,388
Net other comprehensive income, to be reclassified to the statement of income in subsequent periods		(196,309)	(480,742)	(196,309)	(480,742)
Actuarial gains on pension and post-employment plans	26	6,961	48,635	6,961	48,635
Taxes on realized gains on pension and post-employment plans	26	(2,366)	(16,536)	(2,366)	(16,536)
Net other comprehensive income, with no impact into subsequent statement of income		4,595	32,099	4,595	32,099
Total comprehensive income, net		(564,097)	2,662,527	(559,053)	2,682,215
Attributable to
Controlling shareholders		(564,097)	2,662,527	(564,097)	2,662,527
Non-controlling interest		-	-	5,044	19,688
		(564,097)	2,662,527	(559,053)	2,682,215

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, except Dividend – Interest on own equity per share data)

BRF S.A.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Attributed to of controlling shareholders
		Capital reserves		Income reserves				Other comprehensive income
	Paid-in capital	Capital reserve	Treasury shares	Legal reserve	Reserve for expansion	Reserve for capital increases	Reserve for tax incentives	Acumulated foreign currency translation adjustments	Available for sale marketable securities	Losses on cash flow hedge	Actuarial gains (losses)	Retained earnings (losses)	Total equity	Non-controlling interest	Total shareholders' equity (consolidated)
BALANCES AT DECEMBER 31, 2014	12,460,471	109,446	(304,874)	384,619	1,901,433	1,274,251	385,522	(152,595)	(17,296)	(448,752)	(1,748)	-	15,590,477	99,466	15,689,943
Comprehensive income
Gain on foreign currency translation adjustments	-	-	-	-	-	-	-	184,872	-	-	-	-	184,872	-	184,872
Unrealized gain in available for sale marketable securities	-	-	-	-	-	-	-	-	8,830	-	-	-	8,830	-	8,830
Unrealized loss in cash flow hedge	-	-	-	-	-	-	-	-	-	(674,444)	-	-	(674,444)	-	(674,444)
Actuarial gains (losses) on pension and post-employment plans	-	-	-	-	-	-	-	-	-	-	21,619	10,480	32,099	-	32,099
Net income for the exercise	-	-	-	-	-	-	-	-	-	-	-	3,111,170	3,111,170	19,688	3,130,858
SUB-TOTAL COMPREHENSIVE INCOME								184,872	8,830	(674,444)	21,619	3,121,650	2,662,527	19,688	2,682,215
Appropriation of income (loss)
Dividends - R$0.112896461 per outstanding share at the end of exercise	-	-	-	-	-	-	-	-	-	-	-	(91,443)	(91,443)	-	(91,443)
Interest on shareholders' equity - R$1.086894475 per outstanding share at the end of exercise	-	-	-	-	-	-	-	-	-	-	-	(899,257)	(899,257)	-	(899,257)
Legal reserve	-	-	-	155,558	-	-	-	-	-	-	-	(155,558)	-	-	-
Reserve for expansion	-	-	-	-	1,219,394	-	-	-	-	-	-	(1,219,394)	-	-	-
Reserve for capital increases	-	-	-	-	-	624,330	-	-	-	-	-	(624,330)	-	-	-
Reserve for tax incentives	-	-	-	-	-	-	131,668	-	-	-	-	(131,668)	-	-	-
Share-based payments	-	67,425	-	-	-	-	-	-	-	-	-	-	67,425	-	67,425
Gains on shares sold	-	(40,257)	-	-	-	-	-	-	-	-	-	-	(40,257)	-	(40,257)
Valuation of shares	-	111,247	-	-	-	-	-	-	-	-	-	-	111,247	-	111,247
Acquisition of non-controlling interest	-	(240,883)	-	-	-	-	-	-	-	-	-	-	(240,883)	-	(240,883)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	199,922	199,922
Treasury shares acquired	-	-	(3,765,753)	-	-	-	-	-	-	-	-	-	(3,765,753)	-	(3,765,753)
Treasury shares sold	-	-	122,694	-	-	-	-	-	-	-	-	-	122,694	-	122,694
BALANCES AT DECEMBER 31, 2015	12,460,471	6,978	(3,947,933)	540,177	3,120,827	1,898,581	517,190	32,277	(8,466)	(1,123,196)	19,871	-	13,516,777	319,076	13,835,853
Comprehensive income
Loss on foreign currency translation adjustments	-	-	-	-	-	-	-	(726,112)	-	-	-	-	(726,112)	-	(726,112)
Unrealized gain in available for sale marketable securities	-	-	-	-	-	-	-	-	(17,532)	-	-	-	(17,532)	-	(17,532)
Unrealized loss in cash flow hedge	-	-	-	-	-	-	-	-	-	547,335	-	-	547,335	-	547,335
Actuarial gains (losses) on pension and post-employment plans	-	-	-	-	-	-	-	-	-	-	(14,495)	19,090	4,595	-	4,595
Net income for the exercise	-	-	-	-	-	-	-	-	-	-	-	(372,383)	(372,383)	5,044	(367,339)
SUB-TOTAL COMPREHENSIVE INCOME								(726,112)	(17,532)	547,335	(14,495)	(353,293)	(564,097)	5,044	(559,053)
Appropriation of income (loss)
Dividends - R$0.121749293 per outstanding share at the end of exercise	-	-	-	-	(98,210)	-	-	-	-	-	-	-	(98,210)	-	(98,210)
Interest on shareholders' equity - R$0.642347435 per outstanding share at the end of exercise	-	-	-	-	-	(513,215)	-	-	-	-	-	-	(513,215)	-	(513,215)
Legal reserve	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Reserve for expansion	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss absorbing with future capital increase	-	-	-	-	-	(475,845)	-	-	-	-	-	475,845	-	-	-
Reserve for tax incentives	-	-	-	-	-	-	122,552	-	-	-	-	(122,552)	-	-	-
Share-based payments	-	75,885	-	-	-	-	-	-	-	-	-	-	75,885	-	75,885
Gains on shares sold	-	(1,601)	-	-	-	-	-	-	-	-	-	-	(1,601)	-	(1,601)
Valuation of shares	-	(7,822)	-	-	-	-	-	-	-	-	-	-	(7,822)	-	(7,822)
Options Canceled	-	(32,434)	-	-	-	-	-	-	-	-	-	-	(32,434)	-	(32,434)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	55,255	55,255
Treasury shares acquired	-	-	(543,258)	-	-	-	-	-	-	-	-	-	(543,258)	-	(543,258)
Treasury shares sold	-	-	7,953	-	-	-	-	-	-	-	-	-	7,953	-	7,953
Treasury Shares Canceled	-	-	3,761,382	-	(3,022,617)	(738,765)	-	-	-	-	-	-	-	-	-
BALANCES AT DECEMBER 31, 2016	12,460,471	41,006	(721,856)	540,177	-	170,756	639,742	(693,835)	(25,998)	(575,861)	5,376	-	11,839,978	379,375	12,219,353

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.

STATEMENTS OF CASH FLOWS

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
OPERATING ACTIVITIES
Net profit (loss)	(372,383)	2,928,082	(372,383)	2,928,082
Adjustments to reconcile net income to net cash provided by operating activities
Non-controlling interest	-	-	5,044	19,688
Depreciation and amortization	748,647	668,534	921,929	771,647
Depreciation and depletion of biological assets	658,021	543,605	680,912	545,033
Equity in income of affiliates	1,507,740	(3,116,292)	(29,299)	103,804
Gain in business combination	-	-	(59,554)	-
Gain on transfer from Acquisition of Equity Interest to Investment in Available for Sale Securities	-	(125,671)	-	(125,671)
Results on Disposals of Property, Plant and Equipments	(46,413)	19,795	(38,445)	16,402
Deferred income tax	244,322	(372,283)	(104,093)	(406,587)
Provision for tax, civil and labor risks	398,787	106,022	414,033	98,947
Others	175,991	317,487	237,086	345,120
Exchange rate variations and interest	(1,619,963)	3,634,434	(446,268)	2,853,862
Changes in operating assets and liabilities
Investments in trading securities	(210,552)	(76,873)	(893,224)	(1,023,747)
Redemptions of trading securities	218,683	181,620	1,001,265	900,009
Interest received	139,866	11,054	186,463	10,050
Adjustment to realizable value for assets and liabilities	557,285	(679,878)	580,235	(687,358)
Trade accounts receivable	(3,433,901)	(596,754)	1,246,907	(1,112,454)
Inventories	(221,944)	(524,462)	(449,885)	(1,066,189)
Biological assets - current assets	(295,430)	(199,967)	(297,208)	(199,281)
Trade accounts payable	737,978	577,287	848,455	882,212
Supply chain finance	160,988	719,474	160,988	719,474
Payment of tax, civil and labor provisions	(401,048)	(194,350)	(401,048)	(194,350)
Interest paid	(746,823)	(539,180)	(851,257)	(693,873)
Payroll and related charges	-	-	40,470	(6,931)
Interest on shareholders' equity received	16,867	56,895	19,476	15,889
Other rights and obligations	4,979,962	(333,782)	(579,425)	(562,704)
Net cash provided by operating activities from continued operations	3,196,680	3,004,797	1,821,174	4,131,074
Net cash provided by operating activities from discontinued operations	-	28,307	-	2,420
Net cash provided by operating activities	3,196,680	3,033,104	1,821,174	4,133,494

INVESTING ACTIVITIES
Investments in held to maturity securities	-	-	(172,868)	-
Investments in available for sale securities	-	-	(66,687)	(58,907)
Redemptions of available for sale securities	24,139	-	91,474	133,458
Redemption (Investments) in restricted cash	(75,839)	(364,649)	1,257,983	(1,710,923)
Capital increase in associates and joint ventures	(71,677)	(299,961)	-	-
Business combination, net of cash	-	-	(2,871,735)	(90,871)
Investments in associates and joint ventures	(1,250)	(1,724)	(1,250)	(61,604)
Additions to property, plant and equipment	(1,691,375)	(1,169,974)	(1,859,450)	(1,296,712)
Additions to biological assets - non-current assets	(756,033)	(588,674)	(784,249)	(589,437)
Proceeds from disposals of property, plant and equipment	287,176	204,287	309,618	252,257
Additions to intangible assets	(60,664)	(36,099)	(62,756)	(205,416)
Receivable from discontinued operations, net of transferred cash	-	1,977,310	-	1,957,272
Net cash used in investing activities from continued operations	(2,345,523)	(279,484)	(4,159,920)	(1,670,883)
Net cash applied in Investing activities from discontinued operations	-	(28,307)	-	(12,305)
Net cash used in investing activities	(2,345,523)	(307,791)	(4,159,920)	(1,683,188)

FINANCING ACTIVITIES
Proceeds from debt issuance	6,635,692	5,096,663	8,946,160	6,290,122
Repayment of debt	(2,769,561)	(4,441,692)	(3,512,347)	(6,031,553)
Treasury shares acquired	(543,258)	(3,765,753)	(543,258)	(3,765,753)
Treasury shares disposal	6,352	82,437	6,352	82,437
Payments of interest on shareholders' equity and dividends	(1,176,266)	(889,113)	(1,176,266)	(889,113)
Net cash (used in) provided by financing activities from continued operations	2,152,959	(3,917,458)	3,720,641	(4,313,860)
Net cash provided by financing activities from discontinued operations	-	-	-	20,038
Net cash (used in) provided by financing activities	2,152,959	(3,917,458)	3,720,641	(4,293,822)
EFFECT ON EXCHANGE RATE VARIATION ON CASH AND CASH EQUIVALENTS	7,304	57,873	(387,866)	1,199,464
Net increase in cash	3,011,420	(1,134,272)	994,029	(644,052)
At the beginning of the period	845,085	1,979,357	5,362,890	6,006,942
At the end of the period	3,856,505	845,085	6,356,919	5,362,890

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.

STATEMENT OF ADDED VALUE

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
1 - REVENUES	32,819,276	30,544,261	38,371,700	36,414,426
Sales of goods and products	31,655,890	29,550,380	36,967,544	35,343,447
Other income	(173,962)	(37,303)	(148,920)	(59,207)
Revenue related to construction of own assets	1,313,238	1,344,739	1,517,006	1,454,360
Allowance for doubtful accounts	24,110	(313,555)	36,070	(324,174)
2 - RAW MATERIAL ACQUIRED FROM THIRD PARTIES	(21,721,533)	(19,377,953)	(26,076,488)	(22,064,277)
Costs of products and goods sold	(17,714,879)	(15,506,976)	(21,012,115)	(17,461,432)
Materials, energy, third parties services and other	(4,013,650)	(3,845,023)	(5,018,742)	(4,559,875)
Recovery (loss) of assets values	6,996	(25,954)	(45,631)	(42,970)
3 - GROSS VALUE ADDED (1-2)	11,097,743	11,166,308	12,295,212	14,350,149
4 - DEPRECIATION AND AMORTIZATION	(1,406,668)	(1,212,139)	(1,602,841)	(1,316,680)
5 - NET VALUE ADDED (3-4)	9,691,075	9,954,169	10,692,371	13,033,469

6 - RECEIVED FROM THIRD PARTIES	999,890	4,537,539	2,406,270	3,252,645
Income from associates and joint ventures	(1,507,740)	3,116,292	29,299	(103,804)
Financial income	2,504,728	1,420,166	2,373,737	3,355,313
Others	2,902	1,081	3,234	1,136

7 - VALUE ADDED TO BE DISTRIBUTED (5+6)	10,690,965	14,491,708	13,098,641	16,286,114

8 - DISTRIBUTION OF VALUE ADDED	10,690,965	14,491,708	13,098,641	16,286,114
Payroll	4,140,865	4,118,595	4,881,405	4,768,435
Salaries	3,122,463	3,170,044	3,749,001	3,722,771
Benefits	802,065	736,662	904,260	827,380
Government severance indemnity fund for employees guarantee fund for lenght of services - F.G.T.S.	216,337	211,889	228,144	218,284
Taxes, Fees and Contributions	3,539,383	2,804,209	3,710,807	3,224,153
Federal	1,810,093	1,158,722	1,927,650	1,492,256
State	1,695,991	1,613,564	1,738,181	1,689,165
Municipal	33,299	31,923	44,976	42,732
Capital Remuneration from Third Parties	3,383,100	4,640,822	4,873,768	5,345,756
Interests	3,208,294	4,429,165	4,565,482	5,049,785
Rents	174,806	211,657	308,286	295,971
Interest on Own-Capital	(372,383)	2,928,082	(367,339)	2,947,770
Interest on shareholders' equity	513,215	899,257	513,215	899,257
Dividends	98,210	91,443	98,210	91,443
Retained earnings	(983,808)	1,937,382	(983,808)	1,937,382
Non-controlling interest	-	-	5,044	19,688

See accompanying notes to the financial statements.

INDEX

General Information....Page 03
Letter Abilio Diniz and Pedro Faria....Page 04
Financial Highlights....Page 05
Third Quarter 2016 Results....Page 06
Industry Scenario and Dynamics....Page 07
3Q16 Consolidated Result....Page 11
Net Operating Revenues....Page 11
Gross Profit....Page 11
Operating Expenses....Page 12
Other Operating Results....Page 12
EBIT....Page 13
Financial Result....Page 13
Net Income....Page 14
EBITDA....Page 14
Performance by Region....Page 15
Brazil....Page 16
MENA (Middle East/North of Africa)....Page 18
Asia....Page 19
Europe / Eurasia....Page 20
LATAM (Latin America)....Page 21
Africa....Page 22
Other Segments....Page 23
Corporate....Page 24
Investments (CAPEX)....Page 25
Financial Cycle....Page 25
Managerial Free Cash Flow....Page 26
Indebtedness....Page 28
Slaughtering and Production....Page 30
Relationship with Independent Auditors....Page 30
Disclaimer....Page 30
P&L....Page 31
Balance Sheet....Page 33

GENERAL INFORMATION

MARKET VALUE
R$38.5 billion
US$11.8 billion

PRICES
BRFS3 R$48.25
BRFS US$14.76

SHARES ISSUED
812,473,246 common shares
13,468,001 treasury shares
Base: December 31, 2016

WEBCAST
Data: February 24, 2017
09:00 a.m. Portuguese
10:30 a.m. English

TELEPHONE:
Dial–in with connections in Brazil:
+55 11 3193-1001 or +55 11 2820-4001
Dial-in with connections in United States: +1 786 924-6977
www.brf-br.com/ri

IR CONTACTS:
Alexandre Borges
CFO and IRO

Elcio Ito
CFO

André Mota
Investor Relations Manager

+55 11 2322-5052
acoes@brf-br.com

Management's Report for the Fourth Quarter 2016 Results
03

SHAREHOLDER LETTER

Dear shareholders,

2016 was marked by challenges that affected our short-term results. The combination of industry factors, current scenario and political uncertainty, added to certain internal execution challenges, caused results to be well below expectations and well below BRF's potential.

Although we were discontent with the short-term results, we were pleased with the structural advances achieved for the Company's long-term development. Our global growth continued, and sales volumes in international markets increased by 16.7% y/y. Even if we excluded the acquisitions of the period, sales volumes in international markets would still increase by 5.9%, especially in Asia, driven by China.

The operation in Thailand, which we acquired in the beginning of the year, delivered results above expectations, primarily due to the integration model and the optimization of global operations. This model is being replicated in our other operations.

In the Halal world, the acquisitions in Oman, Malaysia and, more recently, the announcement in Turkey, were important steps for the materialization of OneFoods. The assets carve-out that was given effect, within a short period of time, made us very proud. The new entity is already operational and we can better assess the strategic opportunities to accelerate growth in Muslim markets, as well as a potential capitalization.

In Argentina, the integration of our two acquisitions (Calchaqui and Campo Austral) allowed us to create an integrated chain operation, including both chicken and pork, ensuring market leadership in major categories.

In Brazil, we invested in commercial execution and sought to improve even further our level of service through: (i) the new Go-to-Market (GTM) strategy, heavily focused on segmentation; (ii) a new business strategy for our "cash & carry" channel, which has already been delivering positive results; and (iii) the reestablishment of the flow of launches and innovation of the Company.

Our Supply area played an even more important role in 2016, helping us to partially mitigate the impacts of the cost of animal feed. We focused on new formulas, improved technical indicators of productivity and conversion ratio, and adjusted our capacity, offseting the impact of the negative cycle on our business as much as possible, while maintaining significant production flexibility.

2017 started with a more positive scenario in terms of cost and we are completely focused on the commercial and operating execution of our businesses. We continue to optimize our production chain through an improved integrated planning, while expanding our portfolio and getting closer to our consumers via innovation.

Accordingly, we reinforce our purpose to feed the world, transforming BRF into a more profitable and admired company, with strong brands and presence in different regions of the globe.

Abilio Diniz
Chairman of the
Board of Directors

Pedro Faria
Global Chief
Executive Officer

Management's Report for the Fourth Quarter 2016 Results
04

FINANCIAL HIGHLIGHTS

- Net operating revenues of R$8,590 million, 1.0% higher than in 3Q16;
- Gross profit of R$1,693 million (-10.1% q/q). Gross margin of 19.7%, 2.4 p.p. lower than in 3Q16;
- EBITDA of R$559 million (-36.9% q/q), with an EBITDA margin of 6.5%, 3.9 p.p. lower than in 3Q16;
- CAPEX of R$551 million in the quarter;
- Operating cash flow of R$748 million, post investments;
- As adjusted by (pro forma) the impacts of companies acquired, we had: (i) a financial cycle of 22.4 days, improving 10.4 days vs. 3Q16; and (ii) ROIC (Return on Invested Capital) of 8.26%.

Key Financial Indicators

Results - R$ Million	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Gross Revenues	**8,095**	**9,044**	**9,568**	**10,527**	**37,235**	**9,338**	**9,806**	**9,795**	**10,123**	**39,062**	**(3.8%)**	**4.9%**
Net Revenues	**7,048**	**7,913**	**8,281**	**8,955**	**32,197**	**8,120**	**8,515**	**8,508**	**8,590**	**33,733**	**(4.1%)**	**4.8%**
Gross Profit	2,164	2,525	2,601	2,799	10,089	2,031	1,918	1,884	1,693	7,526	(39.5%)	(25.4%)
Gross Margin (%)	30.7%	31.9%	31.4%	31.3%	31.3%	25.0%	22.5%	22.1%	19.7%	22.3%	(11.6) p.p.	(9.0) p.p.
EBIT	641	1,058	969	1,560	4,228	655	529	469	163	1,815	(89.6%)	(57.1%)
EBIT Margin (%)	9.1%	13.4%	11.7%	17.4%	13.1%	8.1%	6.2%	5.5%	1.9%	5.4%	(15.5) p.p.	(7.8) p.p.
EBITDA	**951**	**1,380**	**1,309**	**1,885**	**5,525**	**1,025**	**944**	**886**	**559**	**3,413**	**(70.4%)**	**(38.2%)**
EBITDA Margin (%)	13.5%	17.4%	15.8%	21.0%	17.2%	12.6%	11.1%	10.4%	6.5%	10.1%	(14.5) p.p.	(7.0) p.p.
Net Income	**462**	**364**	**687**	**1,415**	**2,928**	**39**	**31**	**18**	**(460)**	**(372)**	**(132.5%)**	**(112.7%)**
Net Margin (%)	6.5%	4.6%	8.3%	15.8%	9.1%	0.5%	0.4%	0.2%	(5.4%)	(1.1%)	(21.2) p.p.	(10.2) p.p.
Earnings per share[1]	**0.54**	**0.43**	**0.83**	**1.75**	**3.62**	**0.05**	**0.04**	**0,02**	**(0.58)**	**(0.47)**	**(133.0%)**	**(112.9%)**

[1] Consolidated Earnings per Share (in R$), excluding Treasury Shares.

Management's Report for the Fourth Quarter 2016 Results
05

4TH QUARTER 2016 RESULTS (4Q16)

Highlights of the Quarter and Subsequent Events

• Launch of OneFoods' operations, a subsidiary headquartered in Dubai, dedicated to the halal world. The company has 15 thousand employees and is present in more than 40 countries, with a fully integrated chain and solid leadership position, primarily in Gulf countries, through the Sadia brand.

• Acquisition of Banvit, the largest producer of poultry in Turkey (with a capacity of 600 thousand birds/day), fully integrated through five processing plants and one feed factory. Moreover, the company is a market leader, with a 13% market share and presents the highest brand recognition in the country. The transaction amounted to US$470 million in a partnership with QIA (Qatar Investment Authority).

• Conclusion of FFP joint-venture, the processing company of Halal food based in Malaysia.

• Issuance of Agribusiness Receivables Certificates (Certificados de Recebíveis do Agronegócio – CRA) in the amount of R$1.5 billion, segmented in two tranches: (i) 4 years at 96.00% of the CDI rate; and (ii) 7 years, adjusted by inflation based on the variation of the Brazilian Consumer Price Index (Índice de Preços ao Consumidor Amplo – IPCA), accruing interest at 5.8970% p.a.

• Temporary halt of the turkey slaughter´s plant in the city of Uberlândia, as part of the Company's strategy to adjust the industrial complex.

• Incorporation of a subsidiary in Egypt, in order to continue advancing in the value chain.

• Completion of the acquisition of 1.99% equity interest (or 77,583,000 shares) in COFCO Meat Holdings Ltd., a company that manufactures pork products in China. The transaction amounted to US$20 million.

Management's Report for the Fourth Quarter 2016 Results
06

INDUSTRY SCENARIO AND DYNAMICS

4Q16 brought a marginal recovery in terms of cost of grains, with a downward trend for corn prices and soy meal. The adjustment in the placement and production of chicken reflected on Brazilian exports, which decreased in the last months of 2016. Nonetheless, the increase of chicken production in some key countries led to a fierce competition with Brazilian exporters.

In 4Q16, the price of corn reached its lowest level in the year, although it remained above the levels of 2014 and 2015. In 4Q16, the price of soy meal decreased only slightly and remained approximately 5% above 1Q16 prices. It is worth noting that in 2Q16, the price of soy meal increased by almost 20% q/q and 39% y/y, due to the impact of El Niño on the climate in South America, affecting production in Brazil (the largest exporter of soy) and Argentina (the largest exporter of soy meal). Accordingly, Brazil remained in an unfavorable position in terms of competition compared to the other chicken producing countries, notwithstanding a positive trend, as shown in the chart below.

Feed Prices in Brazil & Selected Markets
Spread Esalq-USA
Brazil
USA
Europe
Ukraine
Cost of feed USD/bag
Spread USD/bag
22,50
20,00
17,50
15,00
12,50
10,00
7,50
5,00
2,50
0,00
15,00
12,50
10,50
7,50
5,00
2,50
0,00
-2,50
-5,00
dec-13
mar-14
jun-14
sep-14
dec-14
mar-15
jun-15
sep-15
dec-15
mar-16
jun-16
sep-16
dec-16

Source: ESALQ, CBOT, Euronext, Bloomberg, and BM&F

Management's Report for the Fourth Quarter 2016 Results
07

INDUSTRY SCENARIO AND DYNAMICS

In view of a persistent scenario of high cost of grains, along with Brazil's unfavorable competitive position, the margins of Brazilian producers remained under pressure in the quarter, resulting in a continuous reduction in the chicken´s placement and production.

Margin of Chiken Producers in Brazil¹
Chicken Price/Ration Cost
History Average
7,0
6,0
5,0
4,0
apr-11
jul-11
oct-11
jan-12
apr-12
jul-12
oct-12
jan-13
apr-13
jul-13
oct-13
jan-14
apr-14
jul-14
oct-14
jan-15
apr-15
jul-15
oct-15
jan-16
apr-16
jul-16
oct-16

Note [1]: Cost of feed adjusted by the cycle of chicken (approximately 60 days).

Source: SECEX, JOX, and BM&F.

Chicken Placement in Brazil 12M - APINCO
Heads (Million)
a/a%
6,800
6,600
6,400
6,200
6,000
5,800
5,600
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16

Chicken Production in Brazil 12M - APINCO
Volume (Thousand Tons)
a/a%
14,500
14,000
13,500
13,000
12,500
12,000
11,500
11,000
10,500
10,000
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16

Source: APINCO.

Management's Report for the Fourth Quarter 2016 Results
08

INDUSTRY SCENARIO AND DYNAMICS

This change was also evidenced by data from the Brazilian Foreign Trade Office (Secretaria de Comércio Exterior – SECEX), which showed an additional decrease in chicken export volumes in 4Q16 by approximately 11% compared to 4Q15. It is worth noting that in 2H16, these volumes decreased by approximately 9% in the yearly comparison.

Chicken Exports in Brazil - SECEX
Tons (Million)
a/a%
1,200
1,000
800
600
400
200
0
15%
9%
3%
-3%
-9%
-15%
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16

Source: SECEX.

Nonetheless, while Brazilian producers adjusted their production in view of the adverse industry scenario, other producing platforms in the world benefited from a greater relative competition (cheaper grains) and increased their production.

In Thailand, for example, the production of chicken meat increased by 10.7% in 2016 (15% in 2H16 vs. 1H16) and the volumes exported to other countries in Asia increased significantly in the In Natura segment. This effect was more clearly perceived in Japan, where local inventories were already high, resulting in increased pressure on Brazilian export prices and volumes.

Total Imported Inventory in Japan
Thousand Tons
150
140
130
120
110
Jan-16
Feb-16
Mar-16
Apr-16
May-16
Jun-16
Jul-16
Aug-16
Sep-16
Oct-16
Nov-16
Dec-16

Source: ALIC.

Management's Report for the Fourth Quarter 2016 Results
09

INDUSTRY SCENARIO AND DYNAMICS

In Europe, Poland increased its production by approximately 13% in 2016 (data available until October), as well as the number of shipments to other European countries. Ukraine also increased chicken production and, moreover, its export volumes, especially to the Middle East and Europe.

Chicken Production - Poland
Range 2011-14
2015
2016
Thousand Tons
200
175
150
125
100
75
50
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Chicken Production - Ukraine
Range 2011-14
2015
2016
Thousand Tons
125
115
105
95
85
75
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

Source: Local government.

The surplus volume from these countries, along with persistently high local inventories, pressured export prices in 4Q16. This trend was stronger in regions such as Europe and Japan, considering the appreciation of the Real vs. other local currencies: +4.0% vs. the Pound Sterling, +2.2% vs. Euro, and +5.1% vs. Yen.

Management's Report for the Fourth Quarter 2016 Results
10

4Q16 CONSOLIDATED RESULT

Net Operating Revenues (NOR)

In 4Q16, the consolidated net operating revenues of BRF totaled R$8.6 billion, representing an increase of 1% in the quarterly comparison. We managed to maintain our volume virtually stable in the quarter, while our average price increased by 1.3% q/q.

In 2016, our volume increased by 3.8% compared to 2015. In international markets, our volume increased by 16.7% and in Brazil, it contracted by 8.4%.

Volumes - Thousand Tons	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Poultry (In Natura)	462	495	490	491	1,938	477	501	519	510	2,006	3.8%	3.5%
Pork and Others (In Natura)	53	70	75	75	273	85	87	90	88	350	16.7%	28.2%
Processed foods	499	518	523	575	2,116	466	504	515	532	2,017	(7.6%)	(4.7%)
Others Sales	47	36	53	52	188	69	79	87	79	314	52.7%	67.2%
Total	1,061	1,120	1,141	1,193	4,515	1,097	1,171	1,211	1,208	4,688	1.3%	3.8%
NOR - R$ Million	7,048	7,913	8,281	8,955	32,197	8,120	8,515	8,508	8,590	33,733	(4.1%)	4.8%
Average Price (NOR)	6.64	7.07	7.26	7.51	7.13	7.40	7.27	7.02	7.11	7.20	(5.3%)	0.9%

Gross Profit

In 4Q16, our gross margin reached 19.7%, representing a decrease of 2.4 p.p. q/q. We managed to reduce our cost of idleness by R$12 million in the same period and improved discounts due to the shelf life of products (FIFO effect) by R$29 million. Nonetheless, these gains were offset by the strategy to protect volumes in certain regions, which resulted in lower prices and a decrease in margin.

Gross Profit - R$ Million	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Gross Profit	2,164	2,525	2,601	2,799	10,089	2,031	1,918	1,884	1,693	7,526	(39.5%)	(25.4%)
Gross Margin (%)	30.7%	31.9%	31.4%	31.3%	31.3%	25.0%	22.5%	22.1%	19.7%	22.3%	(11.6) p.p.	(9.0) p.p.

Management's Report for the Fourth Quarter 2016 Results
11

4Q16 CONSOLIDATED RESULT

Operating Expenses

In 4Q16, SG&A increased by 3.2% q/q primarily due to: (i) the marketing campaign on festive products in Brazil; and (ii) higher expenses with consulting, logistics, and storage services, among others. Accordingly, SG&A as a percentage of NOR reached 16.7%, representing an increase of 0.3 p.p. in the quarterly comparison.

Operating Expenses - R$ Million	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Selling Expenses	(1,084)	(1,154)	(1,237)	(1,331)	(4,806)	(1,208)	(1,230)	(1,255)	(1,273)	(4,966)	(4.3%)	3.3%
% of the NOR	(15.4%)	(14.6%)	(14.9%)	(14.9%)	(14.9%)	(14.9%)	(14.4%)	(14.7%)	(14.8%)	(14.7%)	0.0 p.p.	0.2 p.p.
General and Administrative Expenses	(108)	(115)	(143)	(140)	(506)	(134)	(142)	(138)	(163)	(577)	16.4%	14.1%
% of the NOR	(1.5%)	(1.5%)	(1.7%)	(1.6%)	(1.6%)	(1.6%)	(1.7%)	(1.6%)	(1.9%)	(1.7%)	(0.3) p.p.	(0.1) p.p.
Operating Expenses	(1,191)	(1,269)	(1,381)	(1,471)	(5,312)	(1,341)	(1,372)	(1,393)	(1,437)	(5,543)	(2.3%)	4.3%
% of the NOR	(16.9%)	(16.0%)	(16.7%)	(16.4%)	(16.5%)	(16.5%)	(16.1%)	(16.4%)	(16.7%)	(16.4%)	(0.3) p.p.	0.1 p.p.

Other Operating Results

In 4Q16, the Other Operating Results totaled a net expense of R$97.3 million, representing an increase of R$65 million q/q. This increase is mainly attributed to non-recurring expenses in the period, especially: (i) R$32 million related to the accession of BRF to the Amnesty Program (Regularize) in the State of Minas Gerais; (ii) R$19 million due to the halt of turkey production lines in the city of Uberlândia; and (iii) R$12 million resulting from the increase in provisions and municipal labor settlements.

Other Operating Results - R$ Million	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Other Operating Revenues	15	30	191	331	567	47	89	79	85	300	(74.2%)	(47.0%)
Other Operating Expenses	(288)	(219)	(400)	(105)	(1.011)	(93)	(111)	(111)	(183)	(498)	74.7%	(50.8%)
Other Operating Results	(273)	(189)	(209)	226	(445)	(46)	(22)	(32)	(97)	(197)	(143.1%)	(55.6%)
% of the NOR	(3.9%)	(2.4%)	(2.5%)	2.5%	(1.4%)	(0.6%)	(0.3%)	(0.4%)	(1.1%)	(0.6%)	(3.7) p.p.	0.8 p.p.

Management's Report for the Fourth Quarter 2016 Results
12

4Q16 CONSOLIDATED RESULT

EBIT

Consolidated EBIT totaled R$163 million in 4Q16, and EBIT margin decreased by 3.6 p.p. q/q. This result is driven by the compression of gross margin in connection with higher operating expenses.

EBIT - R$ Million	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Gross Profit	2,164	2,525	2,601	2,799	10,089	2,031	1,918	1,884	1,693	7,526	(39.5%)	(25.4%)
Operating Expenses	(1,191)	(1,269)	(1,381)	(1,471)	(5,312)	(1,341)	(1,372)	(1,393)	(1,437)	(5,543)	(2.3%)	4.3%
Other Operating Results	(273)	(189)	(209)	226	(445)	(46)	(22)	(32)	(97)	(197)	(143.1%)	(55.6%)
Equity Income	(59)	(8)	(43)	6	(104)	12	5	9	4	29	(38.7%)	(128.2%)
EBIT	641	1,058	969	1,560	4,228	655	529	469	163	1,815	(89.6%)	(57.1%)
EBIT Margin (%)	9.1%	13.4%	11.7%	17.4%	13.1%	8.1%	6.2%	5.5%	1.9%	5.4%	(15.5) p.p.	(7.8) p.p.

Financial Result

Financial result is a combination of several factors. In order to provide a better understanding, we classified it under the following main categories: (i) net interest on debt/investments; (ii) adjustment to present value of assets and liabilities; (iii) interest on and/or adjustment for inflation of assets/liabilities, taxes, and commissions; and (iv) exchange rate variation, among others. In 4Q16, net financial results totaled a negative amount of R$600 million, as follows:

(i) Net interest totaled R$341 million, representing a decrease of R$30 million compared to R$371 million in 3Q16. This decrease is primarily due to the premium paid (difference in relation to the par value) for the Tender Offer of the Bonds (2020 and 2022) conducted in September, totaling R$32 million;

(ii) Adjustment to present value totaled R$88 million compared to R$106 million in 3Q16, due to a decreased balance in accounts payable regarding the purchases of corn, as a result of the end of the second corn crop (safrinha) in the Center-west region of Brazil;

(iii) Interest, adjustment for inflation and others totaled R$61 million vs. R$1 million in 3Q16. Notwithstanding this variation, figures are consistent with 1Q16 and 2Q16. The difference is due to the non-recurring impact of tax credits in 3Q16 in the amount of R$43 million;

(iv) Exchange rate variation and others totaled an expense of R$110 million vs. an income of R$54 million in 3Q16. Our hedging strategy aims primarily at neutralizing the impacts of the exchange rate variation. The result in 4Q16 is due to a large volume of foreign trade and international transactions in different currencies, in addition to heightened exchange rate volatility in the period (despite stable USD/BRL exchange rates at the closing of 3Q16 vs. 4Q16).

R$ Million	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Financial Income	1,877	(345)	1,700	124	3,355	953	834	96	490	2,374	296.3%	(29.3%)
Financial Expenses	(1,984)	(311)	(2,225)	(505)	(5,025)	(1,557)	(1,338)	(521)	(1,090)	(4,506)	115.9%	(10.3%)
Net Financial Result	(108)	(657)	(525)	(381)	(1,670)	(604)	(504)	(425)	(600)	(2,133)	57.4%	27.7%

Management's Report for the Fourth Quarter 2016 Results
13

4Q16 CONSOLIDATED RESULT

Net Income (Loss)

In 4Q16, the Company presented a net loss of R$460 million, primarily affected by our operating performance in the quarter.

R$ Million	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Net Income	462	364	687	1,415	2,928	39	31	18	(460)	(372)	(132.5%)	(112.7%)
Net Margin (%)	6.5%	4.6%	8.3%	15.8%	9.1%	0.5%	0.4%	0.2%	(5.4%)	(1.1%)	(21.2) p.p.	(10.2) p.p.
Earning per share[1]	0.54	0.43	0.83	1.75	3.62	0.05	0.04	0.02	(0.58)	(0.47)	(133.0%)	(112.9%)

EBITDA

Consolidated EBITDA totaled R$559 million in 4Q16, with an EBITDA margin of 6.5%. This result was mainly driven by lower gross profit, which reflected the still-adverse industry scenario, but also the Company's strategy to protect its market positioning in some key regions.

EBITDA - R$ Million	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Net Income	462	364	687	1,415	2,928	39	31	18	(460)	(372)	(132.5%)	(112.7%)
Income Tax and Social Contribution	72	29	(235)	(255)	(390)	9	8	27	5	50	(102.0%)	(112.8%)
Net Financial	108	657	525	381	1,670	604	504	425	600	2,133	57.4%	27.7%
Depreciation and Amortization	310	330	332	344	1,317	372	401	415	414	1,603	20.3%	21.7%
EBITDA	951	1,380	1,309	1,885	5,525	1,025	944	886	559	3,413	(70.4%)	(38.2%)
EBITDA Margin (%)	13.5%	17.4%	15.8%	21.0%	17.2%	12.6%	11.1%	10.4%	6.5%	10.1%	(14.5) p.p.	(7.0) p.p.

Management's Report for the Fourth Quarter 2016 Results
14

PERFORMANCE BY REGION

Results by region 4Q16	Total	Brazil	MENA	Asia	Europe/ Eurasia	LATAM	Africa	Other Segments	Corporate
Volume (Thousand Tons)	1,208	539	226	184	97	74	50	38	-
NOR (R$, Million)	8,590	4,036	1,481	1,129	860	585	201	297	-
Average Price NOR - R$	7.11	7.49	6.55	6.12	8.85	7.94	4.03	7.80	-
Gross Profit (R$, Million)	1,693	1,024	333	195	22	95	34	(10)	
Gross Margin (%)	19.7%	25.4%	22.5%	17.3%	2.6%	16.2%	17.1%	(3.4%)	-
EBIT (R$, Million)	163	271	20	86	(91)	(9)	2	(26)	(90)
EBIT Margin (%)	1.9%	6.7%	1.4%	7.6%	(10.6%)	(1.6%)	0.8%	(8.7%)	-
EBITDA (R$, Million)	559	444	108	133	(44)	20	12	(25)	(90)
EBITDA Margin (%)	6.5%	11.0%	7.3%	11.8%	(5.1%)	3.5%	6.1%	(8.4%)	-

Management's Report for the Fourth Quarter 2016 Results
15

PERFORMANCE BY REGION
BRAZIL

The fourth quarter in Brazil is always marked by the seasonality of festive products. Historically, these products leverage the margins and results in the region. However, 2016 was atypical in this sense. The period of production of festive products, which primarily takes place in the second quarter, witnessed the peak of the grains price. As a result, these products were manufactured at an average cost 16% higher than in the previous year.

In view of the weakened consumption level in Brazil, the competition dynamics of festive products became fiercer and, notwithstanding the volumes in line with the previous year, the increase in price was marginal and did not offset the increase in costs. The highlights were the Chester Perdigão campaign, which increased volumes compared to the previous year, and the lower volume of remaining products post the festive period.

The remaining of the portfolio continues to face a challenging scenario, with a decrease in volumes of 9.1% y/y in 4Q16, primarily affected by the Traditional channel. On the other hand, the Wholesale channel increased consistently by 17.0% in 2H16 vs. 1H16.

Our efforts to optimize our chain, through an improved integrated planning, resulted in: (i) a reduction in idleness and (ii) discounts due to the shelf life of products, which decreased to R$114 million vs. R$143 million in 3Q16. This, along with the pass through of prices in September, increased prices of processed products by approximately 2.5%. Accordingly, 4Q16 closed with NOR of R$4 billion (+10% q/q).

Regarding expenses, we maintained the same discipline witnessed throughout the year and, despite marketing expenses with the festive products campaign, we managed to reduce our operating expenses as a percentage of NOR by 50 bps (q/q). Accordingly, 4Q16 closed with EBITDA of R$444 million and EBITDA margin of 11% in the region.

In December, we implemented the last pass through of prices in order to recover marginal profitability per kilo, anticipating a price pass through that was planned to 2017. Accordingly, we started 2017 with an average price per kilo as planned and approximately 5% above that recorded in 3Q16.

Brazil	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Volume (Thousand Tons)	538	537	554	593	2,221	484	495	516	539	2,034	(9.1%)	(8.4%)
Poultry (In Natura)	102	94	94	98	389	92	76	97	111	377	12.6%	(3.0%)
Pork and Others (In Natura)	24	27	24	23	98	24	26	23	24	98	6.0%	(0.5%)
Processed foods	403	421	424	462	1,710	357	381	382	393	1,514	(14.8%)	(11.5%)
Others Sales	9	(5)	11	10	25	11	11	13	10	45	5.0%	83.8%
Net Operating Revenues (R$, Million)	3,626	3,763	3,740	4,126	15,256	3,541	3,566	3,666	4,036	14,808	(2.2%)	(2.9%)
Average price (R$/Kg)	6.74	7.01	6.75	6.96	6.87	7.31	7.20	7.11	7.49	7.28	7.6%	6.0%
Gross Profit (R$, Million)	1,192	1,233	1,131	1,329	4,884	1,031	912	953	1,024	3,920	(22.9%)	(19.7%)
Gross Margin (%)	32.9%	32.8%	30.2%	32.2%	32.0%	29.1%	25.6%	26.0%	25.4%	26.5%	(6.8) p.p.	(5.5) p.p.
EBIT (R$, Million)	355	427	273	492	1,547	334	202	221	271	1,028	(44.9%)	(33.5%)
EBIT Margin (%)	9.8%	11.4%	7.3%	11.9%	10.1%	9.4%	5.7%	6.0%	6.7%	6.9%	(5.2) p.p.	(3.2) p.p.
EBITDA (R$, Million)	494	566	412	635	2,108	485	370	397	444	1,697	(30.1%)	(19.5%)
EBITDA Margin (%)	13.6%	15.0%	11.0%	15.4%	13.8%	13.7%	10.4%	10.8%	11.0%	11.5%	(4.4) p.p.	(2.4) p.p.

Management's Report for the Fourth Quarter 2016 Results
16

PERFORMANCE BY REGION BRAZIL

Market Share

According to the most recent Nielsen survey, our total market share decreased by 0.6 p.p. considering a consumption scenario that is still tight. Competition from regional brands, positioned between 60% and 80% of the price index, primarily affected the Filled and Ready Made Dishes. The main subcategories affected were Breaded and Lasagnas, which suffered from competition. Nonetheless, we managed to increase our market share in Ready-to-Eat Meals.

In the Margarines category, we were market leaders and followed the strategy of increasing profitability, which resulted in a 0.7 p.p. decrease in market share vs. the last reading. According to a weekly survey conducted by Nielsen in large retail shops, consumer price has already increased by 29% for Qualy.

The positive highlight was the Cold Cuts category, which increased by 0.3 p.p., recovering market share, primarily due to the salami subcategory, which increased by 2.7 p.p. with the return of Perdigão salami, showing an improvement in the execution of our dual brand strategy. This is one of our priority categories for 2017, and we already started with big marketing initiatives and a promotional campaign for consumers.

Share Value - Last Survey 2016

58.8%
36.4%
59.4%
62.7%
55.9%
Ready Made Dishes
Filled
Cold Cuts
Margarines
Total

Source: Nielsen Bimonthly Retail – Margarines and Ready-made Dishes (Oct/Nov survey); Filled and Cold Cuts (Nov/Dec survey)

Management's Report for the Fourth Quarter 2016 Results
17

PERFORMANCE BY REGION

MIDDLE EAST/NORTH OF AFRICA (MENA)

NOR from the MENA region totaled R$1,481 million in 4Q16 (-5.2% q/q) due to: (i) a 3.0% decrease in volumes, as a result of (i) a more challenging macroeconomic scenario in the region; and (ii) lower average prices in Reais (-2.1% q/q) given the strategy to protect our volumes in key countries.

On the other hand, the volume of processed products maintained its accelerated growth (+15.1% q/q), in line with the strategy to develop the category in the region, innovating, improving the mix of products/channels, and further understanding the needs of final consumers.

However, notwithstanding our Zero-Based Budgeting (ZBB) efforts to reduce expenses, EBITDA margin decreased by 3.7 p.p. q/q in 4Q16. EBITDA margin was negatively affected by the increase in the unit cost per kilo, reflecting elevated inventories of the Company in the region.

Our direct distribution operations accounted for 59.7% of the total volume in the quarter (+6 p.p. q/q), representing 77% of the gross profit from the region, with an average Gross Margin 13 p.p. higher compared to the CFR business (direct exports from Brazil).

In terms of market share in the Gulf region, the Sadia brand continued to gain market share and closed 2016 as follows: (i) Griller (in-natura lightweight chicken): 43%; (ii) Chicken cuts: 57%; (iii) Hamburger & Breaded: 19%; and (iv) Chicken franks: 46%.

MENA	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Volume (Thousand Tons)	218	233	233	239	923	227	241	233	226	927	(5.3%)	0.4%
Poultry (In Natura)	203	221	221	220	866	208	222	214	204	849	(7.2%)	(2.0%)
Pork and Others (In Natura)	0	1	1	1	2	1	1	1	1	3	(17.0%)	10.5%
Processed foods	14	12	11	17	55	18	19	18	21	76	20.2%	38.0%
Net Operating Revenues (R$, Million)	1,343	1,579	1,677	1,758	6,358	1,584	1,600	1,562	1,481	6,227	(15.8%)	(2.1%)
Average price (R$/Kg)	6.16	6.76	7.19	7.37	6.89	6.99	6.63	6.69	6.55	6.71	(11.1%)	(2.5%)
Gross Profit (R$, Million)	397	579	667	651	2,294	447	405	395	333	1,580	(48.9%)	(31.1%)
Gross Margin (%)	29.6%	36.7%	39.7%	37.0%	36.1%	28.2%	25.3%	25.3%	22.5%	25.4%	(14.6) p.p.	(10.7) p.p.
EBIT (R$, Million)	155	320	356	316	1,148	123	137	69	20	349	(93.7%)	(69.6%)
EBIT Margin (%)	11.6%	20.3%	21.2%	18.0%	18.1%	7.8%	8.5%	4.4%	1.4%	5.6%	(16.6) p.p.	(12.5) p.p.
EBITDA (R$, Million)	224	401	454	394	1,472	214	244	171	108	736	(72.6%)	(50.0%)
EBITDA Margin (%)	16.7%	25.4%	27.1%	22.4%	23.2%	13.5%	15.2%	11.0%	7.3%	11.8%	(15.1) p.p.	(11.3) p.p.
Export Volume of Brazil (CFR)*	114	116	124	119	473	106	119	108	91	425	(23.5%)	(10.1%)
% in total volume	52.2%	49.7%	53.1%	49.9%	51.2%	46.8%	49.5%	46.5%	40.3%	45.8%	(9.6) p.p.	(5.3) p.p.

*CFR (Cost and freight)

Management's Report for the Fourth Quarter 2016 Results

18

PERFORMANCE BY REGION
ASIA

In Asia, NOR totaled R$1,129 million in 4Q16, representing a decrease of 12.3% in the quarterly comparison. The decrease of 7% q/q in our volumes was affected by: (i) the lower volume in Japan (-29.4% q/q), pressured by local inventories, which are still elevated, and by the depreciation of local currency against the Real (-5.1% q/q); (ii) the suspension of one out of four qualified plants for China, resulting in a decrease in volumes for that country; and (iii) the more aggressive local competition. In view of a still challenging industry scenario, our prices in Reais decreased by -5.7% q/q.

On the other hand, in line with our ZBB plan, we remained focused on the reduction in corporate spending, decreasing operating expenses by 10.2% q/q and partially mitigating the negative impacts of the quarter. As a result, EBITDA margin from the region reached 11.8% in 4Q16, representing a decrease of 2.5 p.p. q/q.

ASIA	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Volume (Thousand Tons)	111	126	108	118	464	161	180	198	184	723	56.3%	56.1%
Poultry (In Natura)	100	114	96	101	411	116	128	138	119	501	18.0%	22.0%
Pork and Others (In Natura)	9	9	10	14	43	17	16	18	20	71	35.7%	66.3%
Processed foods	2	3	2	3	10	7	9	10	10	36	213.4%	266.6%
Others Sales	0	0	0	0	0	20	26	32	37	115	-	-
Net Operating Revenues (R$, Million)	745	899	764	882	3,290	1,071	1,261	1,288	1,129	4,749	28.0%	44.4%
Average price (R$/Kg)	6.70	7.14	7.06	7.47	7.10	6.67	7.01	6.49	6.12	6.56	(18.1%)	(7.5%)
Gross Profit (R$, Million)	258	312	246	244	1,060	212	280	258	195	944	(20.2%)	(10.9%)
Gross Margin (%)	34.7%	34.7%	32.1%	27.7%	32.2%	19.8%	22.2%	20.0%	17.3%	19.9%	(10.4) p.p.	(12.3) p.p.
EBIT (R$, Million)	187	232	150	132	701	109	164	139	86	498	(34.7%)	(28.9%)
EBIT Margin (%)	25.1%	25.8%	19.6%	15.0%	21.3%	10.2%	13.0%	10.8%	7.6%	10.5%	(7.3) p.p.	(10.8) p.p.
EBITDA (R$, Million)	226	273	190	174	862	155	210	184	133	683	(23.2%)	(20.8%)
EBITDA Margin (%)	30.3%	30.3%	24.8%	19.7%	26.2%	14.5%	16.7%	14.3%	11.8%	14.4%	(7.9) p.p.	(11.8) p.p.
Export Volume of Brazil (CFR)*	111	126	108	117	462	125	134	149	134	543	14.2%	17.3%
% in total volume	99.9%	99.9%	99.8%	99.5%	99.8%	78.0%	74.3%	75.4%	72.7%	75.0%	(24.4) p.p.	(24.8) p.p.

*CFR (Cost and freight)

Management's Report for the Fourth Quarter 2016 Results
19

PERFORMANCE BY REGION EUROPE/ EURASIA

The macroeconomic and industry scenario in Europe continued very challenging. The exit of Great Britain from the European Union continued to affect exchange rates in the quarter, which resulted in additional depreciation of the Pound Sterling vs. Real (-4.0% q/q). For full-year 2016, the Pound Sterling depreciated by 31.4% against the Real while the Euro depreciated by 21.6%.

Moreover, a relatively favorable scenario for grains in the region led local producers to increase their poultry production (turkey and chicken), which pressured prices further since they are not subject to the quotas of the region. It is worth noting that the prices established by local producers turn into limit prices for importers, once imported products are usually frozen, which are cheaper than chilled products (main product offered by local producers).

In this scenario, one of the countries that stood out was Poland, whose production increased by 13% in the aggregate for the year until October, recording volumes above historical average. Poland directly competes with BRF, especially on turkey sales in the food service channel, the main channel of the Company in the region. Turkey is the second main product of BRF in this sub-region, representing approximately 20% of its portfolio. It is worth noting that we faced a highly challenging moment in the turkey cycle, with an offer surplus not only from Poland, but also from the United States.

Notwithstanding a 1.3% increase in volumes q/q in the Europe sub-region, consolidated volumes decreased by 5.3% q/q due to the seasonality of the end year in Eurasia. As a result, NOR decreased by 10.6% q/q and totaled R$860 million in 4Q16.

Considering the fiercer competition and the elevated inventories in the region, we prioritized the protection of our volume and market share through more competitive prices, primarily in channels such as the food service channel. In view of all these challenges, EBITDA margin from the region contracted by 8.5 p.p. q/q.

Europe/Eurasia	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Volume (Thousand Tons)	72	88	100	92	353	93	102	103	97	395	5.1%	11.7%
Poultry (In Natura)	20	23	29	23	95	21	28	20	18	88	(19.9%)	(7.2%)
Pork and Others (In Natura)	10	21	28	25	83	29	26	27	22	103	(12.2%)	23.9%
Processed foods	42	45	44	45	175	44	48	55	57	204	27.5%	16.2%
Net Operating Revenues (R$, Million)	622	846	1,124	1,048	3,640	958	1,019	963	860	3,800	(17.9%)	4.4%
Average price (R$/Kg)	8.60	9.59	11.21	11.33	10.30	10.27	10.02	9.38	8.85	9.63	(21.9%)	(6.5%)
Gross Profit (R$, Million)	168	231	326	294	1,019	168	141	95	22	426	(92.4%)	(58.2%)
Gross Margin (%)	27.1%	27.3%	29.0%	28.1%	28.0%	17.6%	13.8%	9.8%	2.6%	11.2%	(25.5) p.p.	(16.8) p.p.
EBIT (R$, Million)	82	127	197	167	573	47	24	(21)	(91)	(41)	(154.2%)	(107.2%)
EBIT Margin (%)	13.1%	15.0%	17.6%	16.0%	15.8%	4.9%	2.3%	(2.2%)	(10.6%)	(1.1%)	(26.5) p.p.	(16.8) p.p.
EBITDA (R$, Million)	120	165	233	199	717	96	78	32	(44)	162	(122.3%)	(77.5%)
EBITDA Margin (%)	19.3%	19.4%	20.7%	19.0%	19.7%	10.0%	7.7%	3.4%	(5.1%)	4.3%	(24.1) p.p.	(15.4) p.p.
Export Volume of Brazil (CFR)*	43	52	57	51	203	57	59	55	48	219	(5.6%)	8.2%
% in total volume	59.0%	58.7%	57.0%	55.2%	43.5%	61.1%	57.7%	54.0%	49.5%	55.5%	12.0 p.p.	12.0 p.p.

*CFR (Cost and freight)

Management's Report for the Fourth Quarter 2016 Results
20

PERFORMANCE BY REGION

LATIN AMERICA (LATAM)

In 4Q16, NOR from Latam totaled R$585 million (+6.3% q/q), positively affected by higher volumes (+8.5% q/q) due to: (i) greater volumes for Mexico and Cuba in the quarter; and (ii) greater volumes of processed products in the Southern Cone region, especially for Sadia hamburger and french fries (launched in December in the market in Argentina).

On the other hand, the economic crisis in Argentina continued to impact the profitability of the region due to a high inflation rate and lower consumer´s disposable income, resulting in a downtrade of categories/channels. Moreover, the offer surplus of turkey in Chile, which accounts for 50% of this market, pressured prices and decreased margins, especially considering the challenging momentum of the turkey cycle internationally. Accordingly, the consolidated EBITDA margin from the region decreased by 8.9 p.p. q/q.

LATAM	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Volume (Thousand Tons)	47	53	59	65	224	49	60	68	74	251	12.6%	12.3%
Poultry (In Natura)	14	17	20	22	73	15	18	16	23	71	2.6%	(2.8%)
Pork and Others (In Natura)	6	6	6	6	24	3	5	9	9	26	51.4%	8.2%
Processed foods	27	29	32	37	126	32	37	41	42	151	12.3%	19.7%
Outras Vendas	0	0	0	0	0	0	1	2	0	3	-	-
Net Operating Revenues (R$, Million)	394	457	565	717	2.132	438	511	550	585	2,084	(18.3%)	(2.3%)
Average price (R$/Kg)	8.32	8.70	9.65	10.96	9.53	8.87	8.44	8.11	7.94	8.29	(27.5%)	(13.0%)
Gross Profit (R$, Million)	73	98	131	181	483	83	96	130	95	404	(47.6%)	(16.2%)
Gross Margin (%)	18.5%	21.4%	23.1%	25.3%	22.6%	19.0%	18.8%	23.6%	16.2%	19.4%	(9.1) p.p.	(3.2) p.p.
EBIT (R$, Million)	3	8	46	71	128	17	18	39	(9)	65	(113.0%)	(49.4%)
EBIT Margin (%)	0.7%	1.8%	8.2%	9.9%	6.0%	3.9%	3.5%	7.1%	(1.6%)	3.1%	(11.4) p.p.	(2.9) p.p.
EBITDA (R$, Million)	19	23	64	93	200	40	46	68	20	175	(78.1%)	(12.5%)
EBITDA Margin (%)	4.9%	5.1%	11.3%	13.0%	9.4%	9.2%	9.0%	12.4%	3.5%	8.4%	(9.5) p.p.	(1.0) p.p.
Export Volume of Brazil (CFR)*	8	11	12	18	48	12	15	15	21	64	17.6%	32.4%
% in total volume	16.6%	20.4%	19.8%	27.7%	21.5%	24.3%	25.0%	22.7%	28.9%	25.4%	2.9 p.p.	3.8 p.p.

*CFR (Cost and freight)

Management's Report for the Fourth Quarter 2016 Results
21

PERFORMANCE BY REGION
AFRICA

Volumes in Africa continue to escalate (+6.5% q/q), despite specific macroeconomic challenges in the region, such as the low oil price and high inflation. As a result, NOR totaled R$201 million in 4Q16, increasing 5.1% q/q. Notwithstanding the increase in volumes q/q in the region, the increased market share of in-natura products negatively affected our EBITDA margin by 2.1 p.p. q/q.

Africa	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Volume (Thousand Tons)	35	38	41	43	156	37	45	47	50	178	16.6%	14.2%
Poultry (In Natura)	22	24	26	26	98	23	28	32	35	117	33.3%	19.5%
Pork and Others (In Natura)	4	6	6	6	22	6	7	7	6	26	2.3%	18.9%
Processed foods	9	7	9	11	36	8	10	8	9	35	(15.5%)	(2.8%)
Net Operating Revenues (R$, Million)	156	173	204	206	739	176	199	191	201	768	(2.5%)	3.9%
Average price (R$/Kg)	4.50	4.61	4.96	4.82	4.73	4.77	4.45	4.09	4.03	4.31	(16.4%)	(9.1%)
Gross Profit (R$, Million)	55	58	77	70	259	48	51	37	34	170	(50.5%)	(34.4%)
Gross Margin (%)	35.1%	33.3%	37.6%	33.8%	35.0%	27.1%	25.5%	19.3%	17.1%	22.1%	(16.6) p.p.	(12.9) p.p.
EBIT (R$, Million)	25	24	36	26	112	12	16	5	2	34	(94.0%)	(69.4%)
EBIT Margin (%)	16.2%	14.0%	17.8%	12.7%	15.2%	7.0%	7.8%	2.5%	0.8%	4.5%	(11.9) p.p.	(10.7) p.p.
EBITDA (R$, Million)	33	33	47	34	147	22	26	16	12	76	(64.4%)	(48.5%)
EBITDA Margin (%)	21.2%	19.3%	22.8%	16.7%	19.9%	12.5%	13.0%	8.2%	6.1%	9.9%	(10.6) p.p.	(10.0) p.p.
Export Volume of Brazil (CFR)*	35	38	41	43	156	37	45	47	50	178	16,6%	14,2%
% in total volume	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	0,0 p.p.	0,00 p.p.

*CFR (Cost and freight)

Management's Report for the Fourth Quarter 2016 Results

22

OTHER SEGMENTS

We included in "Other Segments" all volumes of BRF's non-core products, such as animal feed, flours, beef, etc., conducted by "Global Desk." In order to reduce inventories in 4Q16, we had a greater use of higher value-added raw material , which led to a negative EBITDA of R$25 million.

Other Segments	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Volume (Thousand Tons)	40	45	46	43	173	46	48	47	38	179	(11.1%)	3.1%
Poultry (In Natura)	0	2	3	1	7	1	1	1	0	3	(52.8%)	(55.7%)
Pork and Others (In Natura)	0	0	0	0	0	6	6	6	6	23	-	-
Processed foods	1	1	1	1	3	0	0	1	0	1	(76.3%)	(54.7%)
Others Sales	39	41	42	42	163	39	41	40	32	151	(24.1%)	(7.3%)
Net Operating Revenues (R$, Million)	163	195	206	218	782	353	358	288	297	1,297	36.2%	65.9%
Average price (R$/Kg)	4.07	4.37	4.49	5.09	4.51	7.72	7.44	6.18	7.80	7.26	53.2%	60.9%
Gross Profit (R$, Million)	20	15	25	30	90	42	33	17	(10)	82	(133.3%)	(8.7%)
Gross Margin (%)	12.3%	7.5%	12.1%	14.0%	11.5%	12.0%	9.2%	5.8%	(3.4%)	6.3%	(17.4) p.p.	(5.2) p.p.
EBIT (R$, Million)	13	4	(6)	20	31	28	17	1	(26)	21	(230.4%)	(31.8%)
EBIT Margin (%)	8.0%	2.2%	(3.0%)	9.1%	4.0%	8.1%	4.8%	0.5%	(8.7%)	1.6%	(17.8) p.p.	(2.3) p.p.
EBITDA (R$, Million)	13	5	(6)	20	32	29	18	2	(25)	25	(225.4%)	(22.0%)
EBITDA Margin (%)	8.0%	2.5%	(3.0%)	9.1%	4.0%	8.3%	5.1%	0.8%	(8.4%)	1.9%	(17.5) p.p.	(2.1) p.p.

Corporate

As mentioned in "Other Operating Results," the main impacts include: (i) R$32 million regarding the accession of BRF to the Amnesty Program (Regularize) in the State of Minas Gerais; (ii) R$19 million from the halt of the turkey production lines in the city of Uberlândia; and (iii) R$12 million resulting from the increase in provisions and municipal labor settlements.

R$ - Million	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Other Operating Results	(112)	(66)	(36)	336	121	(16)	(49)	15	(90)	(140)	(126.8%)	(214.9%)
Equity Income	(67)	(20)	(48)	0	(135)	-	-	-	-	-	-	(100.0%)
EBIT	(179)	(86)	(84)	336	(13)	(16)	(49)	15	(90)	(140)	(126.8%)	-
EBITDA	(179)	(86)	(84)	336	(13)	(16)	(49)	15	(90)	(140)	(126.8%)	-

Management's Report for the Fourth Quarter 2016 Results
23

INVESTMENTS (CAPEX)

Investments made in the quarter totaled R$551 million, of which R$350 million was invested in growth, efficiency, support, and others; while R$201 million was invested in biological assets.

For full-year 2016, we invested R$1,516 million in growth, efficiency, and support; and R$784 million in biological assets, totaling R$2,300 million. We also highlight an investment of R$295 million to increase our fixed assets through leasing agreements, capitalized interest, and intangible assets, among others.

The main projects in 4Q16 are, among others:

• Innovation and Quality: investments of R$38 million, among which we highlight: (i) the reformulation of the packaging of our products; (ii) the line of ready-to-eat meals in a partnership project with Chef Jamie Oliver; (iii) the launching of new SKUs of ready-to-eat meals, among others, in addition to all investments for the maintenance and constant improvement in the quality of our products.

• Market Demand: R$102 million invested, of which major investments were made in (i) the Chinese market, in special chicken cuts (Individually Quick Frozen – IQF) and pork with higher value added; (ii) the Middle East, in special chicken griller cuts; (iii) Argentina, in an improved mix of processed products (Hamburguesas); and (iv) Brazil, in sliced salami, fine sausages, and an improved logistics network, among others.

• Efficiency and Support/IT: we highlight investments in systems to improve inventory management (SAP EIS) and in the sales system ("Sales Force").

Management's Report for the Fourth Quarter 2016 Results
24

FINANCIAL CYCLE

The Company's pro-forma financial cycle amounted to 22.4 days in 4Q16, the lowest level in recent years, representing an improvement of 10.4 days in the quarterly comparison.

The decrease in the Company's financial cycle is primarily due to: (i) the reduction in inventories of finished products in Brazil (festive products) and in certain international markets; (ii) a lower inventory of corn (second corn crop) compared to 3Q16; and (iii) the continuous effort of the Company to improve accounts payable.

Financial Cicle
Giro CAR+ Giro Estoque - Giro CAP

Days
37
34
38
33
37
34
39
33
34
22
Dec
Mar
Jun
Sep
Dec
2016
2015

Giro de Estoque
360 / (CPV LTM / Estoques)

Days
87
66
85
76
86
81
93
92
87
87
Dec
Mar
Jun
Sep
Dec
2016
2015

Giro de Contas a Receber
360 / (ROL LTM / Contas a Receber)

Days
43
35
33
30
33
34
39
30
43
32
Dec
Mar
Jun
Sep
Dec
2016
2015

Giro de Contas a Pagar
360 / (CPV LTM / Contas a Pagar)

Days
96
65
80
73
82
80
93
90
97
96
Dec
Mar
Jun
Sep
Dec
2016
2015

Management's Report for the Fourth Quarter 2016 Results
25

MANAGERIAL FREE CASH FLOW

In order to provide more transparency and quality to the information disclosed, allowing our investors and stakeholders to better understand the course of our businesses, we have been reporting the managerial view of the Company's Free Cash Flow since 2Q16. The information presented herein is derived from the Quarterly Financial Information.

The generation of operating cash flow totaled R$1,299 million in 4Q16, driven by a positive cash EBITDA of R$737 million and a positive variation in working capital and other balance sheet items. This generation of cash met our Capex requirements in the quarter, which totaled R$551 million. Accordingly, the generation of cash flow after capital expenditures totaled R$748 million, showing the resilience of the Company's cash generation even in the challenging times we are facing.

The impact of the financial result and exchange rate variations on the cash flow in the quarter totaled an expense of R$494 million. Accordingly, cash flows totaled a positive amount of R$372 million.

Evolution of Cash Generation (Operating Cash Flow – Capex) – R$MM

975
844
414
562
(232)
113
778
748
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16

Management's Report for the Fourth Quarter 2016 Results
26

MANAGERIAL FREE CASH FLOW

Managerial Free Cash Flow (R$ million)	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016
EBITDA	951	1,380	1,522	1,885	5,738	1,025	944	886	559	3,413
Other cash adjustments	65	66	57	(75)	113	49	8	58	178	292
EBITDA Cash	**1,016**	**1,446**	**1,579**	**1,810**	**5,851**	**1,074**	**951**	**943**	**737**	**3,705**
Δ Working Capital & Others	250	(87)	(534)	(547)	(919)	(698)	(43)	475	562	296
Δ Accounts Receivable	484	(305)	(473)	(494)	(788)	946	(35)	419	(123)	1,208
Δ Inventories	(465)	(142)	(689)	52	(1,245)	(380)	(265)	(582)	511	(716)
Δ Suppliers	380	325	751	442	1,898	(445)	381	640	422	998
Others	(149)	35	(123)	(547)	(784)	(819)	(124)	(3)	(247)	(1,193)
Cash Flow from Operating Activities	**1,266**	**1,359**	**1,045**	**1,263**	**4,933**	**375**	**908**	**1,419**	**1,299**	**4,001**
Capex	(292)	(515)	(631)	(701)	(2,139)	(608)	(795)	(641)	(551)	(2,595)
M&A (Aquisition and Receivable from Disposals of Property, Plant and Equipment)	104	(171)	2.101	(148)	1.887	(2,088)	(595)	27	118	(2,538)
Cash Flow from Investing Activities	**(188)**	**(686)**	**1,471**	**(848)**	**(252)**	**(2,696)**	**(1,390)**	**(614)**	**(433)**	**(5,133)**
Financial Results and FX Variations	(804)	(139)	(1,951)	480	(2,414)	353	(53)	(763)	(550)	(1,013)
Treasury Shares Acquisition/ Disposal	(1,009)	(255)	(1,137)	(1,282)	(3,683)	(179)	(360)	0	2	(537)
Dividends and Interest on Shareholders' Equity Paid	(463)	-	(426)	-	(889)	(663)	-	(460)	-	(1,123)
Debt Variation	1,531	(1,614)	4,211	(129)	3,999	2,060	(53)	1,586	54	3,646
Cash Flow from Financing Activities	**(745)**	**(2,008)**	**697**	**(931)**	**(2,987)**	**1,571**	**(466)**	**363**	**(494)**	**973**
Cash Variation	**333**	**(1,335)**	**3.213**	**(517)**	**1,694**	**(749)**	**(948)**	**1.167**	**372**	**(158)**
Cash and cash equivalents - initial	6,815	7,148	5,813	9,026	6,815	8,509	7,760	6,811	7,979	8,509
Cash and cash equivalents - final	7,148	5,813	9,026	8,509	8,509	7,760	6,811	7,979	8,351	8,351
Total Debt - initial	11,847	13,378	11,764	15,975	11,847	15,846	17,905	17,852	19,438	15,846
Total Debt - final	13,378	11,764	15,975	15,846	15,846	17,905	17,852	19,438	19,492	19,492
Net Debt	**6,230**	**5,951**	**6,949**	**7,337**	**7,337**	**10,146**	**11,041**	**11,459**	**11,141**	**11,141**

Management's Report for the Fourth Quarter 2016 Results
27

INDEBTEDNESS

In 4Q16, the Company's net debt totaled R$11.1 billion, compared to R$11.5 billion in 3Q16, representing a decrease of R$318 million, primarily due to an improvement in working capital and a reduction in Capex.
Nonetheless, the decrease in operating result in the quarter affected the net leverage of the Company, which recorded a pro-forma net debt/EBITDA ratio (for the last twelve months) of 3.25x vs. 2.36x in 3Q16.

R$ Million	12.31.2016			12.31.2015	
Debt	Current	Non-Current	Total	Total	Δ%
Local Currency	(1,988)	(6,656)	(8,644)	(3,820)	126.3%
Foreign Currency	(1,787)	(9,062)	(10,848)	(12,026)	(9.8%)
Gross Debt	**(3,775)**	**(15,717)**	**(19,492)**	**(15,846)**	**23.0%**
Cash Investments					
Local Currency	4,521	807	5,328	1,711	211.5%
Foreign Currency	2,875	148	3,023	6,799	(55.5%)
Total Cash Investments	7,395	955	8,351	8,509	(1.9%)
Net Debt	**3,621**	**(14,762)**	**(11,141)**	**(7,337)**	**51.9%**
Exchange Rate Exposure - US$ Million	-	-	(184)	(40)	361.5%

Total Gross Indebtedness in the amount of R$19,492 million, as set forth above, includes total financial indebtedness, plus other financial liabilities in the amount of R$530 million, according to Note 23 of the DFP as of and for December 31, 2016.

Evolution of Net Debt/EBITDA
6.230
5.951
6.949
7.337
10.146
11.041
11.459
11.141
1,26
1,12
1,24
1,28
1,69
1,99
2,36
3,25
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
3Q16
Net Debt
Net Debt/EBITDA (pro-forma)

Management's Report for the Fourth Quarter 2016 Results
28

INDEBTEDNESS

Net Debt Quartely Variation - R$MM
Cash Flow from Operating Activities = R$ 1.299
11.459
737
562
551
550
11.261
118
2
11.141
Net Debt Sep 16
EBTIDA Cash
Working Capital + Others
Capex
Financial Results and FX Variations
Net Debt Sep 16 (ex. M&A* & Treasury Shares Acquisition/Disposal and Dividends)
M&A
Treasure Shares Acquisition/ Disposal and Dividends
Net Debt Dec 16

Net Debt Accumulated Variation - 2016 - R$MM
= Net Debt / EBTIDA LTM
Cash Flow from Operating Activities = R$ 4.001
1,28x
7.337
3.705
296
2.595
1.013
2,02x
6.943
2.538
1.660
3,25x
11.141
Net Debt Dec 15
EBTIDA Cash
Working Capital + Others
Capex
Financial Results & FX Variations
Net Debt Sep 16 (ex. M&A* & Treasury Shares Acquisition/Disposal and Dividends)
M&A
Treasury Shares Acquisition/ Disposal and Dividends
Net Debt Dec 16

Management's Report for the Fourth Quarter 2016 Results
29

Slaughtering and Production

In 4Q16, the slaughtering of poultry and hogs decreased by 1.6% q/q and 1.7% q/q, respectively. Accordingly, the volume of food produced in 4Q16 decreased by 3.3% in the quarterly comparison.

Production	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	Variation 4Q16/4Q15	Variation 2016/2015
Poultry Slaughter (Million Heads)	407	421	448	448	1,724	428	434	430	423	1,715	(5.6%)	(0.5%)
Hog Slaughter (Thousand Heads)	2,209	2,287	2,464	2,407	9,367	2,414	2,318	2,387	2,345	9,465	(2.6%)	1.0%
Cattle Slaughter (Thousand Heads)	38	38	37	31	144	38	36	38	37	149	20.6%	3.7%
Production (Thousand Tons)	1,090	1,091	1,112	1,099	4,392	1,019	1,074	1,098	1,062	4,252	(3.4%)	(3.2%)
Meats	978	961	991	967	3,898	915	953	968	961	3,797	(0.7%)	(2.6%)
Other Processed Products	112	130	121	132	494	104	121	129	101	455	(23.6%)	(8.0%)
Feed and Premix (Thousand Tons)	2,589	2,622	2,637	2,589	10,437	2,551	2,660	2,623	2,672	10,506	3.2%	0.7%

Relationship with Independent Auditors

Pursuant to CVM Instruction No. 381, dated January 14, 2003, the Company informs that its policy of engagement of services not related to external audit is based on principles that protect auditor's independence.

Pursuant to CVM Instruction No. 381/03, for the year ended December 31, 2016, Ernst & Young Auditores Independentes S.S. was engaged to provide services that were not related to external audit (comfort letter for the issuance of Senior Notes and consulting services regarding the identification of a disruption in the storage process, preparation of an appraisal report of net assets, audit and issuance of an opinion on the historical consolidated financial statements of a new company to be incorporated, and audit procedures agreed with Management), representing approximately 77.1% of the amount of fees relating to the external audit services provided to BRF and its subsidiaries. Ernst & Young Auditores Independentes S.S. informed us that the provision of these services did not affect its independence and objectivity due to the definition of scope and performed procedures.

Disclaimer

The representations included in this report concerning prospective businesses of the Company, projections and results, and the Company's potential growth are mere forecasts based on the expectations of management with regards to the future of the Company. These expectations rely heavily on market changes and the general economic performance of the country, industry, and international market, and are therefore subject to change.

Management's Report for the Fourth Quarter 2016 Results
30

P&L

Financial Statement- R$ Million	4Q16	4Q15	y/y	3Q16	q/q
	8,590	8,955	(4.1%)	8,508	1.0%
Cost of Sales	(6,897)	(6,155)	12.1%	(6,623)	4.1%
% of the NOR	(80.3%)	(68.7%)	(11.6) p.p.	(77.9%)	(2.4) p.p.
Gross Profit	1,693	2,799	(39.5%)	1,884	(10.1%)
% of the NOR	19.7%	31.3%	(11.6) p.p.	22.1%	(2.4) p.p.
Operating Expenses	(1,437)	(1,471)	(2.3%)	(1,393)	3.1%
% of the NOR	(16.7%)	(16.4%)	(0.3) p.p.	(16.4%)	(0.4) p.p.
Selling Expenses	(1,273)	(1,331)	(4.3%)	(1,255)	1.5%
% of the NOR	(14.8%)	(14.9%)	0.0 p.p.	(14.7%)	(0.1) p.p.
Fixed	(861)	(852)	1.0%	(856)	0.6%
Variable	(412)	(478)	(13.8%)	(399)	3.5%
General and Administrative Expenses	(163)	(140)	16.4%	(138)	18.2%
% of the NOR	(1.9%)	(1.6%)	(0.3) p.p.	(1.6%)	(0.3) p.p.
Honorary of our Administrators	(7)	(7)	(0.2%)	(7)	(2.1%)
% of the NOR	(0.1%)	(0.1%)	0.0 p.p.	(0.1%)	0.0 p.p.
General and Administrative	(156)	(133)	17.3%	(131)	19.3%
% of the NOR	(1.8%)	(1.5%)	(0.3) p.p.	(1.5%)	(0.3) p.p.
Operating Income	257	1,329	(80.7%)	492	(47.8%)
% of the NOR	3.0%	14.8%	(11.8) p.p.	5.8%	(2.8) p.p.
Other Operating Results	(97)	226	(143.1%)	(32)	203.6%
Equity Income	4	6	(38.7%)	9	(60.1%)
EBIT	163	1,560	(89.6%)	469	(65.2%)
% of the NOR	1.9%	17.4%	(15.5) p.p.	5.5%	(3.6) p.p.
Net Financial Income	(600)	(381)	57.4%	(425)	41.2%
Income before Taxes	(437)	1,179	(137.1%)	44	-
% of the NOR	(5.1%)	13.2%	(18.3) p.p.	0.5%	(5.6) p.p.
Income Tax and Social Contribution	(5)	255	(102.0%)	(27)	(81.2%)
% of Income before Taxes	1.2%	21.6%	(20.5) p.p.	(62.7%)	63.8 p.p.
Net Income	(460)	1,415	(132.5%)	18	-
% of the NOR	(5.4%)	15.8%	(21.2) p.p.	0.2%	(5.6) p.p.
EBITDA	559	1,885	(70.4%)	886	(36.9%)
% of the NOR	6.5%	21.0%	(14.5) p.p.	10.4%	(3.9) p.p.

Management's Report for the Fourth Quarter 2016 Results
31

BALANCE SHEET

Balance Sheet - R$ Million	12.31.16	12.31.15
Assets		
Current Assets		
Cash and Cash Equivalents	6,357	5,363
Financial Investments	622	735
Accounts Receivable	3,085	3,876
Recoverable Taxes	1,235	1,232
Dividends/Interest on shareholders' equity receivable	7	22
Securities Receivable	149	304
Inventories	4,792	4,033
Biological Assets	1,645	1,330
Other Financial Assets	198	129
Other Receivables	422	369
Anticipated expenses	137	409
Restricted Cash	218	1,346
Non-Current Assets held to sale and discontinued operation	26	32
Total Current Assets	18,894	19,180
Non-Current Assets		
Long-term assets	5,574	5,095
Cash Investments	528	456
Accounts Receivable	11	4
Judicial Deposits	733	732
Biological Assets	917	761
Securities Receivable	187	231
Recoverable Taxes	1,519	969
Deferred Taxes	1,103	1,256
Restricted Cash	428	480
Other Receivables	150	207
Permanent Assets	18,477	16,113
Investments	59	186
Properly, Plant and Equipment	11,746	10,916
Intangible	6,673	5,011
Total Non-Current Assets	24,051	21,208
Total Assets	42,945	40,388

Management's Report for the Fourth Quarter 2016 Results
32

BALANCE SHEET

Balance Sheet - R$ Million	12.31.16	12.31.15
Liabilities and Equity		
Current Liabilities		
Loans and Financing	3,245	2,628
Suppliers	5,840	4,745
Supply Chain Risk	1,336	1,175
Payroll and Mandatory Social Charges	611	478
Taxes Payable	320	353
Dividends/Interest on Shareholders' Equity	2	518
Management and Staff Profit Sharing	5	296
Other Financial Liabilities	530	667
Provisions	276	231
Employee Pension Plan	77	67
Other Liabilities	400	462
Total Current Liabilities	**12,640**	**11,621**
Non-Current Liabilities		
Loans and Financing	15,717	12,551
Suppliers	159	155
Taxes and Social Charges Payable	13	26
Provision for Tax, Civil and Labor Contingencies	1,108	974
Deferred Taxes	156	188
Employee Pension Plan	253	232
Other Liabilities	678	804
Total Non-Current Liabilities	**18,085**	**14,931**
Total Liabilities	**30,726**	**26,552**
Shareholders' Equity		
Capital Stock	12,460	12,460
Capital Reserves	41	7
Profit Reserves	1,351	6,077
Other Related Results	(1,290)	(1,080)
Treasury Shares	(722)	(3,948)
Non-Controling Shareholders	379	319
Total Shareholders' Equity	**12,219**	**13,836**
Total Liabilities and Shareholders' Equity	**42,945**	**40,388**

Management's Report for the Fourth Quarter 2016 Results
33

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its consolidated subsidiaries (collectively the “Company”) is a multinational Brazilian Company, which owns a comprehensive and diverse portfolio of products and ii is one of the world’s largest producers of foods. With a focus on raising, producing and slaughtering of poultry and pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and frozen cuts of chicken, turkey and pork;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

BRF is a public company, listed on the New Market of Brazilian Securities, Commodities and Future Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarters are located at 475, Rua Jorge Tzachel in the City of Itajaí, State of Santa Catarina.

Our portfolio strategy is focused on creating new, convenient, practical and healthy products for our consumers based on their needs. We seek to achieve that goal through strong innovation to provide us with increasing value-added items that will differentiate us from our competitors and strengthen our brands.

The Company's business model is by means of a vertical and integrated production system, which are distributed through an extensive distribution network, reaching the 5 continents, to meet the supermarkets, retail stores, wholesalers, restaurants and other institutional customers. In addition, our facilities are strategically located near to their raw material suppliers or its main consumption centers.

The Company has as main brands Sadia, Perdigão, Qualy, Chester®, Perdix and Paty that are highly recognized, especially in Brazil, Argentina and the Middle East.

In 2016, the Company´s activities are organizes into 7 operating segments, due to the importance and growth potential of Africa region, which now has the same autonomy and organizational structure of other regions. Thus, the segments are as follows: Brazil, Latin America (“LATAM”), Europe, Middle East and North of Africa (“MENA”), Asia, Africa and Other Segments (note 5).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1.1.        Equity interest

						% equity interest
Entity		Main activity	Country	Participation	Accounting method	12.31.16	12.31.15

BRF Energia S.A.	(p)	Commercialization of eletric energy	Brazil	Direct	Consolidated	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	Consolidated	100.00%	100.00%
Al Khan Foodstuff LLC ("AKF")	(k)	Import, commercialization and distribution of products	Oman	Indirect	Consolidated	70.00%	40.00%
Al-Wafi Food Products Factory LLC	(l)	Industrialization and commercialization of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Alimentos Calchaquí Productos 7 S.A.	(i) (t)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	-
Badi Ltd.		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Al-Takamol International for Foods Products		Import and commercialization of products	Saudi Arabia	Indirect	Consolidated	75.00%	75.00%
BRF Al Yasra Food K.S.C.C. ("BRF AFC")		Import, commercialization and distribution of products	Kuwait	Indirect	Consolidated	75.00%	75.00%
BRF Foods GmbH		Industralization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	100.00%
FFM Further Processing Sdn. Bhd.	(q)	Industralization, import and commercialization of products	Malaysia	Indirect	Consolidated	70.00%	0.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	90.00%	90.00%
BRF France SARL		Marketing and logistics services	France	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	Consolidated	100.00%	100.00%
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Xamol Consultores Serviços Ltda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	Consolidated	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	Consolidated	100.00%	100.00%
BRF Malaysia Sdn Bhd	(j)	Marketing and logistics services	Malaysia	Indireta	Consolidated	100.00%	-
BRF Shanghai Management Consulting Co. Ltd.		Advisory and related services	China	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Trading Co. Ltd.		Commercialization and distribution of products	China	Indirect	Consolidated	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	Consolidated	100.00%	100.00%
BRF Germany GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF Holland B.V.		Import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Alimentos Calchaqui Productos 7 S.A.	(i) (t)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	-
Campo Austral S.A.	(r) (s)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	2.63%	-
Eclipse Holding Cöoperatief U.A.	(h)	Holding	The Netherlands	Indirect	Consolidated	0.01%	-
BRF B.V.		Industrialization, import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
BRF Hungary LLC		Import and commercialization of products	Hungary	Indirect	Consolidated	100.00%	100.00%
BRF Iberia Alimentos SL		Import and commercialization of products	Spain	Indirect	Consolidated	100.00%	100.00%
BRF Invicta Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	62.00%	62.00%
Invicta Food Products Ltd.		Import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Wrexham Ltd.		Industrialization, import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Food Group Ltd.	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foods Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foodservice Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Universal Meats (UK) Ltd.	(b) (e)	Import, Industrialization, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	-
BRF Italia SPA		Import and commercialization of products	Italy	Indirect	Consolidated	67.00%	67.00%
Compañía Paraguaya Comercial S.A.	(f)	Import and commercialization of products	Paraguay	Indirect	Consolidated	99.00%	-
Campo Austral S.A.	(r) (s)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	50.06%	-
Itega S.A.	(s)	Holding	Argentina	Indirect	Consolidated	96.00%	-
Eclipse Holding Cöoperatief U.A.	(h)	Holding	The Netherlands	Indirect	Consolidated	99.99%	-
Buenos Aires Fortune S.A.	(h)	Holding	Argentina	Indirect	Consolidated	5.00%	-
Cabaña San Nestor S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Eporpan S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Campo Austral S.A.	(h) (s)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	10.61%	-
Degesa Argentina S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Itega S.A.	(h)	Holding	Argentina	Indirect	Consolidated	-	-
Porcinos Cordobeses S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Eclipse Latam Holdings	(h)	Holding	Spain	Indirect	Consolidated	100.00%	-
Buenos Aires Fortune S.A.	(h)	Holding	Argentina	Indirect	Consolidated	95.00%	-
Campo Austral S.A.	(h) (s)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	6.34%	-
Cabaña San Nestor S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Campo Austral S.A.	(h) (s)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	30.36%	-
Degesa Argentina S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Eporpan S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Hibridos Argentinos S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Indústria Frigorífico Expork S.A.	(h) (t)	Slaughtering	Argentina	Indirect	Consolidated	-	-
Itega S.A.	(h)	Holding	Argentina	Indirect	Consolidated	4.00%	-
Porcinos Cordobeses S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Porcinos Cordobeses S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Eporpan S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Cabaña San Nestor S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Hibridos Argentinos S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Porcinos Cordobeses S.A.	(h) (t)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	-	-
Indústria Frigorífico Expork S.A.	(h) (t)	Slaughtering	Argentina	Indirect	Consolidated	-	-
Federal Foods LLC	(c)	Import, commercialization and distribution of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Federal Foods Omã	(a)	Import, commercialization and distribution of products	Oman	Indirect	Consolidated	49.00%	49.00%
Federal Foods Qatar		Import, commercialization and distribution of products	Qatar	Indirect	Consolidated	49.00%	49.00%
Golden Foods Poultry Limited	(d)	Holding	Thailand	Indirect	Consolidated	48.52%	-
Golden Poultry Siam Limited	(d)	Holding	Thailand	Indirect	Consolidated	51.84%	-
Golden Poultry Siam Limited	(d)	Holding	Thailand	Indirect	Consolidated	48.16%	-
BRF Thailand Limited	(d)	Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	-
BRF Feed Thailand Limited	(d)	Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	-
Golden Foods Sales (Europe) Limited	(d)	Holding e trading	England	Indirect	Consolidated	100.00%	-
Golden Quality Foods Europe BV	(d)	Import, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	-
Golden Quality Foods Netherlands BV	(d)	Import, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	-
Golden Foods Siam Europe Limited	(b) (d)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	-
Perdigão Europe Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
Perdigão International Ltd.		Import and commercialization of products	Cayman Island	Indirect	Consolidated	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	40.00%	40.00%
Sadia Foods GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	10.00%	10.00%
SATS BRF Food PTE Ltd.		Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	Equity pick-up	49.00%	49.00%
BRF Global Namíbia	(o)	Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	-
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

% equity interest
Entity	Main activity	Country	Participation	Accounting method	12.31.16	12.31.15
BRF Global Namíbia	(o)	Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	-
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Luxembourg Sarl	(r)	Holding	Luxembourg	Direct	Consolidated	100.00%	-
BRF Austria GmbH	(n)	Holding	Austria	Indirect	Consolidated	100.00%	-
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercializations of dairy products	Argentina	Direct	Consolidated	99.94%	98.26%
K&S Alimentos S.A.	(g)	Industrialization and commercialization of products	Brazil	Direct	Consolidated	100.00%	49.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	Consolidated	99.99%	99.99%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
SHB Comércio e Indústria de Alimentos S.A.	(m)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	1.00%	-
PR-SAD Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
Quickfood S.A.	(u)	Industrialization and commercialization of products	Argentina	Direct	Consolidated	91.21%	90.05%
Sadia Alimentos S.A.		Holding	Argentina	Direct	Consolidated	43.10%	43.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	33.98%	33.98%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	Consolidated	5.10%	5.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	66.02%	66.02%
Compañía Paraguaya Comercial S.A.	(f)	Import and commercialization of products	Paraguay	Indirect	Consolidated	1.00%	-
Sadia Alimentos S.A.		Holding	Argentina	Indirect	Consolidated	56.90%	56.90%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Direct	Consolidated	94.90%	94.90%
SHB Comércio e Indústria de Alimentos S.A.	(m)	Industrialization and commercialization of products	Brazil	Direct	Consolidated	99.00%	-
UP Alimentos Ltda.		Industrialization and commercialization of products	Brazil	Affiliate	Equity pick-up	50.00%	50.00%
Vip S.A. Empreendimentos e Participações Imobiliárias		Commercialization of owned real state	Brazil	Direct	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Indirect	Consolidated	0.06%	1.74%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	Consolidated	0.01%	0.01%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, started to operate as a trading in the European market and owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of December 31, 2016 of R$3,301 (R$4,406 as of December 31, 2015) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of December 31, 2016 of R$6,638 (R$8,162 as of December 31, 2015). The wholly-owned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in The Netherlands being the amount of this investment as of December 31, 2016 of R$18,234 (R$22,258 as of December 31, 2015). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$112,471 as of December 31, 2016 (R$161,197 as of December 31, 2015). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$37,486 as of December 1, 2016. The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owns 32 subsidiaries in Ashford. England with an investment of R$114,068 as of December 31, 2016. The purpose of these two subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       The Company owns 49% of the equity interest, permitted by the Federal Law 8/1984, which is effective in the United Arab Emirates. According to the shareholder’s agreement, the Company holds 100% of the economic interest.

(d)       On January 26, 2016 acquisition of 48.52% of equity interest in Golden Foods Poultry Limited and 48.16% of equity interest in Golden Poultry Siam Limited. The company, according to the shareholder’s agreement, owns substantial part of the economic rights of such entities. In addition, on January 26, 2016, acquisition of 100% of equity interest in Golden Foods Sales (Europe) Limited and Golden Foods Siam Europe Limited.

(e)       On February 01, 2016, acquisition of 100% of equity interest in Universal Meats (UK) Ltd.

(f)        On February 25, 2016, acquisition of 100% of equity interest in Compañía Paraguaya Comercial S.A.

(g)       On March 18, 2016, the Company acquired the remaining equity interest and thus holds 100% of equity interest in K&S Alimentos S.A.

(h)       On April 13, 2016, acquisition of 50% of equity interest in Eclipse Holding Cöoperatief UA and its subsidiaries. On October 27, 2016, acquisition of 50% of equity interest and thus holds 100% of equity interest.

(i)        On May 10, 2016, acquisition of 100% of equity interest in Alimentos Calchaquí Productos 7 S.A..

(j)        On June 10, 2016, establishment of BRF Malaysia Snd Bhd with 100% of equity interest.

(k)       On June 20, 2016, acquisition of 30% of equity interest, becoming the holder of 70% of equity interest, permitted by the Federal Law, which is effective in the Sultanate of Oman. According to the shareholder’s agreement, the Company holds 99% of the economic interest.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

(l)        The Company owns 49% of equity interest, permitted by the Federal Law 8/1984, which is effective in the United Arab Emirates. According to the shareholder’s agreement, the Company holds 100% of the economic interest.

(m)      On September 01, 2016, establishment of SHB Comércio e Indústria de Alimentos S.A.

(n)       On September 02, 2016, acquisition of 100% of equity interest in SALEM Beteiligungsverwaltung Siebenundsiebzigste. On November 09, 2016, change the corporate name to BRF Austria GmbH.

(o)       On September 22, 2016, acquisition of 100% of equity interest in Gazania Investments Three Hundred and Thirty Three (Pty) Ltd. On October 13, 2016, change the corporate name to BRF Global Namibia.

(p)       On October 03 ,2016, change the corporate name to BRF Energia S.A. and modification of its corporate purpose, so that it carries out activities of commercialization of electric enegy.

(q)       On October 04, 2016, acquisition of 70% of equity interest in FFM Further Processing Sdn Bhdl.

(r)        On October 28, 2016, establishment of BRF Luxemburgo Sarl.

(s)       On November 01, 2016, change in equity interest in campo Austral.

(t)        On November 01, 2016, spin-off of the following companies: Alimentos Calchaqui Productos 7 S.A., Cabaña San Néstor S.A., Eporpam S.A., Industria Frigorica Expork S.A., Híbridos Argentinos S.A., Porcinos Cordobeces S.A. e Degesa Argentina S.A., na Campo Austral S.A., and change in equity interest.

(u)       On December 29, 2016, change in equity interest in Quickfood S.A.

1.2.        Acquisition of the frozen distribution business of Qatar National Import and Export Co. (“QNIE”)

On January 01, 2016, BRF announced to the market that it has signed an agreement with QNIE for the acquisition of a part of QNIE’s frozen distribution business in the State of Qatar, which is one of BRF products distributor in Qatar for more than 40 years. The transaction totaled US$146,162 (equivalent to R$589,075) (note 6.1.1).

1.3.        Business combination with Golden Foods Siam (“GFS”)

On January 26, 2016, BRF announced to the market that, through its fully-owned subsidiary BRF Gmbh, concluded the acquisition of the control of GFS (“transaction”). The transaction comprised the acquisition of 100% of equity interest in Golden Foods Sales Ltd. and Golden Foods Siam Europe, both located in the United Kingdom, 48.2% of equity interest in Golden Foods Poultry Ltd. and 73.31% of indirect equity interest in Golden Poultry Siam Ltd., both located in Thailand.

The transaction totaled US$359,506 (equivalent to R$1,466,806), which should be further adjusted according to certain conditions set out in the agreement (note 6.1.2.).

1.4.        Business combination with Universal Meats (UK) Limited (“Universal”)

On February 02, 2016, BRF announced to the Market that, through its controlled subsidiary BRF Invicta Limited (“BRF Invicta”), concluded the acquisition of 100% of

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

interest of Universal (“transaction”), in the amount of GBP32,401 (equivalent to R$185,284) (note 6.1.3).

1.5.        Acquistion of interest in the joint venture with Mondelez Lacta and Mondelez Brasil (toghether “Mondelez”)

On March 18, 2016, BRF announced to the Market that it has renewed its agreement for the joint venture with Mondelez, as such, BRF holds 100% of equity interest in K&S Alimentos S.A. from this date onwards, paying R$10,728 in the transaction (note 6.2.1).

1.6.        Purchase agreement with Alimentos Calchaquí Productos 7 S.A. (“Calchaquí”).

On March 22, 2016, BRF announced to the Market that, through its controlled subsidiaries BRF GmbH and BRF Holland B.V., it has signed an agreement for the acquisition of the total shares issued by Calchaquí (“transaction”), a traditional Argentine entity, reference in the region´s cold cuts market, and owner of leading brands such as Calchaquí and Bocatti.

The transaction was concluded in amount of US$104,700 (equivalent of R$364,112) (note 6.1.5).

1.7.        Step acquisition – Al Khan Foodstuff LLC. (“AKF”).

On July 03, 14, BRF acquired 40% of equity interest of AKF, classifying the investment as a joint venture.

On June 20, 2016, the Company concluded the acquisition of the control of AKF, becoming the beneficiary of 99% of its economic interest. The transaction amount was US$32,584 (equivalent to R$110,271) (note 6.1.6).

1.8.        Shares purchase agreement with Globosuínos Agropecuária S.A. (“Globosuínos”).

On April 08, 2016, BRF announced to the Market that it has signed an agreement for the acquisition of the total shares of a limited company to be constituted by Globosuínos (“transaction”), which, on the transaction closing date, will hold certain assets currently held by Globosuínos.

The transaction amount was R$20,200. The Company backed out of the business.

1.9.        Business combination with Eclipse Holding Cöoperatief UA S.A. (“Eclipse”)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

On April 14, 2016 the conditions precedent were fulfilled, and BRF concluded the first step of the transaction, acquiring 50% of equity interest in the amount of US$36,514 (equivalent to R$128,867), paid in cash.

On October 27, 2016, in compliance with the conditions established in the agreement, the acquisition of the remaining equity interest (50%), in the amount of US$31,697 (equivalent of R$99,621), paid in cash (note 6.1.4).

1.10.     Business combination – FFM Further Processing SDN BHD (“FFP”)

On October 04, 2016, BRF announced to the market that, through its wholly-owned subsidiary BRF Foods GmbH, entered into an agreement with FFM Berhad for the acquisition of 70% equity interest of FFP, which will be consolidated in the Company’s financial statements. BRF Foods GmbH will have control of FFP by means of the conditions established by signed shareholder’s agreement between the parties.

The total of the transaction was MYR62,760 (equivalent of R$48,997), paid in cash. This amount should be further adjusted according to certain conditions set out in the agreement.

1.11.     Seasonality

In Brazil and LATAM operating segments, in months of November and December of each year, the Company is impacted by seasonality due Christmas and New Years Celebrations, being the best-selling products in this period: turkey, Chester®, ham and pork loins.

In MENA operating segment, seasonality is due to Ramadan, which is the holy month of the Muslim Calendar. The start of Ramadan depends on the beginning of the moon cycle and therefore can vary each year.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s individual and consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), introduced in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations  (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”).

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

disclosed in the financial statements, when applicable, were also expressed in thousands. Amounts disclosed in Brazilian Reais are informed when applicable.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amount of the affected assets and liabilities in future periods.

The Company reviews its judgments, estimates and assumptions on a quarterly.

The individual and consolidated financial statements were prepared on the historical cost basis except for the following items which are measured at fair value:

                 i.       derivative and non-derivative financial instruments measured at fair value;

               ii.       available for sale financial assets at fair value;

              iii.       marketable securities classified as cash and cash equivalents measured at fair value;

              iv.       share-based payments and employee benefits at fair value, and

               v.       biological assets at fair value.

The Company’s Management notes that the individual and consolidated financial statements were prepared considering the continuing capacity of this operating activities, demonstrated through several acquisitions and maintenance of its operations in the operating segments in which it operates.

In addition, disclosed all relevant information in its explanatory notes, in order to clarify and complement an accounting basis used in the preparation of its financial statements.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1.        Consolidation: includes the BRF’s individual financial statements and the financial statements from subsidiaries where BRF has direct or indirect control. All transactions and balances between BRF and its subsidiaries have been eliminated upon consolidation, as well as the unrealized profits or losses arising from transactions between the Company and its subsidiaries. Non-controlling interest is presented separately.

3.2.        Functional currency: the financial statements of each subsidiary included in consolidation are prepared using the currency of the main economic environment where it operates.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The financial statements of foreign subsidiaries are translated into Brazilian Reais in accordance with their functional currency using the following criteria:

Foreign subsidiaries with functional currency – Argentine Peso, Bath, Chilean Peso, Dirham, Euro, Forint Hungary, Kwait Dinar, Oman Riyal, Pound Sterling, Rande Africa, Renminbi Yuan China, Ringgit Malaysia, Riyal Saudi Arabia, Riyal Qatar, Ruble Russia, Singapore Dollar, Uruguayan Peso, U.S. Dollar, Won South Korea and Yen.

•      Assets and liabilities are translated at the exchange rate in effect at year-end;

•      Statement of income accounts are translated based on the monthly average rate; and

•      The cumulative effects of gains or losses upon translation are recognized as Accumulated Foreign Currency Translation Adjustments component of other comprehensive income.

Foreign subsidiaries with functional currency – Brazilian Reais

•      Non-monetary assets and liabilities are translated at the historical rate of the transaction;

•      Monetary assets and liabilities are translated at the exchange rate in effect at year-end;

•      Statement of income accounts are translated based on monthly average rate; and

•      The cumulative effects of gains or losses upon translation are recognized in the statement of income.

Goodwill arising from business combination with entities in foreign market is expressed in the functional currency of that entity and converted by the closing to exchange rate for the reporting currency of the parent company.

The accounting policies have been consistently applied by all subsidiaries included in consolidation.

As a result of the Company’s organizational change, as disclosed in note 5, Management changed the functional currency of some of its subsidiaries for the year ended December 31, 2016, which were treated in a prospective manner, as explained in CVM Deliberation Nº 640/10.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.3.        Investments: investments in associates and joint ventures are initially recognized at cost and adjusted thereafter for the equity method. In the investments in associates, the Company must have significant influence, which is the power to participate in the financial and operating policy decisions of the investee, without having the control or joint control of those policies. In investments in joint ventures there is the contractually agreed sharing control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

3.4.        Business combinations: are accounted for using the purchase method. The cost of an acquisition is the sum of the consideration paid, evaluated based on the fair value at acquisition date, and the amount of any non-controlling interests in the acquiree. For each business combination, the Company recognizes any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquirer’s net assets. Costs directly attributable to the acquisition are accounted for as an expense when incurred (assets and liabilities assumed, net).

When acquiring a business, management evaluate the assets acquired and the liabilities assumed in order to classify and allocate them pursuant to the terms of the agreement, economic circumstances and conditions at the acquisition date.

Goodwill is initially measured as the excess of the consideration paid over the fair value of the net assets acquired.

After initial recognition, goodwill is measured at cost, net of any accumulated impairment losses. For purposes of impairment testing, the goodwill recognized in a business combination, as from the acquisition date, is allocated to each of the Company’s cash generating units.

3.5.        Segment information: an operating segment is a component of the Company that carries out business activities from which it can obtain revenues and incur expenses. The operating segments reflect how the Company’s management reviews financial information to make decisions. The Company’s management has identified reportable segments, which meet the quantitative and qualitative disclosure requirements. The segments identified for disclosure represent mainly sales channels. The information according to the characteristics of the products is also presented, based on their nature, as follows: poultry, pork and others, processed and other sales.

3.6.        Cash and cash equivalents: include cash on hand, bank deposits and highly liquid investments in fixed-income funds and/or securities with maturities, upon acquisition, of 90 days or less, which are readily convertible into known amounts of cash and subject to insignificant risk of change in value. The investments classified in this group, due to their nature, are measured at fair value through the profit and loss.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.7.        Financial instruments: financial assets and liabilities are recorded when the Company becomes party to the contractual provisions of the instruments and classified into the following categories: marketable securities, loans, receivables, derivatives and other.

3.7.1.   Marketable securities: are financial assets that comprise public and private fixed-income securities, classified and recorded based on the purpose for which they were acquired, in accordance with the following categories:

•        Trading securities: acquired for sale or repurchase in the short term, recorded at fair value with variations directly recorded in the statement of income for the year within interest income or expense;

•           Held to maturity: when the Company has the intention and ability to hold them up to maturity, investments are recorded at amortized cost, plus interest, monetary and exchange rate changes, when applicable, and recognized in the statement of income when incurred, within interest income or expense; and

•           Available for sale: this category is for the remaining securities that are not classified in any of the categories above, which are measured at fair value, with changes to fair value recorded in other comprehensive income while the asset is not realized, net of taxes. Interest and monetary and exchange variation, when applicable, are recognized in the statement of income when incurred within interest income or expense.

3.7.2.  Derivatives financial instruments measured at fair value: are those actively traded on organized markets and fair value is determined based on the amounts quoted on an active market at the balance sheet date. These financial instruments are designated at initial recognition, classified as other financial assets and/or liabilities, with a corresponding entry in the statement of income within financial income or expenses or cash flow hedge, a component of other comprehensive income, net of taxes.

3.7.3.  Hedge transactions: the Company utilizes derivative and non-derivative financial instruments, to hedge the exposure to exchange rate and interest variations or to modify the characteristics of financial assets and liabilities and highly probable transactions, which are: (i) highly correlated to changes in the market value of the item being hedged, both at inception and throughout the term of the contract (effectiveness between 80% and 125%); (ii) supported by documents that identify the transaction, the hedged risk, the risk management process and the methodology used to assess effectiveness; and (iii) considered effective in the mitigation of the risk associated with the hedged exposure. These transactions are accounted for in accordance with CVM           Deliberation Nº 604/09, that permits the protection accounting methodology (“hedge accounting”) with measurement of effect of fair value in equity and its realization in income for the relevant heading.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Hedges that meet the criteria of hedge accounting are recorded as cash flow hedge or fair value hedge.

In a cash flow hedge, the effective portion of the gain or loss on the hedging instrument is recognized as other comprehensive income, while the ineffective portion of the hedge is recognized immediately as financial income or expense.

In a fair value hedge, the effective portion of the gain or loss on the hedging instrument is recognized into Profit & Loss at the same time as the objects fair value variation. When the hedge object is a firm commitment, the amount initially recorded of the asset or liability is adjusted with the gain or loss.

The amounts recorded as other comprehensive income are immediately transferred to the statement of income when the hedged transaction affects the statement of income.

If the occurrence of the forecasted transaction or firm commitment is no longer expected, the amounts previously recognized in other comprehensive income are transferred to the statement of income. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its classification as a hedge is revoked, the gains or losses previously recognized remain recorded in other comprehensive income until the forecasted transaction or firm commitment affect the statement of income.

3.7.4.   Loans and receivables: these are financial assets and liabilities with fixed or determinable payments which are not quoted on an active market. Such assets and liabilities are initially recognized at fair value plus any attributable transaction costs. After initial recognition, loans and receivables are measured at amortized cost under the effective interest rate method, less any impairment losses.

3.7.5.   Financial liabilities non-deliverable: the liabilities are initially recognized at fair value deducted any transaction costs directly attributable. After initial recognition, these financial liabilities are measured at amortized cost using effective interest method.

3.8.        Adjustment to present value: the Company measures the adjustment to present value of outstanding balances of non-current trade accounts receivable, trade payables and other non-current liabilities, being recorded in accounts reducing their lines on the other hand financial result. The Company adopts the weighted average of the cost of funding to determine the adjustment to present value to those assets and liabilities, which corresponds to annual rate of 14.30% (12.80% p.a. on 2015).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.9.        Trade accounts receivables: are recorded at the invoiced amount and adjusted to present value, when applicable, net of allowance for doubtful accounts.

The Company adopts procedures and analysis to establish credit limits and substantially does not require collateral from customers. In the event of default, collection attempts are made, which include direct contact with customers and collection through third parties. Should these efforts prove unsuccessful, court measures are considered and the notes are reclassified to non-current assets at the same time an allowance is recognized. The notes are written-off from the allowance when management considers that they are not recoverable after taking all appropriate measures to collect them.

3.10.     Inventories: are evaluated at average acquisition or formation cost, not exceeding market value. The cost of finished products includes raw materials, labor, cost of production, transport and storage, which are related to all process needed to make the products ready for sale. Provisions for obsolescence, adjustments to net realizable value, impaired items and slow-moving inventories are recorded when necessary. Usual production losses are recorded and are an integral part of the production cost of the respective month, whereas unusual losses, if any, are recorded as other operating expense.

3.11.     Biological assets: The consumables and production biological assets (live animals) and the forest are measured at their fair value, being applied to cost approach technique to live animals and market approach to the forest. In the determination of the live animal’s fair value, all the inherent losses to the production process were considered.

3.12.     Assets held for sale: Such assets are measured at carrying amount or fair value, whichever is lower, net of selling costs and are not depreciated or amortized.

The income statement and cash flows from discontinued operations are presented separately from those of continuing operations of the Company.

3.13.     Property, plant and equipment: stated at the cost of acquisition or construction, less accumulated depreciation and impairment losses, when applicable. The borrowing costs are capitalized as a component of construction in progress, pursuant to with CVM Deliberation Nº 672/11, considering the weighted average interest rate of the Company’s debt at the capitalization date.

Depreciation is recognized based on the estimated economic useful life of each asset on a straight-line basis. The estimated useful life, residual values and depreciation methods are annually reviewed and the effects of any changes in estimates are accounted for prospectively. Land is not depreciated.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company annually performs an analysis of impairment indicators of property, plant and equipment along with goodwill impairment test. If an impairment indicator is identified, the corresponding assets are tested for impairment using the discounted cash flow methodology. Hence, when an impairment is identified, a provision is recorded. The recoverability of these assets was tested for impairment in 2016, and no adjustments were identified. The realization of the test involved the adoption of assumptions and judgments, as disclosed in note 19.

Gains and losses on disposals of property, plant and equipment items are calculated by comparing the proceeds of the disposals with their net book values and recognized in the statement of income at the disposal date.

3.14.     Intangible assets: Intangible assets acquired are measured at cost at the time they are initially recognized. The cost of intangible assets acquired in a business combination corresponds to the fair value at the acquisition date. After initial recognition, intangible assets are presented at cost less accumulated amortization and impairment losses, when applicable. Internally-generated intangible assets, excluding development costs, are not capitalized but recognized in the statement of income as incurred.

The useful life of intangible assets is assessed as finite or indefinite.

Intangible assets with a finite life are amortized over the economic useful life and reviewed for impairment whenever there is an indication that their carrying values may be impaired. The amortization period and method for an intangible asset with a finite useful life are reviewed at least at the end of each fiscal year. The amortization of intangible assets with a finite useful life is recognized in the statement of income as an expense consistently with the use of the intangible asset.

Intangible assets with an indefinite useful life are not amortized, but are tested annually for impairment on an individual basis or at the cash generating unit level. The Company records goodwill and trademarks as intangibles assets with in indefinite useful life.

Goodwill recoverability was tested for fiscal year 2016 and no impairment loss was identified.  Such test involved the adoption of assumptions and judgments, disclosed in note 19.

3.15.     Income taxes: in Brazil, are comprised of corporate income tax (“IRPJ”) and social contribution tax (“CSLL”), which are calculated monthly on taxable income, at the rate of 15% plus 10% surtax for IRPJ, and of 9% for CSLL, considering the offset of tax loss carryforwards, up to the limit of 30% of annual taxable income.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The income from foreign subsidiaries is subject to taxation pursuant to the local tax rates and legislation.  In Brazil, these incomes are taxed according to the provisional measure 2.159-35/2001 and most recently the Law 12.973/14, respecting the tax treaty signed by each country with Brazil in order to avoid double taxation.

Deferred taxes are recorded on IRPJ and CSLL tax losses, assets and liabilities and temporary differences between the tax basis the carrying amount and classified as non-current assets, as required by CVM Deliberation nº 676/11. When the Company’s analysis indicates that the realization of these credits, is not probable, a valuation allowance is recorded.

Deferred tax assets and liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and they relate to income taxes levied by the same tax authority on the same taxable entity. In the consolidated financial statements, the Company’s tax assets and liabilities can be offset against the tax assets and liabilities of the subsidiaries if, and only if, these entities have a legally enforceable right to make or receive a single net payment and intend to make or receive this net payment, or recover the assets and settle the liabilities simultaneously. Therefore, for presentation purposes, the balances of tax assets and tax liabilities are being disclosed separately.

Deferred tax assets and liabilities must be measured by rates that are expected to be applicable for the period when the assets are realized and liabilities settled.

3.16.     Accounts payable and trade accounts payable: are initially recognized at fair value plus any accrued charges, monetary and exchange variations incurred through the balance sheet date.

3.17.     Provision for tax, civil and labor risks and contingent liabilities: are established when the Company has a present obligation, formalized or not, as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and its amount can be reliably estimated.

The Company is part of various lawsuits, including, tax, labor and civil claims. The assessment of the likelihood of an unfavorable outcome in these lawsuits includes the analysis of the available evidence, the hierarchy of the laws, available former court decisions, as well as the most recent court decisions and their importance to the Brazilian legal system, as well as the opinion of external legal counsel. The provisions are reviewed and adjusted to reflect changes in the circumstances, such as the applicable statute of limitation, conclusions of tax inspections or additional exposures identified based on new claims or court decisions.

A contingent liability recognized in a business combination is initially measured at fair value and subsequently measured at the higher of:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         the amount that would be recognized in accordance with the accounting policy for the provisions above that comply with CVM Deliberation Nº 594/09; or

•         the amount initially recognized less, if appropriate, cumulative amortization recognized in accordance with CVM Deliberation Nº 692/12.

As a result of the business combinations with Sadia, Avex and Dánica group the Company recognized contingent liabilities related to tax, civil and labor claims.

3.18.     Leases: lease transactions in which the risks and rewards of ownership are substantially transferred to the Company are classified as finance leases. When there is no significant transfer of the risks and rewards of ownership, lease transactions are classified as operating leases.

Finance lease agreements are recognized in property, plant and equipment and in liabilities at the lower of the present value of the minimum future payments of the agreement and the fair value of the asset, including, when applicable, the initial direct costs incurred in the transaction. The amounts recorded in property, plant and equipment are depreciated and the underlying interest is recorded in the statement of income in accordance with the terms of the lease agreement.

Operating lease agreements are recognized as expenses throughout the lease terms.

3.19.     Share based payments: the Company provides share based payments for its executives, which are settled with Company shares. The Company adopts the provisions of CVM Deliberation Nº 650/10, recognizing as an expense, on a straight-line basis, the fair value of the options granted, over the length of service required by the stock options plan, with a corresponding entry to equity. The accumulated expense recognized reflects the acquired vesting period and the Company's best estimate of the number of shares to be acquired.

The expense or income arising from the movement during the year is recognized in the statement of income under other operating expense or income. No expense is recognized for options that have not completed their vesting period.

The dilution effect of outstanding options is reflected as additional dilution in the calculation of diluted earnings per share.

3.20.     Pension and other post-employment plans: the Company sponsors four supplementary defined benefit and defined contribution plans, as well as other post-employment benefits, for those, an actuarial appraisal is annually prepared

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

by an independent actuary. The costing of defined benefits is established separately for each plan using the projected unit credit method.

The measurements comprise the actuarial gains and losses, the effect of a limit on contributions and yields on plan contributions and are recognized in the balance sheet with a contra entry in other comprehensive income when incurred. These measurements are not reclassified to statement of income in subsequent periods.

The Company recognizes the net defined benefit asset, when:

•         controls a resource and has the ability to use the surplus to generate future benefits;

•         the control is a result of past events; and

•         the future economic benefits are available to the Company in the form of a reduction in future contributions or a cash refund, either directly to the Company or indirectly to another deficitary plan. The asset ceiling is the present value of those future benefits.

The past service cost is recognized in the statement of income at the earliest of the following dates:

•         when the plan amendment or curtailment occurs, or

•         when the Company recognizes related restructuring costs.

The past service cost and net interest on net defined benefit liability or asset are recognized in the statement of income within other operating expense or income.

3.21.     Earnings per share: basic earnings per share are calculated by dividing the net profit attributable to the holders of ordinary shares of the Company by the weighted average number of ordinary shares during the year. Diluted earnings per share are calculated by dividing the net profit attributable to the holders of ordinary shares of the Company by the weighted average number of ordinary shares during the year, plus the weighted average number of ordinary shares that would be issued when converting all dilutive potential ordinary shares into ordinary shares.

3.22.     Determination of income: results from operations are recorded on an accrual basis.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.23.     Revenue recognition: revenues comprise of the fair value of consideration received or receivable by the sale of products, net of taxes, returns, rebates and discounts.

Revenues are recognized in accordance with the accrual basis of accounting, when the sales value is reliably measurable and when the Company no longer has control over the goods sold, or otherwise related to the property, the costs incurred or to be incurred due to transaction can be reliably measured, it is probable that economic benefits will be received by the Company and the risks and benefits were fully transferred to the purchaser.

3.24.     Employee and management profit sharing: employees are entitled to profit sharing based on certain targets agreed upon on an annual basis, whereas managers are entitled to profit sharing based on the provisions of the bylaws, proposed by the Board of Directors and approved by the shareholders. The profit sharing amount is recognized in the statement of income for the period in which the targets are attained.

3.25.     Financial income: include interest earnings on amounts invested (including available for sale financial assets), dividend income (except for dividends received from equity investees), gains on disposal of available for sale financial assets, changes in fair value of financial assets measured at fair value through income and gains on hedging instruments that are recognized in income. Interest income is recognized in earnings through the effective interest method.

3.26.     Grants and government assistance: government subsidies are recognized at fair value when there is reasonable assurance that the conditions established are met and related benefits will be received. The amounts recorded in the statement of income when excluded from the income tax and social contribution calculation basis are reclassified to shareholders’ equity, as a reserve of tax incentives, unless there are accumulated losses.

3.27.     Dividends and interest on shareholders’ equity:  the proposal for payment of dividends and interest on shareholders’ equity made by the Company’s Management, which is within the portion equivalent to the mandatory minimum dividend, is recorded in current liabilities, as a legal obligation provided for in the bylaws; on the other hand, the dividends that exceed the mandatory minimum dividend, declared by management before the end of  the accounting period covered by the consolidated financial statements, not yet approved by the shareholders, is recorded as  additional dividend proposed in shareholders’ equity.

For financial statement presentation purposes, interest on shareholders’ equity is stated as an allocation of income directly in shareholders’ equity.

3.28.     Transactions and balances in foreign currency: the balances of assets and liabilities of foreign subsidiaries are translated into Brazilian Reais using the

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

exchange rates in effect at the balance sheet date and statement of income accounts are translated based on monthly average rates.

The exchange rates in Brazilian Reais effective at the balance sheet dates were as follows:

Exchange rate at the balance sheet date	12.31.16	12.31.15
Bath (THB)	0.0911	0.1083
Kwait Dinar (KWD)	10.6751	12.8701
Dirham (AED)	0.8875	1.0631
Singapore Dollar (SGD)	2.2572	2.7574
U.S. Dollar (US$ or USD)	3.2591	3.9048
Euro (€ or EUR)	3.4384	4.2504
Forint Hungary (HUF)	0.0111	0.0135
Yen (JPY)	0.0279	0.0324
Pound Sterling (£ or GBP)	4.0364	5.7881
Argentine Peso ($ or ARS)	0.2056	0.3017
Chilean Peso (CLP)	0.0049	0.0055
Uruguayan Peso (UYU)	0.1122	0.1306
Rande Africa (ZAR)	0.2379	0.2510
Renminbi Yuan China (CNY)	0.4695	0.6015
Saudi Riyal (SAR)	0.8689	1.0406
Qatar Riyal (QAR)	0.8951	1.0725
Omani Riyal (OMR)	8.4718	10.1529
Ringgit Malaysia (MYR)	0.7267	0.9102
Ruble Russia (RUB)	0.0534	0.0529
Won South Korea (KRW)	0.0027	0.0033

Average rates	12.31.16	12.31.15
Bath (THB)	0.0989	0.0970
Kwait Dinar (KWD)	11.5548	11.0694
Dirham (AED)	0.9503	0.9071
Singapore Dollar (SGD)	2.5261	2.4187
U.S. Dollar (US$ or USD)	3.4901	3.3315
Euro (€ or EUR)	3.8615	3.6929
Forint Hungary (HUF)	0.0124	0.0119
Yen (JPY)	0.0321	0.0275
Pound Sterling (£ or GBP)	4.7464	5.0931
Argentine Peso ($ or ARS)	0.2373	0.3601
Chilean Peso (CLP)	0.0052	0.0051
Uruguayan Peso (UYU)	0.1158	0.1217
Rande Africa (ZAR)	0.2372	0.2604
Renminbi Yuan China (CNY)	0.5261	0.5295
Saudi Riyal (SAR)	0.9307	0.8883
Qatar Riyal (QAR)	0.9586	0.9151
Omani Riyal (OMR)	9.0721	8.6563
Ringgit Malaysia (MYR)	0.8433	0.8504
Ruble Russia (RUB)	0.0521	0.0546
Won South Korea (KRW)	0.0030	0.0029

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.29.     Accounting judgments, estimates and assumptions: as mentioned in note 2, in the process of applying the Company’s accounting policies, management made the following judgments which have a material impact on the amounts recognized in the consolidated financial statements:

•         fair value of financial instruments (see note 4);

•         impairment of non-financial assets (see note 5 and 19);

•         measurement of fair value of items related to business combinations (see note 6);

•         allowance for doubtful accounts (see note 9);

•         net realizable value provision for inventories (see note 10);

•         fair value of biological assets (see note 11);

•         loss on the reduction of recoverable value of taxes (see note 12 and 14);

•         useful lives of property, plant and equipment and intangible (see note 18 and 19);

•         share-based payment transactions (see note 25);

•         pension and post-employment plans (see note 26);

•         provision for tax, civil and labor risks (see note 27); e

•         definition of the moment when significant risks and rewards of ownership are transferred in recognizing revenue.

The Company reviews the estimates and underlying assumptions used in its accounting estimates on a quarterly basis. Revisions to accounting estimates are recognized in the period in each the estimates are revised.

3.30.     Statement of added value: the Company prepared individual and consolidated statements of added value (“DVA”) in accordance with CVM Deliberation Nº 557/08, which are submitted as part of these financial statements in accordance with BR GAAP. It represents for IFRS additional financial information.

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity to the Financial Risk Management Policy and Strategy Papers (this set called hereafter as “Risk Policy”) and internal guidelines subject to such policy.

The Risk Policy is under the management of the Board of Directors, Risk Management Committee and Financial Risk Management, with clear and defined roles and responsibilities, as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         The Board of Directors is responsible for approving the Risk Policy and defining the limits of tolerance of the different risks identified as acceptable for the Company on behalf of its shareholders. The current risk policy was reviewed and approved on November 26, 2015, with maturity of two years, and is automatically renewed once for the same period if no change is expressed during the term of the agreement;

•         The Financial Risk Management Committee is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy; and

•         The Risk Management area has as a crucial role in monitoring, evaluating and reporting of the financial risks taken by the Company.

The Risk Policy does not authorize the Company’s management to contract leveraged derivative transactions and determines that any individual hedge operations (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts, as follows:

Credit risk associated with trade accounts receivable is actively managed through the use of specific systems. Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and has a contracted credit insurance policy for specific markets; and

Credit risk associated with financial investments and derivative contracts is mitigated by the Company’s policy of working with prime institutions.

On December 31, 2016, the Company had financial investments over R$100,000 at the following financial institutions: Banco Bradesco, Banco do Brasil, Banco HSBC, Banco Itaú, Banco Safra, Banco Santander, Caixa Econômica Federal, Deutsche Bank and JP Morgan.

The Company also held derivative contracts with the following financial institutions: Banco BNP, Banco Bradesco, Banco do Brasil, Banco HSBC, Banco Itaú, Banco Santander, Banco Votorantim, Citibank, Deutsche Bank, Ing Bank, Merrill Lynch and Rabobank.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events which may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

•         Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next twelve months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and EBITDA for the last twelve-month period; and

•         Value at Risk ("VaR") is used for derivative transactions that require payments of periodic adjustments. Currently, the Company holds only BM&F Bovespa operations with daily adjustments and in order to monitor them, such methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21-days.

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On December 31, 2016, the long term debt portion accounted for 82.9% (82.7% as of December 31, 2015) of the total outstanding debt with an average term greater than 5 years.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

	Parent company
	12.31.16
	Book value	Cash flow contracted	2017	2018	2019	2020	2021	After 5 years
Non derivative financial liabilities
Loans and financing	9,346,800	11,838,918	3,129,954	2,610,142	3,588,867	1,519,013	10,162	980,780
BRF bonds	6,588,293	8,435,739	289,221	769,846	250,471	250,471	250,471	6,625,259
Trade accounts payable	4,758,721	4,758,721	4,758,721	-	-	-	-	-
Supply chain finance	1,335,582	1,335,582	1,335,582	-	-	-	-	-
Financial lease	211,482	319,385	73,138	54,131	46,713	32,059	24,505	88,839
Operational lease	-	552,890	340,970	99,272	42,045	18,460	12,900	39,243

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	162,140	149,201	587	148,614	-	-	-	-
Currency derivatives (NDF)	1,789	(6,993)	(6,993)	-	-	-	-	-
Currency derivatives (options)	35,064	-	-	-	-	-	-	-
Commodities derivatives (NDF)	1,440	1,440	1,440	-	-	-	-	-
Commodities derivatives (Future)	27	27	27	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	82,481	131,662	131,662	-	-	-	-	-
Currency derivatives (Future)	5,230	5,230	5,230	-	-	-	-	-
Interest rate and exchange rate derivatives	218,541	242,828	242,828	-	-	-	-	-

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.16
	Book value	Cash flow contracted	2017	2018	2019	2020	2021	After 5 years
Non derivative financial liabilities
Loans and financing	9,965,785	12,475,048	3,378,197	2,946,629	3,588,867	1,519,013	10,162	1,032,180
BRF bonds	6,588,293	8,435,739	289,221	769,846	250,471	250,471	250,471	6,625,259
BFF bonds	287,211	351,813	20,344	20,344	20,344	290,781	-	-
Sadia bonds	370,023	380,129	380,129	-	-	-	-	-
BRF GMBH bonds	1,606,615	2,338,402	70,885	70,885	70,885	70,885	70,885	1,983,977
Quickfood bonds	144,453	131,930	39,811	2,497	16,110	36,388	12,187	24,937
Trade accounts payable	5,839,838	5,839,838	5,839,838	-	-	-	-	-
Supply chain finance	1,335,582	1,335,582	1,335,582	-	-	-	-	-
Financial lease	216,823	330,034	75,540	56,035	47,924	33,132	24,505	92,898
Operational lease	-	586,257	345,302	103,741	46,656	23,217	17,808	49,533

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	184,165	178,928	13,442	165,084	402	-	-	-
Currency derivatives (NDF)	1,789	(6,993)	(6,993)	-	-	-	-	-
Deliverable forwards contracts	309	309	309	-	-	-	-	-
Currency derivatives (options)	35,064	-	-	-	-	-	-	-
Commodities derivatives (NDF)	1,440	1,440	1,440	-	-	-	-	-
Commodities derivatives (Future)	27	27	27	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	83,006	129,403	129,403	-	-	-	-	-
Currency derivatives (Future)	5,230	5,230	5,230	-	-	-	-	-
Interest rate and exchange rate derivatives	218,541	242,828	242,828	-	-	-	-	-

c.            Interest rate risk management

Interest rates risk is the one the Company incurs in economic losses resulting from changes in these rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation of such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Long Term Interest Rate ("TJLP") and Monetary Unit of the Bank National Economic and Social Development ("UMBNDES") rates. In case of adverse changes in the market that result in LIBOR, TJLP and UMBNDES hikes, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms.

With regards to the Company's marketable securities, the main index is the Interbank Deposit Certificate ("CDI") for investments in Brazil and fixed coupon (“USD”) for investments in the International market.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

d.            Foreign exchange risk management

Foreign exchange risk is the one related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

The Risk Policy is intended to protect the Company's results from these variations, in order to:

•         Protect operating revenues and costs that are related to transactions arising from commercial activities, such as estimated exports and purchases of raw materials, utilizing hedging instruments, that is, to protect its future cash flow denominated in foreign currency; and

•         Manage assets and liabilities denominated in foreign currencies in order to protect the balance sheet of the Company, through the use of over-the-counter and futures transactions.

The Company’s consolidated financial statements are mainly impacted by the following currencies: Argentine Peso, Baht, Yen, Dirham, Euro, Kwait Dinar, Pound Sterling, Riyal Saudi Arabia, Riyal Qatar and U.S. Dollar.

Assets and liabilities denominated in foreign currency are as follows:

	Consolidated
	12.31.16	12.31.15
	Exposure (in thousand of US$)

Cash and cash equivalents	8,500	83,290
Trade accounts receivable	464,040	530,420
Trade accounts payable	(217,029)	(444,470)
Loans and financing	(1,664,644)	(1,843,420)
Hedge	1,067,059	377,020
Investments, net (1)	135,556	1,241,700
Other assets and liabilities, net	22,944	15,684

Exposure in result	(183,574)	(39,776)

(1)       Unlike the model presented in previous periods, assets and liabilities denominated in foreign currencies in foreign companies with Real functional currency were allocated in this line, in order to facilitate understanding of the dynamics of the company's exposure.

The Net Investments exposure is composed by natural hedges due to assets and liabilities of foreign companies with Real as functional currency. The reduction of this amount during 2016 is mainly due to the following effects: (i) increase in goodwill due to new acquisitions, which transfers exposure from P&L to Equity; (ii) movements in order to prepare the company to the new structure in the Middle East; and (iii) readjustment of foreign companies’ functional currencies, reducing the P&L exposure. The US$135,556 exposure may be composed into US$1,069,278 assets and US$933,721 liabilities. The Company’s strategy seeks to neutralize the impacts of exchange variations, and for that objective, during 2016 more hedge was hired to protect the direct exposure into P&L.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company has a foreign exchange exposure that impacts Equity of US$1,334,149 (equivalent to R$4,348,125) on December 31, 2016 (US$473,814 on December 31, 2015 equivalent to R$1,850,149). This exposure does not contemplate the effects of the financial instruments designated as hedge accounting shown in the item 4.2.1, which present a temporary effect on Equity.

e.            Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal, oil and live hog, which are some of the individual components of production cost.

Corn, soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of hog acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument.

f.             Capital management

The Company’s definition of the adequate capital structure is essentially associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises and is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company monitors debt levels and net debt, which are shown below:

	Consolidated
	12.31.16			12.31.15
	Current	Non-current	Total	Total
Foreign currency debt	(1,257,079)	(9,061,646)	(10,318,725)	(11,359,658)
Local currency debt	(1,987,925)	(6,655,730)	(8,643,655)	(3,819,625)
Other financial liabilities	(529,571)	-	(529,571)	(666,602)
Gross debt	(3,774,575)	(15,717,376)	(19,491,951)	(15,845,885)

Marketable securities and cash and cash equivalents	6,979,204	527,728	7,506,932	6,553,639
Other financial assets	198,015	-	198,015	129,387
Restricted cash	218,251	427,557	645,808	1,826,102
Net debt	3,620,895	(14,762,091)	(11,141,196)	(7,336,757)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

As established by CVM Deliberation Nº 604/09, the Company applies hedge accounting to its derivative instruments classified as cash flow hedge of highly probable forecasted transactions and fair value hedge of firm commitments, in accordance with the Risk Policy. The cash flow hedge consists of hedging the exposure to variations of the cash flows attributable to a particular risk associated with a recognized asset or liability or a highly probable forecasted transaction that could affect profit and loss. The fair value hedge of a firm commitment is a protection against fluctuations of a specific type of risk associated to a firm agreement to exchange a determined quantity for a determined price in a specific date, or in specific future determined dates.

The Risk Policy has also the purpose of determining parameters for using financial instruments, including derivatives, which are designated as protection to operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of interest rates and changes to commodity prices. The Risk Management Committee is responsible for ensuring compliance to the requirements established by the Company’s Risk Policy, supported by the Risk Management area.

The Company formally designated its operations for hedge accounting treatment for the derivative financial instruments to protect cash flows and export revenues by documenting:

•         The relationship of the hedge;

•         The objective and risk management strategy of the Company to enter into a hedge transaction;

•         The identification of the financial instrument;

•         The hedge object or transaction;

•         The nature of the risk to be hedged;

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         The description of the hedge relationship;

•         The demonstration of the correlation between the hedge transaction and the hedge object, when applicable; and

•         The prospective demonstration of the effectiveness of the hedge.

The transactions for which the Company has designated cash flow hedge accounting are highly probable and present an exposure to variations in cash flow that could affect profit and loss. The transactions for which the Company has designated fair value hedge accounting are firm commitments that present an exposure to variations in the fair value that could affect profit and loss.

The instruments hired for these hedge relations are highly effective in protecting the variations of the fair value or cash flow attributable to the hedged risk. The prospective and retrospective effectiveness tests are prepared at each period end, following the criteria demonstrated below:

The prospective test is based on the comparison between the critical terms of the hedging instruments and of the hedged items. The hedged items (future monthly export sales or firm commitments) and the hedge instruments have the same critical terms, as follows:

•         Both fair values change due to the exchange rate or commodities prices variation (spot or forward rate method);

•         Their notional amounts are similar; and

•         Their maturities are identical, both the hedged item and the settlement of the financial instrument will occur at the same period.

The retrospective test is based on the comparison of the accumulated variation since the inception between the fair value of the hedging instrument and the fair value of the hedged item. The actual effectiveness of the hedge relation is assessed on the instruments settlement date, by comparing the accumulated change of the expected revenues with the actual gains or losses realized on the financial instrument.

The Company, within its hedge accounting strategy, utilizes the following financial instruments:

a.            Non-deliverable forwards – NDF

Non-deliverable forward contract is the future commitment to purchase or sell certain currencies on a certain date in the future for a predetermined price. This contract does not require physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the predetermined price of the contract.

b.            Interest rate and currency swap

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Similar to a non-deliverable forward contract, the swap is the future commitment to buy or sell certain interest rates or currency at a specified date in the future for a predetermined price. The particularity in this type of transaction is the possibility to exchange cash flows on various dates. The Company contracts swaps that do not require the physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the price established in the contract.

c.            Options

A put option gives the holder (option holder) the right to buy an asset at a certain price (strike) at certain future date (the exercise date). A call option gives the holder the right to sell an asset at a certain price at a certain future date. In addition, there is a possibility of buying (premium disbursement, with rights) or selling (premium receiving, with obligations).

d.            Fixed exchange rate

Fixed exchange rate is a non-derivative financial instrument contracted from financial institutions that allows the definition of a future rate to internalization of resources arising from foreign activities. Contractually, there is the requirement of submission of export invoices to prove the nature of resources which will be internalized trough closing of exchange rate. Such contract has similar characteristics of a non-deliverable forward derivative contract because it determines, at its inception, a future exchange rate. Nevertheless, the contract requires a physical settlement of the contracted positions.

e.            Export prepayments – PPEs

The Company utilizes the exchange rates variation of export prepayments contracts (“PPEs”) as a hedge instrument for the highly probable future sales in foreign currency.

f.             Senior unsecured notes – Bonds

The Company designates part of the transactions involving Senior Unsecured Notes as hedge accounting for its highty probable future foreign currency sales.

g.            Commodities non-deliverable forwards – NFD

Non-deliverable forward contract is the future commitment to purchase or sell determined types of commodities in a certain future date for a predetermined price. This contract does not require physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the predetermined price of the contract.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.2.1 Breakdown of the balances of derivative financial instruments and exchange fixed rate

The positions of outstanding derivative financial instruments and exchange fixed rate are as follows:

Parent company and Consolidated
12.31.16					12.31.15
Instrument	Hedge object	Reference currency (notional)	Reference value (notional)	Fair value (1)	Reference value (notional)	Fair value (1)
Financial instruments designated as hedge accounting
NDF - Dollar sale	Currency	US$	106,935	6,556	44,000	(17,858)
NDF - Euro sale	Currency	EUR	145,000	56,852	31,800	(5,457)
NDF - Pound Sterling sale	Currency	GBP	34,000	11,142	11,000	(1,566)
NDF - Iene sale	Currency	JPY	-	-	6,799,981	(39,569)
Currency swap - US$	Currency	BRL	250,000	(150,803)	250,000	(248,456)
Interest rate swap - US$	Interest	US$	200,000	(11,337)	200,000	(31,829)
Fixed exchange rate - US$	Currency	US$	-	-	201,000	(33,765)
Options - US$	Currency	US$	1,322,000	66,791	1,227,000	(124,469)
Options - Euro	Currency	EUR	80,000	16,886	31,000	3,500
NDF - Corn purchase	Commodities	Ton/US$	85,000	(880)	633,565	(11,729)
NDF - Corn sale	Commodities	Ton/US$	308,592	1,837	-	-
Future - BM&FBovespa	Commodities	Ton/US$	31,995	(27)	-	-
Total in Parent company				(2,983)		(511,198)
Interest rate swap - US$	Interest	US$	200,000	(22,025)	200,000	(46,365)
Fixed exchange rate - US$	Currency	US$	770	(60)	-	-
Fixed exchange rate - Euro	Currency	EUR	6,566	(225)	-	-
Fixed exchange rate - Pound Sterling	Currency	GBP	6,578	19	-	-
Total Consolidated				(25,274)		(557,563)

Financial instruments not designated as hedge accounting
NDF - Iene sale	Currency	JPY	-	-	6,451,363	(1,152)
NDF - Purchase of US$	Currency	US$	680,000	(82,481)	50,000	(2,350)
Currency swap - US$	Currency	US$	221,977	(200,799)	250,000	(977)
Currency swap - Euro	Currency	EUR	13,750	(17,742)	-	-
Interest rate - R$	Interest	BRL	50,000	438	50,000	(2,341)
NDF - Corn purchase	Commodities	Ton/US$	-	-	54,780	2,183
Future - BM&FBovespa	Currency	US$	150,000	(5,230)	190,000	14,641
Total in Parent company				(305,814)		10,004
NDF - Purchase of Euro	Currency	EUR	300,000	(479)	150,000	1,294
NDF - Pound Sterling sale	Currency	GBP	-	-	20,000	1,066
NDF - Argentine Peso sale	Currency	US$	-	-	10,000	7,984
Fixed exchange rate - US$	Currency	US$	790	11	-	-
Total Consolidated				(306,282)		20,348

Total in Parent company				(308,797)		(501,194)
Total Consolidated				(331,556)		(537,215)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg and BM&FBOVESPA.

(2)     Cash flow hedge.

a.            Non-deliverable forwards – NDF

 i.             Currency non-deliverable forwards - NDF

The position of the currency non-deliverable forward – NDF, by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
12.31.16
PUT	R$ x US$			R$ x EUR			R$ x GBP
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments designated as cash flow hedge
January 2017	22,000	3.4283	3,537	15,000	3.8620	6,427	8,000	4.1876	1,531
February 2017	-	-	-	20,000	3.8905	8,678	8,000	4.4491	3,294
March 2017	-	-	-	20,000	3.9213	8,655	3,000	4.6160	1,628
April 2017	-	-	-	20,000	3.9614	8,684	3,000	4.6500	1,605
May 2017	-	-	-	20,000	4.0105	8,802	3,000	4.6900	1,628
June 2017	33,054	3.4983	3,014	20,000	4.0361	8,763	3,000	4.7235	1,604
July 2017	-	-	-	10,000	4.0447	4,149	-	-	-
August 2017	31,881	3.4659	708	10,000	3.7744	1,313	3,000	4.1907	(83)
September 2017	20,000	3.4235	(703)	10,000	3.8154	1,381	3,000	4.2301	(65)
	106,935	3.4602	6,556	145,000	3.9357	56,852	34,000	4.4234	11,142

Parent company and Consolidated
CALL	US$ x R$			US$ x EUR
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
March 2017	680,000	3.4527	(82,481)	300,000	1.0512	(479)
	680,000	3.4527	(82,481)	300,000	1.0512	(479)

ii.             Commodities non-deliverable forwards – NDF

The position of the commodities non-deliverable forwards – NFD, by maturity, as well as weighted average exchange rates and the fair value, are presented as follows:

Parent company and Consolidated
12.31.16
CALL	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as hedge accounting
February 2017	30,000	125.83	(325)
March 2017	10,000	126.47	(74)
April 2017	25,000	126.90	(281)
May 2017	5,000	127.53	(35)
June 2017	10,000	127.91	(104)
July 2017	4,000	127.89	(56)
August 2017	1,000	126.16	(5)
	85,000	126.66	(880)

PUT	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as hedge accounting
June 2017	227,592	145.02	1,201
August 2017	81,000	148.57	636
	308,592	145.95	1,837

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

b.            Interest rate and currency swap

The position of interest rate and currency swap is presented as follows:

				Parent company		Consolidated
12.31.16
Instrument	Maturity	Assets (Hedged object)	Liabilities (Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as cash flow hedge

Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100,000	(4,856)	100,000	(4,856)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(6,481)	100,000	(6,481)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(11,078)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(10,947)
				200,000	(11,337)	400,000	(33,362)

Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(150,803)	250,000	(150,803)

					(162,140)		(184,165)

Financial instruments not designated as cash flow hedge
Interest rate - Bond	05.22.18	R$ (Fixed rate of 7.75% p.a.)	68.84% CDI	50,000	438	50,000	438

Currency swap	02.16.17	US$ + 2,30% p.a.	92.80% CDI	50,000	(55,903)	50,000	(55,903)
Currency swap	03.03.17	US$ + 2,70% p.a.	94.35% CDI	14,000	(9,746)	14,000	(9,746)
Currency swap	05.22.17	US$	72.20% CDI	17,812	(15,246)	17,812	(15,246)
Currency swap	05.22.17	US$	73.76% CDI	9,875	(8,569)	9,875	(8,569)
Currency swap	05.24.17	US$	70.75% CDI	116,636	(97,496)	116,636	(97,496)
Currency swap	06.06.17	US$	73.00% CDI	5,078	(4,237)	5,078	(4,237)
Currency swap	07.28.17	US$	72.30% CDI	8,576	(9,602)	8,576	(9,602)
				221,977	(200,799)	221,977	(200,799)

Currency swap	06.05.17	EURO	83.03% CDI	13,750	(17,742)	13,750	(17,742)
					(218,103)		(218,103)

c.            Fixed exchange rate

The position of fixed exchange rate designated as hedge accounting is presented as follows:

Consolidated
12.31.16
	THB x US$			THB x EUR			THB x GBP
Maturities	Notional US$	Average US$	Fair value	Notional EUR	Average US$	Fair value	Notional GBP	Average EUR	Fair value
Designated as hedge accounting
June 2017	-	-	-	6,554	37.7372	(226)	6,386	44.2651	(22)
July 2017	-	35.1300	-	-	-	-	192	46.7000	41
September 2017	389	34.8199	(40)	-	-	-	-	-	-
October 2017	381	35.3949	(20)	12	39.1500	1	-	-	-
	770	35.1044	(60)	6,566	37.7398	(225)	6,578	44.3362	19

Consolidated
12.31.16
	THB x US$
Maturities	Notional US$	Average US$	Fair value
Not designated as hedge accounting
February -17	790	35.7100	11
	790	35.7100	11

d.            Options

 i.             Currency options

The Company designates as a cash flow hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be registered as financial expenses in the statement of income.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company has designated transactions involving options denominated collar where there is a purchase of a put option ("PUT") and a sale of a call option ("CALL"), simultaneously, such that the premium paid for the put is compensated by the premium received in the call.

When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

Parent company and Consolidated
12.31.16
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	January 2017	(205,000)	3.6670	(472)
Collar - Put (Purchase)	January 2017	205,000	3.2840	12,388
Collar - Call (Sale)	February 2017	(179,000)	3.7612	(1,511)
Collar - Put (Purchase)	February 2017	179,000	3.2930	15,789
Collar - Call (Sale)	March -2017	(149,000)	3.8692	(1,397)
Collar - Put (Purchase)	March -2017	149,000	3.2246	8,331
Collar - Call (Sale)	April 2017	(100,000)	3.9539	(1,593)
Collar - Put (Purchase)	April 2017	100,000	3.2900	9,694
Collar - Call (Sale)	May 2017	(90,000)	4.0323	(2,155)
Collar - Put (Purchase)	May 2017	90,000	3.2447	6,998
Collar - Call (Sale)	June 2017	(95,000)	4.1084	(2,634)
Collar - Put (Purchase)	June 2017	95,000	3.2432	7,615
Collar - Call (Sale)	July 2017	(135,000)	4.1023	(4,684)
Collar - Put (Purchase)	July 2017	135,000	3.2104	9,693
Collar - Call (Sale)	August 2017	(80,000)	3.8530	(5,845)
Collar - Put (Purchase)	August 2017	80,000	3.2875	8,471
Collar - Call (Sale)	September 2017	(80,000)	3.9159	(6,268)
Collar - Put (Purchase)	September 2017	80,000	3.2850	8,603
Collar - Call (Sale)	October 2017	(100,000)	4.0516	(8,199)
Collar - Put (Purchase)	October 2017	100,000	3.2780	10,464
				63,288

Put (Purchase)	January 2017	30,000	3.1800	15
Put (Purchase)	February 2017	14,000	3.1700	317
Put (Purchase)	March -2017	15,000	3.1900	609
Put (Purchase)	April 2017	20,000	3.1600	853
Put (Purchase)	May 2017	15,000	3.1900	846
Put (Purchase)	June 2017	15,000	3.1900	863
				3,503

				66,791

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
12.31.16
R$ x EUR
Type	Maturities	Notional (EUR)	Average EUR	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	January 2017	(20,000)	4.3168	-
Collar - Put (Purchase)	January 2017	20,000	3.7400	6,407
Collar - Call (Sale)	February 2017	(10,000)	4.3005	(3)
Collar - Put (Purchase)	February 2017	10,000	3.6000	1,786
Collar - Call (Sale)	March -2017	(20,000)	4.3315	(27)
Collar - Put (Purchase)	March -2017	20,000	3.5900	3,411
Collar - Call (Sale)	April 2017	(10,000)	4.4815	(53)
Collar - Put (Purchase)	April 2017	10,000	3.6200	1,921
Collar - Call (Sale)	May 2017	(10,000)	4.5800	(88)
Collar - Put (Purchase)	May 2017	10,000	3.6200	1,851
Collar - Call (Sale)	June 2017	(10,000)	4.7060	(133)
Collar - Put (Purchase)	June 2017	10,000	3.6200	1,814
		-		16,886

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments designated as cash flow hedge is presented as follows:

Parent company and Consolidated
			12.31.16		12.31.15
Hedge Instrument	Hedge object	Reference currency (notional)	Value (notional)	Fair value (1)	Value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge

Export prepayment - PPEs	Exchange	USD	300,000	977,730	300,000	1,171,440
Senior unsecured notes - Bonds	Exchange	USD	268,662	977,157	300,000	1,171,440

			568,662	1,954,887	600,000	2,342,880

(1)     Reference value converted by Ptax rate in effect at year-end or partial repeal dates.

a.            Export prepayments – PPEs

The position of PPEs designated as cash flow hedge is presented as follows:

Parent company and Consolidated
12.31.16
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value (1)

Export prepayment - PPE	US$ (E.R.)	02.2017 to 02.2019	300,000	1.7796	977,730

(1)       Reference value converted by the Ptax rate at the end of the period or partial revocation dates. This amount shows the total that may impact the Company's shareholders' equity.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

b.            Senior unsecured notes – Bonds

The position of bonds designated as cash flow hedge is presented as follows:

Parent company and Consolidated
12.31.16
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value (1)

BRF SA BRFSBZ5	US$ (E.R.)	06.2022	118,662	2.0213	488,292
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150,000	2.0387	488,865

			268,662	2.0300	977,157

(1)       Reference value converted by the Ptax rate at the end of the period or partial revocation dates. This amount shows the total that may impact the Company's shareholders' equity.

4.3.        Gains and losses of derivative and non-derivative financial instruments

The unrealized gains and losses of derivative and non-derivative financial instruments designated as cash flow hedge are recorded as a component of other comprehensive income, as set forth below:

	Shareholders' Equity
	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Derivatives designated as cash flow hedges
Foreign exchange risks	(28,998)	(420,649)	(29,169)	(420,649)
Interest risks	(8,803)	(27,725)	(25,872)	(66,597)
Commodity risks	3,389	3,604	3,389	3,604
	(34,412)	(444,770)	(51,652)	(483,642)

Non derivatives designated as cash flow hedges
Foreign exchange risks	(812,007)	(1,200,000)	(812,007)	(1,200,000)

Gross losses	(846,419)	(1,644,770)	(863,659)	(1,683,642)
Deferred taxes on losses	287,782	560,446	287,739	560,446
OCI recognized by subsidiaries	(17,283)	(38,872)	-	-
Losses, net of taxes	(575,920)	(1,123,196)	(575,920)	(1,123,196)

Change in gross losses	798,351	(1,015,188)	819,983	(1,020,832)
Income taxes on financial instruments adjustments	(272,664)	346,388	(272,707)	346,388
OCI recognized by subsidiaries	21,589	(5,644)	-	-
Impact in other comprehensive income	547,276	(674,444)	547,276	(674,444)

On December 31, 2016, the realized transaction with derivative and non-derivative financial instruments designated as cash flow hedge resulted in a gain of R$707,214 (loss of R$476,897 as of December 31, 2015), composed by a net loss amounting to R$671,273 (loss of R$469,917 as of December 31, 2015) recorded as gross revenues and a net loss of R$35,941 (loss of R$6,980 as of December 31, 2015) recorded in the financial result.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.4.        Breakdown of financial instruments by category – except derivatives

	Parent company
	12.31.16
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	80,200	-	80,200
Restricted cash	-	-	-	555,667	-	555,667
Trade accounts receivable	8,409,234	-	-	-	-	8,409,234
Other credits	335,018	-	-	-	-	335,018
Other receivables	74,164	-	-	-	-	74,164
Fair value
Marketable securities	-	329,876	228,969	-	-	558,845

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,758,721)	(4,758,721)
Supply chain finance	-	-	-	-	(1,335,582)	(1,335,582)
Loans and financing
Local currency	-	-	-	-	(8,643,655)	(8,643,655)
Foreign currency	-	-	-	-	(7,291,438)	(7,291,438)
Capital lease payable	-	-	-	-	(211,482)	(211,482)
	8,818,416	329,876	228,969	635,867	(22,240,878)	(12,227,750)

	Parent company
	12.31.15
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	70,338	-	70,338
Restricted cash	-	-	-	479,828	-	479,828
Trade accounts receivable	4,952,878	-	-	-	-	4,952,878
Other credits	509,606	-	-	-	-	509,606
Other receivables	152,965	-	-	-	-	152,965
Fair value
Marketable securities	-	385,700	197,807	-	-	583,507

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,024,725)	(4,024,725)
Supply chain finance	-	-	-	-	(1,174,594)	(1,174,594)
Loans and financing
Local currency	-	-	-	-	(3,819,625)	(3,819,625)
Foreign currency	-	-	-	-	(9,760,476)	(9,760,476)
Capital lease payable	-	-	-	-	(186,618)	(186,618)
	5,615,449	385,700	197,807	550,166	(18,966,038)	(12,216,916)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.16
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	255,493	-	255,493
Restricted cash	-	-	90,140	555,668	-	645,808
Trade accounts receivable	3,095,848	-	-	-	-	3,095,848
Other credits	335,506	-	-	-	-	335,506
Other receivables	74,164	-	-	-	-	74,164
Fair value
Marketable securities	-	623,275	271,245	-	-	894,520

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(5,839,838)	(5,839,838)
Supply chain finance	-	-	-	-	(1,335,582)	(1,335,582)
Loans and financing
Local currency	-	-	-	-	(8,643,655)	(8,643,655)
Foreign currency	-	-	-	-	(10,318,725)	(10,318,725)
Capital lease payable	-	-	-	-	(216,823)	(216,823)
	3,505,518	623,275	361,385	811,161	(26,354,623)	(21,053,284)

	Consolidated
	12.31.15
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	70,338	-	70,338
Restricted cash	-	-	-	1,826,102	-	1,826,102
Trade accounts receivable	3,880,441	-	-	-	-	3,880,441
Other credits	534,497	-	-	-	-	534,497
Other receivables	152,965	-	-	-	-	152,965
Fair value
Marketable securities	-	744,849	375,562	-	-	1,120,411

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,744,993)	(4,744,993)
Supply chain finance	-	-	-	-	(1,174,594)	(1,174,594)
Loans and financing
Local currency	-	-	-	-	(3,819,625)	(3,819,625)
Foreign currency	-	-	-	-	(11,359,658)	(11,359,658)
Capital lease payable	-	-	-	-	(186,618)	(186,618)
	4,567,903	744,849	375,562	1,896,440	(21,285,488)	(13,700,734)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refers to concepts of valuation and disclosure requirements.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in CVM Deliberation 699/12, which involves the following aspects:

•         The fair value is the price that an asset could be exchanged and a liability could be settled, between knowledgeable willing parties in an arm’s length transaction; and

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         Hierarchy on three levels for measurement of the fair value, according to observable inputs for the valuation of an asset or liability on the date of its measurement.

The valuation established on three levels of hierarchy for measurement of the fair value is based on observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation technics. These two types of inputs create the hierarchy of fair value set forth below:

•         Level 1 – Prices quoted (unadjusted) for identical instruments in active markets;

•         Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable; investments in Bank Deposit Certificates (“CDB”) are classified at level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates.

•         Level 3 – Instruments whose significant inputs are non-observable.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy. For the year ended on December 31, 2016, there were no changes between the 3 levels of hierarchy.

	Parent company
	12.31.16
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Stocks	329,876	-	-	329,876
Held for trading
Bank deposit certificates	-	48,425	-	48,425
Financial treasury bills	180,544	-	-	180,544
Other financial assets
Derivatives designated as hedge accounting	-	197,477	-	197,477
Derivatives not designated as hedge accounting	-	438	-	438
	510,420	246,340	-	756,760
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge accounting	-	(200,460)	-	(200,460)
Derivatives not designated as hedge accounting	-	(306,252)	-	(306,252)
	-	(506,712)	-	(506,712)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
	12.31.15
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Stocks	385,700	-	-	385,700
Held for trading
Bank deposit certificates	-	42,545	-	42,545
Financial treasury bills	155,262	-	-	155,262
Other financial assets
Derivatives designated as hedge accounting	-	98,406	-	98,406
Derivatives not designated as hedge accounting	-	20,274	-	20,274
	540,962	161,225	-	702,187
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge accounting	-	(609,604)	-	(609,604)
Derivatives not designated as hedge accounting	-	(10,270)	-	(10,270)
	-	(619,874)	-	(619,874)

	Consolidated
	12.31.16
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	187,384	-	-	187,384
Brazilian foreign debt securities	56,416	-	-	56,416
Stocks	379,475	-	-	379,475
Held for trading
Bank deposit certificates	-	48,425	-	48,425
Financial treasury bills	180,544	-	-	180,544
Investment funds	42,276	-	-	42,276
Other financial assets
Derivatives designed as hedge accounting	-	197,520	-	197,520
Derivatives not designated as hedge accounting	-	495	-	495
	846,095	246,440	-	1,092,535
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge accounting	-	(222,794)	-	(222,794)
Derivatives not designated as hedge accounting	-	(306,777)	-	(306,777)
	-	(529,571)	-	(529,571)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.15
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	293,282	-	-	293,282
Brazilian foreign debt securities	65,867	-	-	65,867
Stocks	385,700	-	-	385,700
Held for trading
Bank deposit certificates	-	42,545	-	42,545
Financial treasury bills	155,262	-	-	155,262
Investment funds	177,755	-	-	177,755
Other financial assets
Derivatives designed as hedge accounting	-	98,406	-	98,406
Derivatives not designated as hedge accounting	-	30,981	-	30,981
	1,077,866	171,932	-	1,249,798
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge accounting	-	(655,969)	-	(655,969)
Derivatives not designated as hedge accounting	-	(10,633)	-	(10,633)
	-	(666,602)	-	(666,602)

4.6.        Comparison between book value and fair value of financial instruments

Except for the items presented below, the book value of all other financial instruments approximate fair value. The fair value of financial instruments presented below was based in prices observed in active markets, level 1 of the hierarchy for fair value measurement.

	Parent company and Consolidated
		12.31.16		12.31.15
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(364,006)	(415,115)	(656,068)	(695,203)
BRF SA BRFSBZ4	2024	(2,424,133)	(2,404,442)	(2,906,435)	(2,718,636)
BRF SA BRFSBZ3	2023	(1,568,079)	(1,567,412)	(1,881,569)	(1,781,229)
BRF SA BRFSBZ7	2018	(502,933)	(475,868)	(502,061)	(427,016)
BRF SA BRFSBZ2	2022	(1,729,142)	(1,795,814)	(2,139,463)	(1,990,770)
Parent company		(6,588,293)	(6,658,651)	(8,085,596)	(7,612,854)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(287,211)	(308,745)	(475,299)	(499,662)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	(370,023)	(376,702)	(443,332)	(461,999)
Bonds BRF Gmbh
BRF SA BRFSBZ4	2026	(1,606,615)	(1,538,817)	-	-
Quickfood bonds
Quickfood	2019	(144,453)	(144,453)	(285,709)	(285,709)
Consolidated		(8,996,595)	(9,027,368)	(9,289,936)	(8,860,224)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.7.        Table of sensitivity analysis

In preparation of the sensitivity analysis, Management considered the derivative financial instruments used to mitigate the currency risk and commodities as relevant risks and could impact the Company's results. Currently, Management believes that fluctuations in interest rates do not significantly affect its financial results, since have opted for fixing through derivative financial instruments (interest rate swap), a considerable part of its post fixed debt.

The table below presents the possible impacts of derivative and non-derivative financial instruments considering scenarios of appreciation and depreciation of the main traded currencies by the Company with respect to its functional currency (Brazilian Real) and changes in corn prices on the Chicago Board of Trade (“CBOT”). The amount of exports utilized corresponds to notional value of derivative financial instruments entered into in order to hedge highly probable transaction.

Quantitative and qualitative information used in preparing these analyzes are based on the position for the period ended December 31, 2016. Future results to be measured may differ significantly from those estimates amounts, if the reality becomes different from the assumptions used.

		3.2591	2.9332	2.4443	4.0739	4.8887
Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	21,508	56,359	108,636	(65,620)	(152,748)
Options - currencies	Devaluation of R$	-	428,103	1,074,382	211,028	1,199,350
Export prepayments	Devaluation of R$	(443,850)	(346,077)	(199,417)	(688,282)	(932,715)
Bonds	Devaluation of R$	(329,940)	(242,380)	(111,041)	(548,839)	(767,738)
Swaps	Devaluation of R$	(151,782)	(111,604)	(51,337)	(252,228)	(352,673)
Exports	Appreciation of R$	114,113	(378,716)	(1,122,085)	64,901	(761,605)
Not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(131,662)	(353,281)	(685,709)	422,385	976,432
Dollar Future sales - BM&FBOVESPA	Devaluation of R$	-	48,887	122,216	(122,216)	(244,433)
Net effect		(921,613)	(898,709)	(864,355)	(978,871)	(1,036,130)
Shareholders' equity		(925,572)	(700,061)	(361,795)	(1,489,349)	(2,053,126)
Statement of income		3,959	(198,648)	(502,560)	510,478	1,016,996

		3.4384	3.0946	2.5788	4.2980	5.1576
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	72,102	121,959	196,744	(52,540)	(177,182)
Currency options	Devaluation of R$	16,128	43,635	84,896	-	58,963
Exports	Appreciation of R$	(88,230)	(165,594)	(281,640)	52,540	118,219
Not designated as hedge accouting
Non-deliverable forward	Devaluation of R$	3,683	(99,468)	(254,194)	261,559	519,435
Net effect		3,683	(99,468)	(254,194)	261,559	519,435
Shareholders' equity		-	-	-	-	-
Statement of income		3,683	(99,468)	(254,194)	261,559	519,435

		4.0364	3.6328	3.0273	5.0455	6.0546
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Non-deliverable forward	Devaluation of R$	13,157	26,880	47,466	(21,153)	(55,462)
Exports	Appreciation of R$	(13,157)	(26,880)	(47,466)	21,153	55,462
Net effect		-	-	-	-	-

		144.12	129.71	108.09	180.15	216.18
Price parity CBOT - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward	Increase in the price of corn	1,837	16,332	38,074	(34,400)	(70,637)
Net effect		1,837	16,332	38,074	(34,400)	(70,637)
Shareholders' equity		1,837	16,332	38,074	(34,400)	(70,637)
Statement of income		-	-	-	-	-

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the Board of Directors and Directors for assessing the performance of each segment and allocating resources.

As disclosed in note 1, in order to reflect the management structure changes the segment information of 2016 and 2015 were prepared considering the seven observable segments, as follows: Brazil, Latin America (“LATAM”), Europe, Middle East and North Africa (“MENA”), Africa, Asia and Other Segments, which primarily observe our geographical structure. The information as of December 31, 2015 was prepared in order to be comparable to the information as of December 31, 2016, according to the new segments of the Company.

These segments include sales of all distribution channels and operations are subdivided according to the nature of the products whose characteristics are described below:

•         Poultry: involves the production and sale of whole poultry and in-natura cuts.

•         Pork and other: involves the production and sale of in-natura cuts.

•         Processed: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef, margarine, vegetable and soybean-based products.

•         Other sales: involves the commercialization of flour for food service and others.

Other segments include sale of in-natura beef cuts, agricultural products and animal feed.

The net sales for each reportable operating segment are presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
Net sales	12.31.16	12.31.15
Brazil
In-natura	3,109,068	2,997,956
Poultry	2,410,348	2,265,018
Pork and other	698,720	732,938
Processed	11,600,755	12,206,534
Other sales	98,266	51,053
	14,808,089	15,255,543

Europe
In-natura	1,583,168	1,705,305
Poultry	779,799	854,905
Pork and other	803,369	850,400
Processed	2,216,995	1,934,313
Other sales	156	-
	3,800,319	3,639,618

MENA
In-natura	5,584,226	5,922,171
Poultry	5,542,103	5,886,843
Other	42,123	35,328
Processed	642,349	436,088
Other sales	2	46
	6,226,577	6,358,305

Africa
In-natura	630,520	592,996
Poultry	525,865	478,091
Pork and other	104,655	114,905
Processed	137,236	146,173
	767,756	739,169

Asia
In-natura	4,045,952	3,207,951
Poultry	3,484,269	2,834,136
Pork and other	561,683	373,815
Processed	481,632	81,643
Other sales	221,217	-
	4,748,801	3,289,594

LATAM
In-natura	670,918	796,801
Poultry	503,761	501,864
Pork and other	167,157	294,937
Processed	1,379,548	1,284,329
Other sales	33,787	51,280
	2,084,253	2,132,410
Other segments	1,297,071	781,962
	33,732,866	32,196,601

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The operating income for each reportable operating segment is presented below:

	Consolidated
	12.31.16	12.31.15

Brazil	1,028,496	1,547,379
Europe	(41,321)	573,446
MENA	348,643	1,148,049
Africa	34,296	112,119
Asia	498,499	701,095
LATAM	64,990	128,387
Other segments	21,206	31,094
Sub total	1,954,809	4,241,569
Corporate	(139,635)	(13,159)
	1,815,174	4,228,410

The Corporate sine presented above refers to extraordinary events not attributable to the operating segments, which are recognized as other operating income (expense). The main events of 2016 are related to losses with contingencies. For the period ended December 31, 2015, the main events were: R$181,811 allowance for doubtful accounts, R$134,641 of equity pick-up of Minerva, R$41,657 of losses with the led by truck drivers which were offset by R$250,707 in the recovery of tax contingencies and R$125,671 in gain on the change in accounting treatment of the investment in Minerva, which was treated as available-for-sale financial investment, based on the market value of Minerva’s shares on the date of transfer

No customer was individually or in aggregate responsible for more than 5% of net sales for the years ended December 31, 2016 and 2015.

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, considering the nature of the products manufactured in each segment (cash-generating unit), as presented below:

	Consolidated
	Goodwill		Trademarks		Total
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
Europe	652,989	481,658	20,139	20,149	673,128	501,807
MENA	1,224,970	834,368	170,407	170,407	1,395,377	1,004,775
Asia	594,046	78,270	4,553	-	598,599	78,270
LATAM	720,047	232,308	135,617	198,984	855,664	431,292
	4,343,550	2,778,102	1,313,194	1,372,018	5,656,744	4,150,120

The Company performed the impairment test of the assets allocated to the reportable segments using the discounted cash flow methodology. The results and main assumptions used are disclosed in note 19.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, which take investment decisions and determine allocation of assets on a consolidated basis.

6.            BUSINESS COMBINATION AND ACQUSITION OF ENTITIES INTEREST

6.1.        Business combination

6.1.1.   Acquisition of the frozen distribution business of Qatar National Import and Export Co. (“QNIE”)

On January 01, 2016, BRF announced to the market that it has signed an agreement with QNIE for the acquisition of a part of QNIE’s frozen distribution business in the State of Qatar, which is one of BRF products distributor in Qatar for more than 40 years. The transaction totaled US$146,162 (equivalent to R$589,075), paid in cash.

The transaction consisted in the acquisition of certain assets from QNIE by Federal Foods Qatar Ltd., which is an indirectly subsidiary controlled by BRF. The acquired assets comprises mainly the client relationship, finished goods, non-compete agreement and logistics and supply agreements, which constitute the acquisition of the frozen distribution business in the State of Qatar.

The fair value of assets acquired to determining the price paid by Federal Foods Qatar Ltd on the acquisition of QNIE is demonstrated below:

Fair value on acquisition date
Inventories	24,835
Intangible	182,861
Customer relationship	155,422
Non compete	27,439
Net asset	207,696

Fair value of consideration	589,075

Goodwill	381,379

6.1.2.   Business combination with Golden Foods Siam (“GFS”)

On January 26, 2016, BRF announced to the market that, through its fully-owned subsidiary BRF Gmbh, concluded the acquisition of the control of GFS (“transaction”). The transaction comprised the acquisition of 100% of equity interest in Golden Foods Sales Ltd. and Golden Foods Siam Europa, both located in the United Kingdom, 48.52% of equity interest in Golden Foods Poultry Ltd. and 73.31% of indirect equity interest in Golden Poultry Siam Ltd., both located in Thailand.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

GFS is one of the production poultry Market leader in Thailand, with an integrated operation and present in more than 15 global markets.

The transaction totaled US$348,705 (equivalent to R$1,428,540), which should be further adjusted according to certain conditions set out in the agreement (note 16). On April 2016, according of conditions of the contract, the purchase price was adjusted, resulting in an additional payment of US$10,801 (equivalent to R$38,266), paid in cash.

The fair value of the acquired assets and assumed liabilities for the determination of the price paid are as follows:

Fair value at acquisition date
Cash and cash equivalents	64,079
Trade accounts receivable, net	153,815
Inventories	178,290
Biological assets	24,008
Property, plant and equipment	332,260
Intangible assets	142,254
Software	5,277
Customer relationship	117,049
Supplier relationship	2,305
Trademarks	5,704
Import quotas	11,919
Other accounts receivable	17,084
911,790

Social and labor obligations	11,468
Trade accounts payable	93,161
Loans and financing	58,278
Other accounts payable	39,643
202,550

Net assets acquired	709,240
Non-controlling shareholders	(128,735)
Fair value of consideration paid	1,466,806
Goodwill	886,301

6.1.3.   Business combination with Universal Meats (UK) Limited (“Universal”)

On February 01, 2016, BRF through its controlled subsidiary BRF Invicta Ltd, signed with Universal shareholder’s (“Sellers”), holders of total shares of Universal Meats (“Universal”), the document for definitive acquisition of Universal, that have as subject be a food distributor in the United Kingdom with focus in the food service segment.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF Invicta Ltd paid to the Seller the amount of GBP32,401 (equivalent to R$185,658), such of BRF Invicta Ltd pass to hold 100% of shares of Universal.

Additionally, BRF Invicta Ltd recorded a provision of GBP16,600 (equivalent to R$95,118) as contingent consideration, which corresponds to the payment of depending on the business operating performance of the acquired entity in the calculation periods.

The total of the acquired net assets before the purchase price allocation in order to determine the preliminary goodwill is demonstrated below:

Fair value on acquisition date
Cash and cash equivalents	22,525
Trade accounts receivable, net	108,629
Inventories	64,348
Other assets	6,899
Property, plant and equipment	384
Intangible	104,515
Customer relationship	95,576
Import quotas	8,939
307,300

Trade accounts payable	30,638
Loans and financing	20,702
Tax payable	3,243
Liabilities with related parties	5,730
Other liabilities	13,106
Deferred taxes	17,419
90,838

Net asset	216,462

Fair value of consideration	280,776

Preliminary goodwill	64,314

The fair value of the consideration paid was determined as follows:

Cash and cash equivalent	185,658
Earn-out	95,118
Fair value of transferred settlements	280,776

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

6.1.4.   Business combination with Eclipse Holding Cöoperatief UA (“Eclipse”)

On December 01, 2015, BRF signed a binding offer with Pampa Agribusiness Fund L.P. and Pampa Agribusiness Follow-on Fund L.P. for the acquisition of the total shares issued by Eclipse (“transaction”), a Dutch entity that controls Campo Austral, a group of companies with commercial operations fully integrated in the Argentinian pork’s market, including the cold market.

On April 14, 2016, the conditions precedent were fulfilled, and BRF concluded the first step of the transaction, acquiring 50% of equity interest in the amount of US$39,747 (equivalent to R$139,614), paid in cash. On July 2016, according of conditions of the contract, the purchase price was adjusted, resulting in a reduction payment of USD3,233 (equivalent to R$10,785).

On October 27, 2016, in compliance with the conditions established in the contract, was concluded the acquisition of equity interest (50%), in the amount of US$31,697 (equivalent R$99,621), paid in cash.

In addition to the corporate restructuring carried out in entities acquired in Argentina (note 1.1), the Company contracted a specialized company to prepare the fair value report of the assets acquired and liabilities assumed for the purpose of determining the purchase price allocation.

In this transaction, a goodwill of R$231,523 was determined before the purchase price was allocated. The Company's Management is a customer management and goods management company.

6.1.5.   Business combination with Alimentos Calchaquí Productos 7 S.A. (“Calchaquí”)

On March 22, 2016, BRF signed, through its controlled subsidiaries BRF GmbH and BRF Holland B.V., an agreement for the acquisition of the total shares issued by Calchaquí (“transaction”), a traditional Argentine Company, which is leader in the region´s cold cuts market, and owner of leading brands such as Calchaquí and Bocatti.

On May 10, 2016, the conditions precedent were fulfilled and the transaction was concluded for an initial price of US$104,700 (equivalent to R$364,112), of which US$100,512 (equivalent to R$349,547) was paid in cash, and USD4,188 was transferred to an escrow account which will be released to the seller if certain conditions set out in the agreement are fulfilled.

On October 2016, according to certain conditions set out in the agreement, the initial price was adjusted resulting in a complimentary payment of US$7,078 (equivalent to R$22,890), paid in cash.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

In addition to the corporate restructuring carried out in entities acquired in Argentina (note 1.1), the Company contracted a specialized company to prepare the fair value report of the assets acquired and liabilities assumed for the purpose of determining the purchase price allocation, which is being finalized.

In this transaction, a goodwill of R$403,109 was determined prior to the purchase price allocation. The Company's Management understands that intangible assets must be identified in relation to customers and the value of property, plant and equipment must be identified in the "appraisal report of the purchase price.

6.1.6.   Business combination with Al Khan Foodstuff LLC (“AKF”)

On July 03, 14, BRF acquired 40% of equity interest of AKF, classifying the investment as a joint venture.

On June 20, 2016, the Company acquired 30% of equity interest and concluded the acquisition of the control of AKF, becoming the beneficiary of 99% of its economic interest. The acquisition of the additional 59% of economic interest in AKF totaled US$32,584 (equivalent to R$110,271).

Such transaction, in compliance with CVM Deliberation Nº 665/11, which was approved the technical pronouncement CPC 15 (R1), in their paragraphs 41 and 42, was accounted for as step acquisition. Thus, the carrying amount of the investment prior to this acquisition on June 20, 2016 was measured at fair value generating a gain of R$58,812 recorded as other operating income (note 34).

The goodwill of R$127,458 registered in the purchase consists mainly of synergies and economies of scale by combining the operations of BRF and AKF. It is not expected that the goodwill recognized is deductible for income tax. The goodwill was allocated to the segment MENA.

The fair value of assets acquired and liabilities assumed to determining the price paid on the step acquisition of AKF is demonstrated below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Fair value recognized on acquisition date
Cash and cash equivalents	15,024
Trade accounts receivable, net	72,223
Inventories	41,249
Property, plant and equipment, net	1,149
Intangible	76,748
Software	190
Customer relationship	76,558
Other assets	2,382
208,775

Short-term debt	65,363
Trade accounts payable	13,341
Payroll and related charges	1,115
Tax payable	2,762
Deferred taxes	19,140
Other liabilities	6,958
108,679

Net asset	100,096

Non-controlling shareholders	(426)

Fair value of consideration	227,128

Goodwill	127,458

The amount of consideration paid was determined as follow:

Cash - considerations paid for acquiring the control	110,271
Carrying amount of former equity interest of 40%	58,045
Gain generated by the remeasurement of the former equity interest (40%) at fair value	58,812
Fair value of consideration paid at the acquisition date	227,128

6.1.7.   Business combination with FFM Further Processing SDN BHD (“FFP”)

On October 04, 2016, BRF announced to the market that, through its wholly-owned subsidiary BRF Foods GmbH, entered into an agreement with FFM Berhad for the acquisition of 70% equity interest of FFP, which will be consolidated in the Company’s financial statements. BRF Foods GmbH will have control of FFP by means of the conditions established by signed shareholder’s agreement between the parties.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

FFM Berhad is a subsidiary of PPB Group Berhad, a Malaysian conglomerate operating in various business segments in Southeast Asia, including grains, agribusiness and consumer products.

The fair value of assets acquired by BRF Foods GmbH on the acquisition of FFP is demonstrated below:

Fair value on acquisition date
Cash and cash equivalentes	39,925
Inventories	3,460
Other assets	4,381
Property, plant and equipmente	26,988
74,754

Trade accounts payable	1,045
Other liabilities	2,625
3,670

Net asset	71,084
Non-controlling interest	(21,325)
Fair value of consideration paid	48,997

Gain on acquisition	762

6.1.8.   Business combination impacts

In 2016, the business combination contributed with net revenue of R$2,144,087 and income of R$147,366 of the acquisition date until December 31, 2016 in the consolidated income. If the acquisitions had occurred at the beginning of the 2016, the consolidated net revenue for this year would be increased in R$459,910 and the consolidated net income for the year would be increased in R$688.

6.2.        Acquisition of Entities Interest

6.2.1.   Acquistion of interest in the joint venture with Mondelez Lacta and Mondelez Brasil (togheter “Mondelez”)

On March 18, 2016, BRF announced to the market that it has renewed its agreement for the joint venture with Mondelez, after the satisfaction of all the conditions precedent, such as: (i) Mondelez will be the entity responsible for producing the Philadelphia cream cheese, (ii) BRF will continue to distribute and sell the Philadelphia cream cheese and (iii) BRF will be the only shareholder of K&S Alimentos S.A, for which it has paid in cash R$10,728, generating a goodwill in the amount of R$1,466, which was recognized in other results due to the absence of future profitability expectation.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

7.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		12.31.16	12.31.15	12.31.16	12.31.15
Cash and bank accounts
U.S. Dollar	-	4,708	33,523	680,132	665,550
Brazilian Reais	-	46,077	65,212	46,375	65,302
Euro	-	5,337	76,681	274,348	556,440
Other currencies	-	10,960	11,615	729,562	330,855
		67,082	187,031	1,730,417	1,618,147
Cash equivalents
In Brazilian Reais
Investment funds	12.54%	26,919	14,553	26,919	14,553
Savings account	5.65%	4,789	10,990	4,789	10,990
Bank deposit certificates	12.23%	3,746,146	449,716	3,830,200	486,042
		3,777,854	475,259	3,861,908	511,585
In U.S. Dollar
Term deposit	2.35%	-	172,899	327,010	2,785,926
Overnight	0.48%	11,569	9,896	421,481	430,492
Other currencies
Term deposit	5.30%	-	-	16,103	16,740
		11,569	182,795	764,594	3,233,158
		3,856,505	845,085	6,356,919	5,362,890

8.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		12.31.16	12.31.15	12.31.16	12.31.15
Available for sale
Credit linked note (a)	2.32	US$	4.19%	-	-	187,384	293,282
Public securities (b)	1.33	US$	2.98%	-	-	56,416	65,867
Stocks (c)	-	R$	-	329,876	385,700	379,475	385,700
				329,876	385,700	623,275	744,849
Held for trading
Bank deposit certificates ("CDB") (d)	4.40	R$	13.48%	48,425	42,545	48,425	42,545
Financial treasury bills (e)	2.67	R$	13.65%	180,544	155,262	180,544	155,262
Investment funds (f)	0.78	ARS	19.55%	-	-	42,276	177,755
				228,969	197,807	271,245	375,562
Held to maturity
Sovereign bonds and others (e)	0.96	AOA and R$	6.23% to 13.65%	80,200	70,338	255,493	70,338
				639,045	653,845	1,150,013	1,190,749

Current				309,169	197,807	622,285	734,711
Non-current (2)				329,876	456,038	527,728	456,038

(1)     Weighted average maturity in years.

(2)     Maturity within up to July 26, 2018

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(b)  Brazilian foreign debt securities are denominated in U.S. Dollars and remunerated at pre and post-fixed rates.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

(c)  The stock balance comprises the market value of 27,150,300 stocks from Minerva (ticker BEEF3 and market value of R$12.15 to each stock on December 31, 2016) and 77,583,000 stocks of Cofco Meat (ticker 1610 and market value of HKD1.52 to each stock on December 31, 2016).

(d)  Bank Deposit Certificate (“CDB”) investments are denominated in Brazilian Reais and remunerated at rates varying from 98% to 102.1% of the Interbank Deposit Certificate (“CDI”).

(e)  Comprise for Financial Treasury Bills (“LFT”) are remunerated at the rate of the Special System for Settlement and Custody (“SELIC”) and securities of the Angola Government denominated in Kwansas.

(f)   The fund in foreign currency is basically represented of public and private securities.

The unrealized loss by the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to the accumulated amount of R$25,998 net of income tax of R$11,513 (loss of R$8,466 net of income tax of R$1,987 as of December 31, 2015).

Additionally, on December 31, 2016, of the total of marketable securities, R$74,088 (R$99,264 as of December 31, 2015) were pledged as collateral (without restrictions for use) for operations with future contracts denominated in U.S. Dollars, traded on the Futures and Commodities Exchange (“BM&FBOVESPA”).

The Company also has restricted cash in the amount of R$555,667 in the parent company and R$645,808 in the consolidate balances on December 31, 2016 (R$479,828 in the parent company and R$1,826,102 in the consolidate balances on December 31, 2015) (note 16).

The marketable securities non-current balance as of December 31, 2016 matures in 2018.

The Company conducted an analysis of sensitivity to foreign exchange rate (note 4.7).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

9.            TRADE ACCOUNTS RECEIVABLE, NET AND OTHER RECEIVABLES

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Trade accounts receivable, net
Domestic customers	1,308,066	1,925,827	1,308,066	1,925,827
Domestic related parties	1,098	3,015	1,098	3,015
Foreign customers	391,256	419,153	2,144,712	2,146,020
Foreign related parties	7,108,387	3,030,221	64,681	250,766
	8,808,807	5,378,216	3,518,557	4,325,628
( - ) Adjustment to present value	(11,577)	(13,232)	(16,253)	(13,232)
( - ) Allowance for doubtful accounts	(387,996)	(412,106)	(406,456)	(431,955)

	8,409,234	4,952,878	3,095,848	3,880,441

Current	8,398,647	4,948,745	3,085,147	3,876,308
Non-current	10,587	4,133	10,701	4,133

Credit notes	367,473	544,951	367,961	569,842
( - ) Adjustment to present value	(230)	(2,982)	(230)	(2,982)
( - ) Allowance for doubtful accounts	(32,225)	(32,363)	(32,225)	(32,363)

	335,018	509,606	335,506	534,497

Current	148,981	281,516	148,982	303,716
Non-current (1)	186,037	228,090	186,524	230,781

(1) Weighted average maturity of 3.38 years.

Of the foreign related parties balance recorded in the parent company, is tied to Agribusiness Receivable Certificate ("CRA") operation, as disclosed in Note 20.2.

12.31.16
Operation	Date	Maturitie	Average rate	Principal value	Updated Value

CRA 2018 - 1th Issue	09.29.2015	10.01.2018	96.9% CDI	1,000,000	1,061,956
CRA 2019 - 2sd Issue	04.19.2016	04.19.2019	96.5% CDI	1,000,000	1,087,111
CRA 2020 - 3th Issue	12.16.2016	12.16.2020	96.0% CDI	780,000	784,188
CRA 2023 - 3th Issue	12.16.2016	12.18.2023	IPCA + 5.90%	720,000	696,822
				3,500,000	3,630,077

On December 31, 2016 notes receivable are comprised mainly by receivables from the (i) sale of Ana Rech assets to JBS, of R$52,583 and (ii) disposal of various other assets and farms, R$272,477.

The trade accounts receivable from related parties by the parent company are disclosed in note 31. The consolidated balances, refers to transaction with associates UP!, in domestic market and with joint ventures SATS BRF, in foreign market.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The rollforward of allowance for doubtful accounts is presented below:

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Beginning balance	(412,106)	(98,551)	(431,955)	(107,781)
Additions	(143,559)	(274,281)	(199,155)	(301,441)
Business combination (1)	-	-	(10,571)	-
Reversals	87,193	57,618	148,583	65,753
Write-offs	30,637	30,858	30,657	30,901
Exchange rate variation	49,839	(127,750)	55,985	(119,387)
Ending balance	(387,996)	(412,106)	(406,456)	(431,955)

(1) Balance arising from the business combination with Al Khan Foodstuff LLC (“AKF”), Eclipse Holding Cooperatief UA, Federal Foods Qatar and GFS Group.

The aging of trade accounts receivable is as follows:

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Current	8,380,049	4,902,657	2,389,900	3,483,359
Overdue
01 to 60 days	34,080	56,088	393,770	343,216
61 to 90 days	8,701	7,927	41,958	30,301
91 to 120 days	4,177	3,414	25,311	37,723
121 to 180 days	8,182	1,922	72,312	7,027
181 to 360 days	29,010	61,653	157,164	70,845
More than 361 days	344,608	344,555	438,142	353,157
( - ) Adjustment to present value	(11,577)	(13,232)	(16,253)	(13,232)
( - ) Allowance for doubtful accounts	(387,996)	(412,106)	(406,456)	(431,955)
	8,409,234	4,952,878	3,095,848	3,880,441

10.         INVENTORIES

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Finished goods	1,551,119	1,437,670	3,207,877	2,601,130
Work in process	147,231	141,780	172,765	157,807
Raw materials	809,496	568,957	900,799	620,734
Packaging materials	50,852	54,605	76,840	83,567
Secondary materials	234,941	304,750	265,348	341,687
Warehouse	144,731	129,902	205,692	173,113
Imports in transit	75,548	143,757	113,002	154,769
Other	6,706	14,751	6,850	14,751
(-) Provision for adjustment to realizable value	(35,409)	(1,596)	(93,530)	(19,959)
(-) Provision for deterioration	(10,629)	(49,480)	(26,211)	(49,618)
(-) Provision for obsolescense	(6,920)	(8,878)	(7,649)	(12,182)
(-) Adjustment to present value	(29,098)	(32,888)	(30,143)	(32,888)
	2,938,568	2,703,330	4,791,640	4,032,911

The write-offs of products sold from inventories to cost of sales during the year ended December 31, 2016 totaled R$22,389,681 in the parent company and R$26,206,447 in the consolidated (R$19,740,350 in the parent company and R$22,107,692 in the consolidated in December 31, 2015). Such amounts include the additions and reversals of inventory provisions presented in the table below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
	Provision for adjustment to realizable value		Provision for deterioration		Provision for obsolescence		Total
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Beginning balance	(1,596)	(67)	(49,480)	(17,411)	(8,878)	(16,522)	(59,954)	(34,000)
Additions	(38,311)	(2,398)	(3,924)	(61,252)	(759)	(3,978)	(42,994)	(67,628)
Reversals	4,498	869	-	-	-	-	4,498	869
Write-offs	-	-	42,775	29,183	2,717	11,622	45,492	40,805
Ending balance	(35,409)	(1,596)	(10,629)	(49,480)	(6,920)	(8,878)	(52,958)	(59,954)

	Consolidated
	Provision for adjustment to realizable value		Provision for deterioration		Provision for obsolescence		Total
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Beginning balance	(19,959)	(1,205)	(49,618)	(19,521)	(12,182)	(18,063)	(81,759)	(38,789)
Additions	(113,926)	(18,181)	(19,041)	(70,586)	(1,487)	(5,105)	(134,454)	(93,872)
Reversals	15,294	2,369	-	-	-	-	15,294	2,369
Write-offs	-	-	44,625	39,311	3,844	12,164	48,469	51,475
Exchange rate variation	25,061	(2,942)	(2,177)	1,178	2,176	(1,178)	25,060	(2,942)
Ending balance	(93,530)	(19,959)	(26,211)	(49,618)	(7,649)	(12,182)	(127,390)	(81,759)

On December 31, 2016 and 2015, there were no inventory items pledged as collateral.

11.         BIOLOGICAL ASSETS

The balance of biological assets are segregated in current and non-current assets are presented below:

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15

Live animals	1,617,747	1,322,317	1,644,939	1,329,861
Total current	1,617,747	1,322,317	1,644,939	1,329,861

Live animals	621,586	530,114	647,377	530,869
Forests	269,968	230,153	269,968	230,153
Total non-current	891,554	760,267	917,345	761,022
	2,509,301	2,082,584	2,562,284	2,090,883

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The rollforward of biological assets for the year is presented below:

	Parent company
	Current						Non-current
	Live animals				Total		Live animals					Forests			Total
	Poultry		Pork				Poultry		Pork		Cattle
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.15	12.31.16		12.31.15	12.31.16	12.31.15
Beginning balance	587,918	507,707	734,399	614,643	1,322,317	1,122,350	294,175	242,890	235,939	215,851	640	230,153		222,442	760,267	681,823
Additions/Transfer	245,508	182,322	1,686,031	1,234,582	1,931,539	1,416,904	34,842	31,405	191,210	142,048	-	37,470	(2)	-	263,522	173,453
Fair value variation (1)	1,628,733	1,307,745	111,871	123,164	1,740,604	1,430,909	71,814	72,461	(63,381)	(62,118)	307	42,368		9,430	50,801	20,080
Harvest	-	-	-	-	-	-	-	-	-	-	-	(30,982)		(26,611)	(30,982)	(26,611)
Write-off	-	-	-	-	-	-	-	-	-	-	-	(8,783)		(2,447)	(8,783)	(2,447)
Transfer between current and non-current	72,279	52,581	70,734	59,842	143,013	112,423	(72,279)	(52,581)	(70,734)	(59,842)	-	-		-	(143,013)	(112,423)
Transfer of the held for sale	-	-	-	-	-	-	-	-	-	-	-	(258)		27,339	(258)	27,339
Transfer to inventories	(1,774,586)	(1,462,437)	(1,745,140)	(1,297,832)	(3,519,726)	(2,760,269)	-	-	-	-	(947)	-		-	-	(947)
Ending balance	759,852	587,918	857,895	734,399	1,617,747	1,322,317	328,552	294,175	293,034	235,939	-	269,968		230,153	891,554	760,267

	Consolidated
	Current						Non-current
	Live animals				Total		Live animals					Forests			Total
	Poultry		Pork				Poultry		Pork		Cattle
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.15	12.31.16		12.31.15	12.31.16	12.31.15
Beginning balance	595,462	515,937	734,399	614,643	1,329,861	1,130,580	294,930	244,277	235,939	215,851	640	230,153		222,442	761,022	683,210
Additions/Transfer	246,401	183,057	1,686,031	1,234,582	1,932,432	1,417,639	45,015	32,140	191,210	142,048	-	37,470	(2)	-	273,695	174,188
Business combination (3)	-	-	17,870	-	17,870	-	24,008	-	5,780	-	-	-		-	29,788	-
Fair value variation (1)	1,664,700	1,336,332	112,934	123,164	1,777,634	1,459,496	66,625	71,061	(63,040)	(62,118)	307	42,368		9,430	45,953	18,680
Harvest	-	-	-	-	-	-	-	-	-	-	-	(30,982)		(26,611)	(30,982)	(26,611)
Write-off	-	-	-	-	-	-	-	-	-	-	-	(8,783)		(2,447)	(8,783)	(2,447)
Transfer between current and non-current	72,279	52,581	70,734	59,842	143,013	112,423	(72,279)	(52,581)	(70,734)	(59,842)	-	-		-	(143,013)	(112,423)
Transfer to sale	-	-	-	-	-	-	(4,130)	-	-	-	-	-		-	(4,130)	-
Transfer of the held for sale	-	-	-	-	-	-	-	-	-	-	-	(258)		27,339	(258)	27,339
Transfer to inventories	(1,804,842)	(1,492,347)	(1,745,141)	(1,297,832)	(3,549,983)	(2,790,179)	-	-	-	-	(947)	-		-	-	(947)
Exchange variation	(3,309)	(98)	(2,579)	-	(5,888)	(98)	(5,067)	33	(880)	-	-	-		-	(5,947)	33
Ending balance	770,691	595,462	874,248	734,399	1,644,939	1,329,861	349,102	294,930	298,275	235,939	-	269,968		230,153	917,345	761,022

(1)       The fair value variation of biological assets includes depreciation of breeding stock in the amount of R$658,021 (R$543,605 as of December 31, 2015) in the parent company and R$680,912 (R$545,033 as of December 31, 2015) in the consolidated.

(2)       Transfer from property, plant and equipment of R$37,470 in the parent company and consolidated.

(3)       Balance arising from the business combination with Eclipse Holding Cooperatief UA (pork) and GFS Group (poultry).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The acquisitions of biological assets for            production (non-current) occur when there is an expectation that the production plan cannot be met with its own animals and, usually, these acquisitions refer to immature animals in the beginning of the life cycle.

The living animals comprises poultry and pork and are segregated into consumable and for production.

The animals classified as consumables are those intended for slaughtering to produce in-natura meat or processed products. Until they reach the adequate weight for slaughtering, they are classified as immature. The slaughtering and production process occurs sequentially and in a very short period of time, so that only live animals ready for slaughtering are classified as mature.

The animals classified as for production (breeding stock) are those that have the function of producing other biological assets. Until they reach the age of reproduction they are classified as immature and when they are able to initiate the reproductive cycle, they are classified as mature.

The Company determined that cost approach is the most appropriate methodology in order to obtain the fair value of its live animals, as disposed in CVM Deliberation Nº 699/12. Mainly, due to the short life period of the animal, as well as because the price that would be received in a sale in an active market represents the cost to produce an animal in the same level of maturity.

For the breeding stock the production cost is reduced throughout its life considering its normal devaluation.

The live animals fair value is determined using non observable information and the best practices and data available at the moment the appraisal is done, being classified as level 3 in the fair value hierarchy, as disposed in CVM Deliberation Nº 699/12.

The Company determined that income approach is the most appropriate methodology in order to obtain the fair value of its forests, as the asset value is correlated to the present value of the future cash flows generated by the biological asset.

The forests fair value is determined using non observable information and the best practices and data available at the moment the appraisal is done, being classified as level 3 in the fair value hierarchy, as disposed in CVM Deliberation Nº 699/12.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The quantities and balances per live animals assets are presented below:

	Parent company
	12.31.16		12.31.15
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	192,328	759,852	177,488	587,918
Immature pork	3,691	857,895	3,545	734,399
Total current	196,019	1,617,747	181,033	1,322,317

Production biological assets
Immature poultry	6,410	112,430	6,618	108,209
Mature poultry	11,192	216,122	11,382	185,966
Immature pork	193	58,180	184	51,188
Mature pork	419	234,854	385	184,751
Total non-current	18,214	621,586	18,569	530,114
	214,233	2,239,333	199,602	1,852,431

	Consolidated
	12.31.16		12.31.15
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	202,454	770,691	179,990	595,462
Immature pork	3,788	874,248	3,545	734,399
Total current	206,242	1,644,939	183,535	1,329,861

Production biological assets
Immature poultry	6,735	119,912	6,658	108,837
Mature poultry	11,670	229,190	11,418	186,093
Immature pork	195	58,934	184	51,188
Mature pork	427	239,341	385	184,751
Total non-current	19,027	647,377	18,645	530,869
	225,269	2,292,316	202,180	1,860,730

12.         RECOVERABLE TAXES

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
State ICMS ("VAT")	1,449,352	1,119,761	1,575,071	1,219,662
PIS and COFINS ("Federal Taxes to Social Fund Programs")	325,600	397,785	331,616	397,841
Income and social contribution tax (IR/CS)	367,267	359,787	433,744	416,562
IPI ("Federal VAT")	201,256	60,137	201,261	60,137
INSS ("Brazilian Social Security")	280,305	146,162	280,384	146,234
Other	46,792	97,296	95,912	131,471
(-) Provision for losses	(159,736)	(164,606)	(164,611)	(171,443)
	2,510,836	2,016,322	2,753,377	2,200,464

Current	1,015,610	1,074,175	1,234,795	1,231,759
Non-current	1,495,226	942,147	1,518,582	968,705

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The rollforward of the allowance for losses is presented below:

	Parent company
	State ICMS ("VAT")		PIS and COFINS ("Federal Taxes to Social Fund Programs")		Income and social contribution tax		IPI ("Federal VAT")		Other		Total
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Beginning balance	(113,892)	(169,518)	(25,074)	(31,478)	(8,985)	(8,985)	(14,740)	(14,740)	(1,915)	(1,585)	(164,606)	(226,306)
Additions	(28,159)	(17,550)	-	(14,482)	-	-	-	-	(126)	(405)	(28,285)	(32,437)
Write-offs	27,759	73,176	5,357	20,886	-	-	-	-	39	75	33,155	94,137
Ending balance	(114,292)	(113,892)	(19,717)	(25,074)	(8,985)	(8,985)	(14,740)	(14,740)	(2,002)	(1,915)	(159,736)	(164,606)

	Consolidated
	State ICMS ("VAT")		PIS and COFINS ("Federal Taxes to Social Fund Programs")		Income and social contribution tax		IPI ("Federal VAT")		Other		Total
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Beginning balance	(113,893)	(169,519)	(25,074)	(31,478)	(9,029)	(9,029)	(14,740)	(14,740)	(8,707)	(8,479)	(171,443)	(233,245)
Additions	(28,159)	(17,550)	(177)	(14,482)	-	-	-	-	(320)	(720)	(28,656)	(32,752)
Write-offs	27,759	73,176	5,357	20,886	-	-	-	-	240	75	33,356	94,137
Exchange rate variation	-	-	-	-	-	-	-	-	2,132	417	2,132	417
Ending balance	(114,293)	(113,893)	(19,894)	(25,074)	(9,029)	(9,029)	(14,740)	(14,740)	(6,655)	(8,707)	(164,611)	(171,443)

12.1.     State ICMS (“VAT”)

Due to its (i) export activity, (ii) domestic sales that are subject to reduced tax rates and (iii) acquisition of property, plant and equipment, the Company accumulates tax credits that are offset against debits generated in sales in the domestic market or transferred to third parties.

The Company has ICMS tax credits in the States of Mato Grosso do Sul, Paraná, Minas Gerais, Santa Catarina, Distrito Federal and Rio Grande do Sul, for which Management understands that realization will occur in short or long term, based on a credit recoverability study prepared by Management.

12.2.     PIS and COFINS

Tax credits on Contribution to the Social Integration Program (“PIS”) and Contribution to Social Fund Programs (“COFINS”) arise from credits on purchases of raw materials used in the production of exported products or products that are taxed at zero rate, such as in-natura meat and margarine. The recovery of these tax credits can be achieved by offsetting them against domestic sales operations of taxed products and other federal taxes or compensation claims.

12.3.     Withholding income and social contribution taxes

These correspond to withholding taxes on marketable securities, interest and prepayments of income and social contribution taxes, which are realizable by offsetting them against other federal taxes.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

13.         ASSETS AND LIABILITIES OF DISCONTINUED OPERATIONS AND HELD FOR SALE

13.1.     Assets non-current held for sale

	Parent company
	12.31.15	Transfer from property, plant and equipment, net	Disposals	12.31.16
Lands	12,244	5,695	(2,848)	15,091
Buildings and improvements	4,069	4,005	(2,285)	5,789
Machinery and equipment	494	647	(226)	915
Facilities	90	1,382	-	1,472
Furniture	14	86	(4)	96
Vehicles and aircraft	15,531	675	(15,856)	350
Forests	-	258	-	258
	32,442	12,748	(21,219)	23,971

	Consolidated
	12.31.15	Additions	Transfer from property, plant and equipment, net	Disposals	Exchange rate variation	12.31.16
Lands	12,246	-	5,695	(2,848)	-	15,093
Buildings and improvements	4,069	-	4,005	(2,285)	-	5,789
Machinery and equipment	492	-	16,410	(735)	(453)	15,714
Facilities	90	-	1,382	-	-	1,472
Furniture	20	-	86	(4)	-	102
Vehicles and aircraft	15,531	-	675	(15,856)	-	350
Forests	-	-	258	-	-	258
Provision for losses	-	(13,247)	-	-	595	595
	32,448	(13,247)	28,511	(21,728)	142	39,373

13.2.     Discontinued operations

On July 01, 2015, BRF concluded with Lactalis (“buyer”) the disposal of its manufacturing facilities of dairy segment being such segment classified as discontinued until the date of transaction conclusion.

The statements of income and cash flows from discontinued operations that represent the dairy segment performance of dairy segment in the period of twelvemonths ended on December 31, 2015 are disclosed as follows.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENTS OF INCOME

	Parent company	Consolidated
	12.31.15	12.31.15
Net Sales	983,535	1,122,764
Cost of sales	(786,821)	(905,752)
Gross Profit	196,714	217,012
Operating Income (Expenses)
Selling	(160,261)	(188,199)
General and administrative	(9,191)	(13,477)
Other operating expenses, net	(11,071)	(20,682)
Equity in income of associates	(19,465)	(1,876)
Loss Before Financial Results	(3,274)	(7,222)
Financial income	-	(292)
Financial expenses	-	10
Loss Before Taxes	(3,274)	(7,504)
Income and social contribution taxes expenses	(3,798)	(8,507)
Deferred income tax	-	8,939
Net Loss from Discontinued Operations	(7,072)	(7,072)
Net operational gain from the sale of discontinued operations	190,160	190,160
Net operational income from discontinued operations	183,088	183,088

STATEMENTS OF CASH FLOWS

	Parent company	Consolidated
	12.31.15 (1)	12.31.15 (1)

Net profit from discontinued operations	183,088	183,088
Adjustments to reconcile net income to net cash provided by discontinued operations
Depreciation, amortization and exhaustion	76	4,035
Equity in income of affiliates	19,465	1,876
Deferred income tax	-	(8,939)
Gain from discontinued operations	(190,160)	(190,160)
Trade accounts receivable	-	81,622
Inventories	-	(67,504)
Trade accounts payable	-	(54,600)
Other rights and obligations	15,838	53,002
Net cash provided by discontinued operating activities	28,307	2,420

Investing activities from discontinued operations
Capital increase in subsidiaries	(20,038)	-
Additions to property, plant and equipment	(8,269)	(12,305)
Net cash used investing activities from continued operations	(28,307)	(12,305)

Proceeds from debt issuance	-	10,038
Advance for future capital increase	-	10,000
Net cash (used in) provided by financing activities from discontinued operations		-
Net increase in cash and cash equivalents	-	10,153
Net cash provided by discontinued operations	-	10,153

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

14.         INCOME AND SOCIAL CONTRIBUTION TAXES

14.1.     Deferred income and social contribution taxes

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Assets
Tax loss carryforwards (corporate income tax)	951,882	1,008,022	1,317,295	1,077,653
Negative calculation basis (social contribution tax)	376,394	399,886	376,625	400,092

Temporary differences
Provisions for tax, civil and labor risks	264,662	216,564	268,163	220,047
Suspended collection taxes	22,109	62,954	22,109	62,954
Allowance for doubtful accounts	106,314	112,251	107,183	113,120
Provision for property, plant and equipment losses	-	5,546	3,163	5,546
Provision for losses on tax credits	50,656	52,260	51,266	52,803
Provision for other obligations	64,788	91,834	67,504	93,744
Employees' profit sharing	-	87,254	-	87,254
Provision for inventory losses	17,647	19,985	17,647	19,985
Employees' benefits plan	112,231	101,675	112,231	101,675
Business combination - Sadia (1)	329,010	451,222	329,010	451,222
Unrealized losses on derivatives financial instruments	133,319	105,359	133,319	105,359
Unrealized losses on inventories	-	-	2,371	19,266
Provision for losses - notes receivables	13,226	11,321	13,226	11,321
Other temporary differences	64,008	77,280	106,451	85,110
	2,506,246	2,803,413	2,927,563	2,907,151

Liabilities
Temporary differences
Business combination - Sadia (1)	(702,957)	(719,374)	(702,957)	(719,374)
Business combination - other companies (2)	-	-	(58,234)	(40,854)
Unrealized gains on fair value	(78,253)	(28,035)	(78,253)	(28,035)
Difference between tax basis and accounting basis of goodwill amortization	(254,287)	(206,770)	(254,287)	(206,770)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(694,455)	(601,040)	(694,455)	(601,040)
Other temporary differences	(35,994)	686	(36,231)	(55,102)
	(1,765,946)	(1,554,533)	(1,824,417)	(1,651,175)

Total net deferred tax assets	740,300	1,248,880	1,103,146	1,255,976

Business combination - Dánica and Avex	-	-	(6,733)	(12,474)
Business combination - AFC	-	-	(34,356)	(45,164)
Business combination - AKF	-	-	(19,050)	(5,870)
Business combination - Federal Foods	-	-	(7,562)	(10,228)
Business combination - Invicta	-	-	(39,803)	(50,067)
Other - exchange rate variation	-	-	(48,675)	(64,517)
	-	-	(156,179)	(188,320)
Total deferred tax	740,300	1,248,880	946,967	1,067,656

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the goodwill tax basis and goodwill accounting basis identified in the purchase price allocation. Deferred tax liability on business combination with Sadia is substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

(2)          Deferred tax liabilities related to the business combinations with Quickfood (trademarks, customer relationship, Fair value of property, plant and equipment) and AFC (customer relationship).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The rollforward of deferred tax is set forth below:

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15

Beginning balance	1,248,880	751,932	1,067,656	623,831
Deferred income and social contribution taxes recognized in the statement of income	(244,322)	372,283	104,093	406,587
Deferred income and social contribution taxes - write-off dairy segment	-	(200,617)	-	(200,617)
Deferred income and social contribution taxes recognized in other comprehensive income	(264,258)	327,387	(261,560)	328,090
Business combination	-	-	(20,804)	(39,240)
Exchange rate variation over deferred income and social contribution taxes related to business combination	-	-	43,997	(30,266)
Other	-	(2,105)	13,585	(20,729)
Ending balance	740,300	1,248,880	946,967	1,067,656

Certain subsidiaries of the Company located in Brazil have tax loss carryforwards and negative basis of social contribution of R$5,047 and R$5,152, (R$16,365 and R$16,181 as of December 31, 2015), respectively, for which no deferred tax asset was recorded. If there was an expectation that such tax credits would be realized the amount recognized in the balance sheet would be R$1,725 (R$5,547 as of December 31, 2015).

14.2.      Estimated time of realization

Deferred tax arising from temporary differences will be realized as these differences are realized. The period of the settlement or realization of such differences is uncertain and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation basis of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as shown below:

	Parent company	Consolidated
2017	137,049	166,317
2018	258,040	298,427
2019	303,416	362,614
2020	323,329	394,366
2021 onwards	306,442	472,196
	1,328,276	1,693,920

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

14.3.     Income and social contribution taxes reconciliation

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15

Income before taxes from continued operations	(35,413)	2,529,846	(317,481)	2,558,268
Nominal tax rate	34%	34%	34%	34%
Credit (expense) at nominal rate	12,040	(860,148)	107,944	(869,811)

Reconciling itens
Equity interest in income of subsidiaries, associates and joint venture	(291,890)	686,160	9,962	(35,293)
Exchange rate variation on foreign investments	(220,741)	373,964	(224,570)	460,200
Difference of tax rates on results of foreign subsidiaries	-	-	(105,387)	641,528
Interest on shareholders' equity	174,493	305,747	174,493	305,747
Results from foreign subsidiaries, net	(39,542)	(54,597)	(39,542)	(54,597)
Stock options	(14,773)	(20,041)	(14,773)	(20,041)
Transfer price	(1,478)	(8,430)	(1,478)	(8,430)
Profit sharing	(785)	(10,541)	(785)	(10,541)
Penalties	(7,857)	(4,178)	(7,857)	(4,183)
Investment grant	41,668	44,767	41,668	44,767
Other permanent differences	11,895	(54,467)	10,467	(59,844)
	(336,970)	398,236	(49,858)	389,502

Current income tax	(92,648)	25,953	(153,951)	(17,085)
Deferred income tax	(244,322)	372,283	104,093	406,587

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

	Consolidated
	12.31.16	12.31.15
Taxable income (loss) from foreign subsidiaries	(1,289,776)	2,064,684
Current income tax credit (expense) from foreign subsidiaries	(58,181)	(41,012)
Deferred income tax from foreign subsidiaries	348,098	5,773

Company determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed.

Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$3,317,099 as of December 31, 2016 (R$4,949,957 as of December 31, 2015).

Brazilian income taxes are subject to review for a five-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

15.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is presented below:

	Parent company
	Tax		Labor		Civil, commercial and other		Total
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Beginning balance	376,660	352,274	304,942	228,309	43,722	31,703	725,324	612,286
Additions	82,713	28,112	157,945	126,519	5,474	8,757	246,132	163,388
Reversals	(4,248)	(31,504)	(20,665)	(14,841)	(3,949)	(183)	(28,862)	(46,528)
Write-offs	(184,381)	(4,575)	(97,781)	(59,597)	(6,069)	(63)	(288,231)	(64,235)
Price index update	41,672	32,353	25,615	24,552	3,117	3,508	70,404	60,413
Ending balance	312,416	376,660	370,056	304,942	42,295	43,722	724,767	725,324

	Consolidated
	Tax		Labor		Civil, commercial and other		Total
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Beginning balance	376,667	352,184	311,319	231,369	44,120	32,166	732,106	615,719
Additions	82,717	28,176	161,557	131,632	5,474	8,757	249,748	168,565
Business combination (1)	152	-	8	-	-	-	160	-
Reversals	(4,826)	(31,504)	(20,665)	(15,855)	(3,949)	(248)	(29,440)	(47,607)
Write-offs	(184,381)	(4,575)	(97,781)	(59,597)	(6,069)	(63)	(288,231)	(64,235)
Price index update	42,112	32,386	25,616	24,554	3,118	3,508	70,846	60,448
Exchange rate variation	(4)	-	(2,614)	(784)	-	-	(2,618)	(784)
Ending balance	312,437	376,667	377,440	311,319	42,694	44,120	732,571	732,106

(1)         Balance arising from the business combination with Eclipse Holding Cöoperatief UA.

16.         RESTRICTED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		12.31.16	12.31.15	12.31.16	12.31.15

Bank deposit certificates (2)	0.48	R$	13.48%	384,331	337,041	384,332	337,041
National treasury certificates (3)	3.21	R$	19.19%	171,336	142,787	171,336	142,787
Bank deposit (4)	-	US$	-	-	-	90,140	1,346,274
				555,667	479,828	645,808	1,826,102

Current				128,110	-	218,251	1,346,274
Non-current				427,557	479,828	427,557	479,828

(1)    Weighted average maturity in years.

(2)    The deposit was pledged as collateral in the disposal of the dairy segment to Groupe Lactalis (“Parmalat”).

(3)    The national treasury certificates, which mature on 2020, are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 20).

(4)    Deposit linked to operations in the international market.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.         INVESTMENTS IN SUBSIDIARIES, ASSOCIATES AND JOINT VENTURES

17.1.     Investments breakdown

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Investment in subsidiaries and associates	4,838,603	6,918,123	51,727	102,465
Goodwill Quickfood	194,114	290,884	-	-
Goodwill SATS BRF	-	-	5,598	6,838
Goodwill AKF	-	-	-	75,113
	5,032,717	7,209,007	57,325	184,416
Other investments	1,107	1,107	1,358	1,476
	5,033,824	7,210,114	58,683	185,892

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.2.     Summary of financial information in associates and joint ventures

	BRF Energia S.A.	BRF GmbH	Elebat Alimentos S.A.	Establec. Levino Zaccardi	K&S Alimentos S.A (1)	BRF Luxembourg SARL	PSA Labor. Veter. Ltda.	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob.
	12.31.16	12.31.16	12.31.16	12.31.16	12.31.16	12.31.16	12.31.16	12.31.16	12.31.16	12.31.16	12.31.16	12.31.16	12.31.16
Current assets	-	746,050	-	461	30,286	627	4,423	288,324	11,199	2,167	26,665	443	52,773
Non-current assets	-	6,220,341	-	1	6,701	120	2,497	215,381	102,417	225,236	167,613	292,170	450
Current liabilities	-	(676,066)	-	(297)	(7,835)	-	(1,356)	(428,321)	(17,078)	(1,686)	(14,176)	(370,023)	(1,276)
Non-current liabilities	-	(1,989,120)	-	(34)	-	-	-	(106,548)	(7,148)	-	-	-	(24)
Shareholders' equity	-	(4,301,205)	-	(131)	(29,152)	(747)	(5,564)	31,164	(89,390)	(225,717)	(180,102)	77,410	(51,923)

Net revenues	-	15,336	-	-	-	-	-	1,193,600	3,257	-	37,199	-	-
Net income (loss)	(38)	(753,201)	-	26	2,709	-	1,345	(108,686)	(20,456)	10,844	(35,003)	(6,622)	4,420

	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15
Current assets	38	1,983,779	-	694	-	-	3,627	376,754	15,566	1,761	22,563	16,754	53,216
Non-current assets	-	4,985,251	-	105	-	-	2,497	215,704	171,536	264,059	295,004	341,238	1,090
Current liabilities	-	(24,150)	-	(614)	-	-	(560)	(358,517)	(15,790)	(2,182)	(9,503)	(3,027)	(1,518)
Non-current liabilities	-	(736,469)	-	(22)	-	-	-	(248,232)	(12,928)	-	-	(440,306)	(25)
Shareholders' equity	(38)	(6,208,411)	-	(163)	-	-	(5,564)	14,291	(158,384)	(263,638)	(308,064)	85,341	(52,763)

Net revenues	-	15,514	170,579	-	-	-	-	1,326,887	66	-	35,658	-	-
Net income (loss)	-	2,094,392	(18,164)	(1,107)	-	-	550	(43,418)	(15,230)	5,956	85,345	(19,819)	5,907

(1)     On March 18, 2016, the Company acquired control and total shares, being treated as wholly-owned subsidiary from this date.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.3.     Rollforward of the interest in subsidiaries and associates - Parent company

	Subsidiaries												Associates
	BRF Energia S.A.	BRF GmbH	Establec. Levino Zaccardi	K&S Alimentos S.A.(1)	BRF Luxembourg SARL	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob	K&S Alimentos S.A.(1)	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																	12.31.16	12.31.15
a) Capital share as of December 31, 2016
% of share	100.00%	100.00%	99.94%	100.00%	100.00%	99.99%	91.21%	43.10%	100.00%	94.90%	100.00%	100.00%	0.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	1	100	27,664,086	100	5,463,850	36,469,606	594,576,682	900	2,444,753,091	50,000	14,249,459	-	-	-	1,000
Number of shares and membership interest held	6,963,854	1	98	27,664,086	100	5,463,849	33,264,876	256,253,695	900	2,319,989,778	50,000	14,249,459	-	-	-	500

b) Information as of December 31, 2016
Capital stock	5,972	6,523	1,420	27,664	756	5,564	50,601	257,336	2,933	262,582	3	40,061	-	-	-	1
Shareholders' equity	-	4,301,205	131	29,152	747	5,564	(31,164)	89,390	225,717	180,102	(77,410)	51,923	-	-	-	1
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	-	80,320	-	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	-	113,794	-	-	-	-	-	-	-	-	-
Income (loss) for the period	(38)	(753,201)	26	2,709	-	1,345	(108,686)	(20,456)	10,844	(35,003)	(6,622)	4,420	4,687	-	-	53,846

c) Balance of investments as of December 31, 2016
Beginning balance	38	6,208,415	160	-	-	5,561	290,884	68,203	263,637	292,344	-	52,761	21,911	1,664	3,428	1	7,209,007	3,998,880
Equity pick-up	(38)	(753,201)	26	2,709	-	1,345	(98,026)	(8,816)	10,844	(33,217)	(6,622)	4,420	2,297	-	-	26,923	(851,356)	1,994,569
Unrealized profit in inventory	-	-	-	-	-	-	(2,565)	59	-	-	-	-	-	-	-	-	(2,506)	8,644
Exchange rate variation on goodwill in the acquisiton of non-controlling entities	-	4,192	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,192	(5,016)
Exchange rate variation on goodwill	-	-	-	-	-	-	(92,131)	-	-	-	-	-	-	-	-	-	(92,131)	(14,087)
Goodwill	-	-	-	-	-	-	(4,639)	-	-	-	-	-	-	-	-	-	(4,639)	(7,206)
Exchange rate variation on foreign investments	-	(557,154)	-	-	6	-	(3,571)	-	(47,283)	(55,790)	14,553	-	-	-	-	-	(649,239)	1,099,891
Other comprehensive income	-	(593,894)	(57)	-	-	-	17,418	(20,918)	(1,482)	(32,426)	-	-	-	-	-	-	(631,359)	220,588
Establishment company	-	-	-	-	682	-	-	-	-	-	-	-	-	-	-	-	682	-
Increase in capital	-	-	-	-	60	-	70,935	-	-	-	-	-	-	296	954	-	72,245	620,138
Acquisition of non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(259,101)
Appreciation in exchange of shares	-	1,234	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,234	111,247
Dividends and interests on shareholders' equity	-	-	-	(7,026)	-	(1,344)	-	-	-	-	-	(5,260)	-	-	-	(26,923)	(40,553)	(67,197)
Transfer of interest to subsidiaries	-	-	-	24,208	-	-	-	-	-	-	-	-	(24,208)	-	-	-	-	-
Loss of ownership interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,696)
Write-off of investment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(247,282)
Acquisition of equity interest	-	-	-	9,262	-	-	-	-	-	-	-	-	-	-	-	-	9,262	-
Impairment losses for investments	-	-	-	-	-	-	15,809	-	-	-	(7,931)	-	-	-	-	-	7,878	56,623
Transfer to held for sale and discontinued operations	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(298,988)
	-	4,309,592	129	29,153	748	5,562	194,114	38,528	225,716	170,911	-	51,921	-	1,960	4,382	1	5,032,717	7,209,007

(1)       On March 18, 2016, the Company acquired control and total shares, being treated as wholly-owned subsidiary from this date.

The exchange rate variation result on the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, totaling a loss of R$660,503 on December 31, 2016 (a gain of R$1,353,528 as of December 31, 2015), was recognized as financial result in the consolidated statement of income.

On December 31, 2016, these associates, affiliates and joint ventures do not have any significant restriction to transfer dividends or repay their loans or advances to the Company.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.4.     Summary of financial information in associate

	K&S(1)		Minerva	Nutrifont	PP-BIO		PR-SAD		UP!		Total
	12.31.16	12.31.15	12.31.15	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Current assets	-	54,679	-	-	-	-	-	-	51,020	79,250
Non-current assets	-	13,211	-	-	5,880	4,992	13,146	10,284	185	217
Current liabilities	-	(22,293)	-	-	-	-	-	-	(51,204)	(79,466)
Non-current liabilities	-	(882)	-	-	-	-	-	-	-	-
Shareholder's equity	-	44,715	-	-	5,880	4,992	13,146	10,284	1	1

% of participation	0.00%	49.00%	15.11%	50.00%	33.33%	33.33%	33.33%	33.33%	50.00%	50.00%

Book value of investment	-	21,911	-	-	1,960	1,664	4,382	3,428	1	1	6,343	27,004

Dividends declared	-	1,365	-	-	-	-	-	-	26,923	25,994	26,923	27,359

	K&S(1)		Minerva	Nutrifont	PP-BIO		PR-SAD		UP!
	12.31.16	12.31.15	12.31.15	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Net revenues	24,843	92,336	4,049,469	-	-	-	-	-	191,277	138,046
Net income (loss)	4,687	12,031	(834,077)	(2,603)	-	-	-	-	53,846	35,586

Equity pick-up	2,297	5,896	(133,428)	(1,301)	-	-	-	-	26,923	17,793	29,220	(111,040)

(1)     On March 18, 2016, the Company acquired control and total shares, being treated as wholly-owned subsidiary from this date.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.5.   Summary of financial information of joint ventures

	AKF (1)		SATS BRF		Total
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Assets
Current	-	138,208	165,076	253,452
Cash and cash equivalents	-	27,549	35,133	84,148
Prepaid expenses	-	1,642	1,494	386
Other current assets	-	109,017	128,449	168,918
Non-current	-	9,122	11,294	14,414
Liabilities
Current	-	(105,290)	(83,750)	(145,547)
Trade accounts payable	-	(4,514)	(32,319)	(126,931)
Tax payable	-	(5,989)	-	-
Other current liabilities	-	(94,787)	(51,431)	(18,616)
Non-current	-	(3,228)	-	-
Deferred taxes	-	(3,228)	-	-
Shareholder's equity	-	38,812	92,620	122,319

% of equity interest	0.00%	40.00%	49.00%	49.00%

Book value of investment	-	15,525	45,384	59,936	45,384	75,461

	AKF		SATS BRF		Total
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Net sales	223,634	266,956	648,805	197,390
Depreciation and amortization	(657)	(939)	(1,568)	(145)
Financial expense	-	(454)	(2,091)	(23)
Income (loss) before taxes	9,024	10,533	(7,206)	(5,945)
Net income (loss)	9,024	10,533	(7,206)	(5,945)

% of equity interest	40.00%	40.00%	49.00%	49.00%

Equity pick-up	3,610	4,213	(3,531)	(2,913)	79	1,300

(1)       On June 20, 2016, the Company acquired control, being treated as subsidiary and consequently consolidated.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

18.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is presented below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.15	Additions	Disposals	Reversals	Transfers (1)	12.31.16
Cost
Land	-	593,601	455	(37,351)	-	(8,753)	547,952
Buildings and improvements	-	5,084,454	15,857	(125,701)	-	241,564	5,216,174
Machinery and equipment	-	6,534,819	129,676	(176,882)	-	760,575	7,248,188
Facilities	-	1,699,013	1,353	(10,752)	-	204,073	1,893,687
Furniture	-	112,947	207	(12,715)	-	15,682	116,121
Vehicles	-	16,801	-	(1,506)	-	(1,623)	13,672
Construction in progress	-	715,832	1,313,238	-	-	(1,275,791)	753,279
Advances to suppliers	-	4,156	41,054	-	-	(43,213)	1,997
		14,761,623	1,501,840	(364,907)	-	(107,486)	15,791,070

Depreciation
Buildings and improvements	3.03%	(1,477,380)	(146,766)	33,757	-	6,046	(1,584,343)
Machinery and equipment	5.92%	(2,576,709)	(407,533)	123,455	-	(243)	(2,861,030)
Facilities	3.72%	(530,384)	(75,373)	5,052	-	40	(600,665)
Furniture	7.95%	(47,185)	(8,849)	7,856	-	(105)	(48,283)
Vehicles	19.94%	(9,200)	(756)	1,098	-	2,893	(5,965)
		(4,640,858)	(639,277)	171,218	-	8,631	(5,100,286)
Provision for losses		(19,779)	(3,957)	-	23,736	-	-
		10,100,986	858,606	(193,689)	23,736	(98,855)	10,690,784

(1)     Refers to the transfer of R$48,784 to intangible assets, R$37,470 to biological assets and R$12,490 to held for sale.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.14	Additions	Additions from discontinued operations	Disposals	Reversals	Transfers (1)	12.31.15
Cost
Land	-	549,494	667	39	(10,319)	-	53,720	593,601
Buildings and improvements	-	4,854,292	1,067	-	(92,057)	-	321,152	5,084,454
Machinery and equipment	-	5,980,863	54,199	79	(113,576)	-	613,254	6,534,819
Facilities	-	1,644,353	43	-	(39,713)	-	94,330	1,699,013
Furniture	-	87,821	16	50	(3,361)	-	28,421	112,947
Vehicles	-	131,418	383	-	(4,229)	-	(110,771)	16,801
Construction in progress	-	457,777	1,344,739	8,101	-	-	(1,094,785)	715,832
Advances to suppliers	-	3,570	73,542	-	-	-	(72,956)	4,156
		13,709,588	1,474,656	8,269	(263,255)	-	(167,635)	14,761,623

Depreciation
Buildings and improvements	3.04%	(1,348,195)	(143,954)	-	13,621	-	1,148	(1,477,380)
Machinery and equipment	5.85%	(2,310,811)	(349,005)	-	83,657	-	(550)	(2,576,709)
Facilities	3.73%	(475,997)	(67,542)	-	13,352	-	(197)	(530,384)
Furniture	7.99%	(41,371)	(8,241)	-	2,243	-	184	(47,185)
Vehicles	19.74%	(57,921)	(7,589)	-	2,035	-	54,275	(9,200)
		(4,234,295)	(576,331)	-	114,908	-	54,860	(4,640,858)
Provision for losses		(50,684)	(21,757)	-	36,441	16,221	-	(19,779)
		9,424,609	876,568	8,269	(111,906)	16,221	(112,775)	10,100,986

(1)     Refers to the transfer of R$63,117 to intangible assets, R$27,339 to biological assets and R$22,319 to held for sale.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.15	Additions	Business combinations (2)	Disposals	Reversals	Transfers (1)	Exchange rate variation	12.31.16
Cost
Land	-	584,721	506	33,150	(37,524)	-	12,448	(17,390)	575,911
Buildings and improvements	-	5,437,937	18,671	175,302	(127,254)	-	285,343	(141,407)	5,648,592
Machinery and equipment	-	7,027,145	142,185	304,948	(182,877)	-	864,812	(162,067)	7,994,146
Facilities	-	1,854,467	1,949	53,154	(13,183)	-	210,599	(59,063)	2,047,923
Furniture	-	137,869	3,074	12,627	(15,437)	-	14,931	10,411	163,475
Vehicles	-	20,317	55	10,703	(4,979)	-	2,599	(1,372)	27,323
Construction in progress	-	789,782	1,517,006	4,702	-	-	(1,376,319)	(49,167)	886,004
Advances to suppliers	-	18,760	40,409	238	-	-	(43,196)	(113)	16,098
		15,870,998	1,723,855	594,824	(381,254)	-	(28,783)	(420,168)	17,359,472

Depreciation
Buildings and improvements	3.03%	(1,525,943)	(163,772)	(75,973)	35,266	-	6,354	29,582	(1,694,486)
Machinery and equipment	5.89%	(2,786,003)	(464,000)	(155,559)	128,705	-	444	82,534	(3,193,879)
Facilities	3.79%	(549,890)	(85,082)	(29,316)	6,860	-	46	11,068	(646,314)
Furniture	8.02%	(64,652)	(11,767)	(8,265)	9,685	-	109	8,388	(66,502)
Vehicles	20.06%	(8,979)	(2,697)	(8,622)	4,414	-	2,487	1,344	(12,053)
		(4,935,467)	(727,318)	(277,735)	184,930	-	9,440	132,916	(5,613,234)
Provision for losses		(19,779)	(17,205)	-	-	36,984	-	-	-
		10,915,752	979,332	317,089	(196,324)	36,984	(19,343)	(287,252)	11,746,238

(1)     Refers to the transfer of R$53,284 to intangible assets, R$37,470 to biological assets and R$28,253 to held for sale.

(2)     Balance arising from business combination with Al Khan Foodstuff LLC (“AKF”), Eclipse Holding Cooperatief UA, GFS Group, K&S and Universal Meats UK.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.14	Additions	Additions from discontinued operations	Business combinations	Disposals	Reversals	Transfers (1)	Exchange rate variation	12.31.15
Cost
Land	-	544,998	667	39	-	(11,759)	-	53,993	(3,217)	584,721
Buildings and improvements	-	5,099,255	8,047	-	4,731	(93,912)	-	350,460	69,356	5,437,937
Machinery and equipment	-	6,303,425	62,696	79	3,153	(127,129)	-	740,751	44,170	7,027,145
Facilities	-	1,757,408	138	-	-	(39,738)	-	110,133	26,526	1,854,467
Furniture	-	100,430	1,622	50	-	(4,782)	-	35,276	5,273	137,869
Vehicles	-	144,048	974	-	1,627	(6,812)	-	(110,624)	(8,896)	20,317
Construction in progress	-	607,709	1,454,360	8,101	-	-	-	(1,285,886)	5,498	789,782
Advances to suppliers	-	20,267	72,891	-	-	(41)	-	(72,956)	(1,401)	18,760
		14,577,540	1,601,395	8,269	9,511	(284,173)	-	(178,853)	137,309	15,870,998

Depreciation
Buildings and improvements	3.05%	(1,359,840)	(154,922)	-	(244)	14,884	-	(18,182)	(7,639)	(1,525,943)
Machinery and equipment	5.82%	(2,486,173)	(381,492)	-	(3,045)	97,910	-	4,765	(17,968)	(2,786,003)
Facilities	3.82%	(507,934)	(73,483)	-	-	13,371	-	17,806	350	(549,890)
Furniture	7.94%	(54,606)	(10,450)	-	-	3,708	-	214	(3,518)	(64,652)
Vehicles	19.97%	(58,954)	(8,577)	-	(772)	3,385	-	54,083	1,856	(8,979)
		(4,467,507)	(628,924)	-	(4,061)	133,258	-	58,686	(26,919)	(4,935,467)
Provision for losses		(50,684)	(21,757)	-	-	36,441	16,221	-	-	(19,779)
		10,059,349	950,714	8,269	5,450	(114,474)	16,221	(120,167)	110,390	10,915,752

(1)     Refers to the transfer of R$70,509 to intangible assets, R$27,339 to biological assets and R$22,319 to held for sale.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company has fully depreciated items that are still in operation, which are set forth below:

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Cost
Buildings and improvements	116,090	166,614	122,181	169,995
Machinery and equipment	634,661	704,822	674,325	752,458
Facilities	70,490	96,273	74,369	102,017
Furniture	14,200	15,994	20,061	19,338
Vehicles	3,918	3,500	4,952	4,166
Others	49,526	56,185	49,526	56,185
	888,885	1,043,388	945,414	1,104,159

During year ended December 31, 2016, the Company capitalized interest in the amount of R$46,028 in the parent company and R$59,090 in the consolidated (R$24,001 in the parent company and R$24,330 in the consolidated as of December 31, 2015). The weighted average interest rate utilized to determine the capitalized amount was 5.34% p.a in the parent company and 10.56% in the consolidated (5.51% p.a. in the parent company and 5.70% in the consolidated as of December 31, 2015).

On December 31, 2016, except for the built to suit agreement mentioned in note 24.2, the Company had no commitments assumed related to acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are presented below:

		Parent company and Consolidated
		12.31.16	12.31.15
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	258,880	217,427
Buildings and improvements	Financial/Tax	1,253,648	1,522,478
Machinery and equipment	Financial/Labor/Tax/Civil	2,129,395	1,774,781
Facilities	Financial/Tax	523,314	493,103
Furniture	Financial/Tax	23,591	27,004
Vehicles	Financial/Tax	1,016	2,306
Others	Financial/Tax	66,465	70,083
		4,256,309	4,107,182

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.         INTANGIBLES

The intangible assets rollforward is set forth below:

		Parent company
	Weighted average amortization rate (p.a.)	12.31.15	Additions	Disposals	Transfers	12.31.16
Cost
Non-compete agreement	-	-	18,642	(277)	-	18,365
Goodwill	-	2,096,587	-	-	-	2,096,587
Ava	-	49,368	-	-	-	49,368
Eleva Alimentos	-	808,140	-	-	-	808,140
Incubatório Paraíso	-	656	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	7,636
Sadia	-	1,214,036	-	-	-	1,214,036
Outgrowers relationship	-	14,197	505	-	-	14,702
Trademarks	-	1,173,000	-	-	-	1,173,000
Patents	-	3,720	2,380	-	-	6,100
Software	-	404,673	39,137	(39,953)	49,012	452,869
		3,692,177	60,664	(40,230)	49,012	3,761,623

Amortization
Non-compete agreement	42.34%	-	(5,328)	277	-	(5,051)
Outgrowers relationship	12.50%	(5,777)	(1,892)	-	-	(7,669)
Patents	17.87%	(2,092)	(1,099)	-	-	(3,191)
Software	20.00%	(232,751)	(101,051)	39,953	(118)	(293,967)
		(240,620)	(109,370)	40,230	(118)	(309,878)
		3,451,557	(48,706)	-	48,894	3,451,745

		Parent company
	Weighted average amortization rate (p.a.)	12.31.14	Additions	Disposals	Transfers	12.31.15
Cost
Goodwill	-	2,096,587	-	-	-	2,096,587
Ava	-	49,368	-	-	-	49,368
Eleva Alimentos	-	808,140	-	-	-	808,140
Incubatório Paraíso	-	656	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	7,636
Sadia	-	1,214,036	-	-	-	1,214,036
Outgrowers relationship	-	13,682	515	-	-	14,197
Trademarks	-	1,173,000	-	-	-	1,173,000
Patents	-	3,722	-	(2)	-	3,720
Software	-	414,941	35,584	(108,767)	62,915	404,673
		3,701,932	36,099	(108,769)	62,915	3,692,177

Amortization
Outgrowers relationship	12.50%	(3,955)	(1,822)	-	-	(5,777)
Patents	16.51%	(1,397)	(697)	2	-	(2,092)
Software	20.00%	(251,490)	(89,684)	108,221	202	(232,751)
		(256,842)	(92,203)	108,223	202	(240,620)
		3,445,090	(56,104)	(546)	63,117	3,451,557

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.15	Additions	Disposals	Business combination	Transfers	Exchange rate variation	12.31.16
Cost
Non-compete agreement	-	15,738	18,642	(277)	-	27,439	(10,259)	51,283
Goodwill	-	2,778,102	-	36	2,557,895	(432,112)	(560,371)	4,343,550
AKF	-	-	-	-	136,502	10,977	(17,961)	129,518
Alimentos Calchaquí	-	-	-	-	397,812	-	(55,824)	341,988
Ava	-	49,368	-	-	-	-	-	49,368
Avex	-	27,550	-	-	-	-	(8,775)	18,775
BRF AFC	-	196,063	-	-	-	-	(33,439)	162,624
BRF Holland B.V.	-	27,786	-	-	-	-	(5,281)	22,505
BRF Invicta	-	170,776	-	-	-	-	(51,684)	119,092
Dánica	-	7,013	-	-	-	-	(2,234)	4,779
Eclipse Holding Cooperatief	-	-	-	36	230,516	274	(20,876)	209,950
Eleva Alimentos	-	808,140	-	-	-	-	-	808,140
Federal Foods LLC	-	84,419	-	-	-	-	(13,945)	70,474
Federal Foods Qatar L.L.C	-	-	-	-	564,242	(182,861)	(72,913)	308,468
GFS Group	-	-	-	-	1,079,357	(199,149)	(195,840)	684,368
GQFE - Golden Quality Foods Europe	-	-	-	-	3,108	-	(701)	2,407
Incubatório Paraíso	-	656	-	-	-	-	-	656
Invicta Food Group	-	925	-	-	-	-	(280)	645
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Quickfood	-	166,983	-	-	-	-	(53,190)	113,793
Sadia	-	1,214,036	-	-	-	-	-	1,214,036
Universal Meats Ltd.	-	-	-	-	146,358	(61,353)	(27,428)	57,577
Import quotas	-	62,233	-	-	-	17,527	(21,605)	58,155
Outgrowers relationship	-	14,197	505	-	-	-	-	14,702
Trademarks	-	1,372,018	-	-	20	5,877	(64,721)	1,313,194
Patents	-	4,870	2,406	(8)	568	-	(919)	6,917
Customer relationship	-	620,853	-	-	-	370,645	(176,213)	815,285
Supplier relationship	-	9,670	-	(6,510)	-	16,233	(4,831)	14,562
Software	-	462,760	41,203	(43,314)	5,712	53,454	(15,817)	503,998
		5,340,441	62,756	(50,073)	2,564,195	59,063	(854,736)	7,121,646

Amortization
Non-compete agreement	30.07%	(786)	(7,803)	277	-	-	578	(7,734)
Import quotas	50.00%	-	(25,586)	-	-	-	3,889	(21,697)
Outgrowers relationship	12.50%	(5,777)	(1,892)	-	-	-	-	(7,669)
Patents	24.07%	(3,025)	(1,136)	6	(588)	-	831	(3,912)
Customer relationship	7.71%	(49,788)	(47,298)	-	-	(2,727)	18,481	(81,332)
Supplier relationship	42.00%	(9,670)	-	6,510	-	-	1,168	(1,992)
Software	20.00%	(260,484)	(109,921)	41,134	(3,168)	(59)	7,742	(324,756)
		(329,530)	(193,636)	47,927	(3,756)	(2,786)	32,689	(449,092)
		5,010,911	(130,880)	(2,146)	2,560,439	56,277	(822,047)	6,672,554

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.14	Additions	Disposals	Business combination	Transfers	Exchange rate variation	12.31.15
Cost
Goodwill	-	2,525,343	-	-	330,821	(196,199)	118,137	2,778,102
Ava	-	49,368	-	-	-	-	-	49,368
Avex	-	28,965	-	-	-	-	(1,415)	27,550
BRF AFC	-	138,341	-	-	-	-	57,722	196,063
BRF Holland B.V.	-	21,087	-	-	-	-	6,699	27,786
BRF Invicta	-	-	-	-	330,044	(196,199)	36,931	170,776
Dánica	-	7,373	-	-	-	-	(360)	7,013
Eleva Alimentos	-	808,140	-	-	-	-	-	808,140
Federal Foods	-	57,428	-	-	-	-	26,991	84,419
Incubatório Paraíso	-	656	-	-	-	-	-	656
Invicta Food Group	-	-	-	-	777	-	148	925
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Quickfood	-	175,562	-	-	-	-	(8,579)	166,983
Sadia	-	1,214,036	-	-	-	-	-	1,214,036
Non-compete agreement	-	332	21,141	(350)	-	-	(5,385)	15,738
Import quotas	-	-	-	-	-	48,775	13,458	62,233
Outgrowers relationship	-	13,682	515	-	-	-	-	14,197
Trademarks	-	1,267,888	145,995	-	-	-	(41,865)	1,372,018
Patents	-	4,823	17	(2)	-	-	32	4,870
Customer relationship	-	351,449	-	-	-	147,424	121,980	620,853
Supplier relationship	-	10,064	-	-	-	-	(394)	9,670
Software	-	453,551	37,748	(108,867)	-	74,133	6,195	462,760
	-	4,627,132	205,416	(109,219)	330,821	74,133	212,158	5,340,441
	-
Amortization	-
Non-compete agreement	30.07%	(332)	(1,054)	350	-	-	250	(786)
Outgrowers relationship	12.50%	(3,955)	(1,822)	-	-	-	-	(5,777)
Patents	17.33%	(2,266)	(743)	2	-	-	(18)	(3,025)
Customer relationship	7.71%	(21,437)	(31,153)	-	-	-	2,802	(49,788)
Supplier relationship	42.00%	(7,580)	(2,820)	-	-	-	730	(9,670)
Software	20.00%	(262,919)	(99,559)	108,278	-	(3,624)	(2,660)	(260,484)
		(298,489)	(137,151)	108,630	-	(3,624)	1,104	(329,530)
		4,328,643	68,265	(589)	330,821	70,509	213,262	5,010,911

Amortization of outgrowers relationship and suppliers relationship are recognized as a cost of sales in the statement of income, the amortization of customer relationship is recognized in selling expenses, while non-compete agreement, patents and software amortization is recorded according to its use as cost of sales, administrative or sales expenses and import quotas amortization is recorded in other results.

Trademarks recorded in intangible assets come from mainly from the business combination with Sadia, Quickfood and Avex and are considered assets with indefinite useful life as they are expected to indefinitely contribute to the Company’s cash flows.

The goodwill is based on expected future profitability supported by valuation reports, after purchase price allocation.

Goodwill and intangible assets with indefinite useful life (trademarks) are allocated to cash-generating units as presented in note 5.

The Company annually performs an impairment test of its assets through the discounted cash flow method. In 2016, BRF used its strategic plan as a basis for the test, which considers the future cash flows until 2018 and perpetuity from 2019, based on historical information and market projections of government agencies and associations, such as the International Monetary Fund (IFM), Brazilian Central Bank (BACEN), among others. In the Management’s opinion, the use of a three-year projection period is adequate as it provides more reliable information as well as greater security in evaluating the expected profitability of the tested assets.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Management adopted the weighted average cost of capital – WACC as the discounted rate to the development of discount cash flow, that varied from 7.0% p.a. to 13.4%, according to the reportable operating segment and also adopted the assumptions shown in the table below:

	2017	2018	2019
PIB Brazil	1.50%	3.33%	3.33%
Inflation Brazil	4.90%	4.67%	4.67%

The rates above do not consider any tax effect (they are before taxes).

Based on Management analyses performed during 2016, no impairment loss was identified.

In addition to the above mentioned recovery analysis, management prepared a sensitivity analysis to which reportable operating segment considering the variations in the EBIT margin and in the nominal WACC as presented below:

		Variations
Apreciation (devaluation)	1.0%	0.0%	-1.0%
BRAZIL
WACC (1)	14.3%	13.3%	12.3%
EBIT MARGIN	14.3%	13.3%	12.3%

EUROPE
WACC (1)	8.0%	7.0%	6.0%
EBIT MARGIN	9.9%	8.9%	7.9%

MENA
WACC (1)	8.2%	7.2%	6.2%
EBIT MARGIN	16.3%	15.3%	14.3%

ASIA
WACC (1)	8.0%	7.0%	6.0%
EBIT MARGIN	19.0%	18.0%	17.0%

AFRICA
WACC (1)	12.1%	11.1%	10.1%
EBIT MARGIN	16.8%	15.8%	14.8%

LATAM
WACC (1)	14.4%	13.4%	12.4%
EBIT MARGIN	12.4%	11.4%	10.4%

(1)       WACC in Reais for the Brazil segment and in USD for the other segments.

Based on the above scenarios, the Company determined that there is no need to recognize an impairment loss to the intangible assets with indefinite useful life.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

20.         LOANS AND FINANCING

	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	12.31.16	Current	Non-current	12.31.15
Local currency

Working capital	8.90% (7.24% on 12.31.15)	8.90% (7.24% on 12.31.15)	0.4	1,326,126	-	1,326,126	1,169,635	-	1,169,635

Certificate of agribusiness receivables	96.50% of CDI / IPCA + 5.90% (96.90% of CDI on 12.31.15)	13.43% (13.67% on 12.31.15)	3.5	168,110	3,461,967	3,630,077	33,078	992,165	1,025,243

Development bank credit lines	Fixed rate / Selic / TJLP + 0.75% (Fixed rate/Selic / TJLP + 1.00% on 12.31.15)	7.93% (4.57% on 12.31.15)	0.9	381,303	499,709	881,012	217,426	508,928	726,354

Bonds	7.75% (7.75% on 12.31.15)	7.75% (7.75% on 12.31.15)	1.4	4,140	498,793	502,933	4,140	497,921	502,061

Export credit facility	13.68% (0.00% on 12.31.15)	13.68% (0.00% on 12.31.15)	2.2	72,297	1,850,000	1,922,297	-	-	-

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.15)	12.09% (15.44% on 12.31.15)	3.2	3,546	248,010	251,556	3,315	231,488	234,803

Other secured debts	8.50% (8.14% on 12.31.15)	8.50% (8.14% on 12.31.15)	2.2	32,331	97,251	129,582	32,580	127,077	159,657

Fiscal incentives	2.40% (2.40% on 12.31.15)	2.40% (2.40% on 12.31.15)	0.5	72	-	72	1,872	-	1,872

				1,987,925	6,655,730	8,643,655	1,462,046	2,357,579	3,819,625

Foreign currency

Bonds	4.05% (4.08% on 12.31.15) + e.r. US$ and EUR	4.05% (4.08% on 12.31.15) + e.r. US$ and EUR	6.5	48,170	6,037,190	6,085,360	61,808	7,521,727	7,583,535

Export credit facility	LIBOR + 2.74% (LIBOR + 2.05% on 12.31.15) + e.r. US$	3.95% (2.79% on 12.31.15) + e.r. US$	1.6	311,606	672,730	984,336	598,109	1,163,574	1,761,683

Advances for foreign exchange rate contracts	2.39% (1.76% + e.r. US$) + e.r. US$	2.39% (1.76% + e.r. US$) + e.r. US$	0.1	212,840	-	212,840	391,053	-	391,053

Development bank credit lines	UMBNDES + 2.10% (UMBNDES + 2.26% on 12.31.15) + e.r. US$ and other currencies	6.24% (6.34% on 12.31.15) + e.r. US$ and other currencies	0.9	5,884	3,018	8,902	12,630	11,575	24,205

				578,500	6,712,938	7,291,438	1,063,600	8,696,876	9,760,476
				2,566,425	13,368,668	15,935,093	2,525,646	11,054,455	13,580,101

(1) Weighted average maturity in years.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	12.31.16	Current	Non-current	12.31.15
Local currency

Working capital	8.90% (7.24% on 12.31.15)	8.90% (7.24% on 12.31.15)	0.4	1,326,126	-	1,326,126	1,169,635	-	1,169,635

Certificate of agribusiness receivables	96.50% of CDI / IPCA + 5,90% (96.90% of CDI on 12.31.15)	13.43% (13.67% on 12.31.15)	3.5	168,110	3,461,967	3,630,077	33,078	992,165	1,025,243

Development bank credit lines	Fixed rate / Selic / TJLP + 0.75% (Fixed rate/Selic / TJLP + 1.00% on 12.31.15)	7.93% (4.57% on 12.31.15)	0.9	381,303	499,709	881,012	217,426	508,928	726,354

Bonds	7.75% (7.75% on 12.31.15)	7.75% (7.75% on 12.31.15)	1.4	4,140	498,793	502,933	4,140	497,921	502,061

Export credit facility	13.68% (0.00% on 12.31.15)	13.68% (0.00% on 12.31.15)	2.2	72,297	1,850,000	1,922,297	-	-	-

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.15)	12.09% (15.44% on 12.31.15)	3.2	3,546	248,010	251,556	3,315	231,488	234,803

Other secured debts	8.50% (8.14% on 12.31.15)	8.50% (8.14% on 12.31.15)	2.2	32,331	97,251	129,582	32,580	127,077	159,657

Fiscal incentives	2.40% (2.40% on 12.31.15)	2.40% (2.40% on 12.31.15)	0.5	72	-	72	1,872	-	1,872

				1,987,925	6,655,730	8,643,655	1,462,046	2,357,579	3,819,625

Foreign currency

Bonds	4.71% (5.23% on 12.31.15) + e.r. US$, EUR and ARS	4.71% (5.23% on 12.31.15) + e.r. US$, EUR and ARS	6.7	489,229	8,004,433	8,493,662	159,445	8,628,430	8,787,875

Export credit facility	LIBOR + 2.71% (LIBOR + 2.15% on 12.31.15) + e.r. US$	3.85% (2.85% on 12.31.15) + e.r. US$	1.5	312,219	998,375	1,310,594	598,811	1,553,520	2,152,331

Advances for foreign exchange rate contracts	2.39% (1.76% on 12.31.15) + e.r. US$	2.39% (1.76% on 12.31.15) + e.r. US$	0.1	212,840	-	212,840	391,053	-	391,053

Development bank credit lines	UMBNDES + 2.10% (UMBNDES + 2.26% on 12.31.15) + e.r. US$ and other currencies	6.24% (6.34% on 12.31.15) + e.r. US$ and other currencies	0.9	5,883	3,018	8,901	12,630	11,575	24,205

Other secured debts	15.01% (15.09% on 12.31.15) + e.r. ARS	15.01% (15.09% on 12.31.15) + e.r. ARS	0.1	790	-	790	3,535	-	3,535

Working capital	14.28% (22.00% on 12.31.15) + e.r. ARS / + e.r US$	14.28% (22.00% on 12.31.15) + e.r. ARS / + e.r US$	0.8	236,118	55,820	291,938	659	-	659

				1,257,079	9,061,646	10,318,725	1,166,133	10,193,525	11,359,658
				3,245,004	15,717,376	18,962,380	2,628,179	12,551,104	15,179,283

(1) Weighted average maturity in years.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

20.1.     Working capital

Rural credit: The Company and its subsidiaries entered into rural credit loans with several commercial banks, under a Brazilian Federal government program that offers an incentive to investments in rural activities.

Working capital in foreign currency: Refers to credit lines taken from financial institutions and utilized primarily to short term working capital and import operations of subsidiaries located in Argentina. The loans are denominated in Argentine Pesos mainly maturity in 2017.

20.2.     CRA

On September 29, 2015, BRF completed the CRA issuance related to the public distribution offering of the 1st series of the 3rd Issue by Octante Securitizadora S.A. (“Securitization Company”) in the amount of R$1,000,000 net of interest, which will mature on October 01, 2018, and were issued with a coupon of 96.90% p.a. of the DI rate, payable every each 9 months. The CRAs arise from the Company’s exports contracted with BRF Global GmbH and were assigned and/or promised to the Securitization Company.

On April 19, 2016, BRF completed the CRA issuance related to the public distribution offering of the 1st series of the 9th Issue by Octante Securitizadora S.A. (“Securitization Company”) in the amount of R$1,000,000 net of interest, which will mature on April 19, 2019 and were issued with a coupon of 96.50% p.a. of the DI rate, payable every each 9 months. The CRAs arise from the Company’s exports contracted with BRF Global GmbH and were assigned and/or promised to the Securitization Company.

On December 16, 2016, BRF completed the CRA issuance related to the public distribution offering of the 1st and 2nd series of the 1st Issue by Vert Companhia Securitizadora, in the amount of R$1,500,000 net of interest. The 1st series CRA were issued with a coupon of 96.00% p.a. of the DI rate, with will mature on December 16, 2020 and payable every each 8 months. The 2nd series CRA were issued with a coupon of 5.8970% p.a. updated by the IPCA (“Índice Nacional de Preços ao Consumidor Amplo”), with will mature on December 18, 2023 and payable every each 16 or 18 months. The CRAs arise from the Company’s exports contracted with BRF Global GmbH and BRF Foods GmbH.

20.3.     Development bank credit lines

The Company and its subsidiaries have several outstanding obligations with National Bank for Economic and Social Development (“BNDES”). The loans were obtained for the acquisition of equipment and expansion of productive facilities.

FINEM: Credit lines of Financing for Enterprises ("FINEM") which are subject to the variations of UMBNDES, TJLP and SELIC currency basket. The values of principal and interest are paid in monthly installments, with maturities between 2017 and 2020 and are secured by pledge of equipment, facilities and mortgage on properties owned by the Company.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

FINEP: Credit lines of Financial of Studies and Projects (“FINEP”) obtained with reduced charges for projects of research, development and innovation, with maturities dates between 2017 and 2019.

20.4.     Bonds

Sadia Overseas Bonds 2017: In the total value of US$250,000, such bonds are guaranteed by BRF, with an interest rate of 6.88% p.a. and maturing on May 24, 2017. On June 20, 2013, the amount of US$29,282 of these senior notes was exchanged by Senior Notes BRF 2023 and on May 15, 2014, the amount of US$60,953 was repurchased with part of the proceeds obtained from Senior Notes BRF in 2024. On May 28, 2015, the Company concluded a Tender Offer, in amount of US$47,005, such that the outstanding balance amounted to US$112,760 and the premium paid, net of interest, was US$4,701 (equivalent of R$14,584).

Senior Notes BRF 2018: On May 15, 2013, BRF completed international offering of (i) 5 year bonds in the aggregate amount of R$500,000 (the “BRL Bonds”) which will mature on May 22, 2018 (“Senior Notes BRF 2018”), issued with a coupon (interest) of 7.75% p.a. (yield to maturity 7.75%), payable semi-annually beginning as from November 22, 2013.

BFF Notes 2020: On January 28, 2010, BFF International Limited issued senior notes in the total value of US$750,000, whose notes are guaranteed by BRF, with a nominal interest rate of 7.25% p.a. and effective rate of 7.54% p.a. maturing on January 28, 2020. On June 20, 2013, the amount of US$120,718 of these senior notes was exchanged by Senior Notes BRF 2023 and on May 15, 2014, the amount of US$409,640 was repurchased with part of the proceeds obtained from the Senior Notes BRF 2024. On May 28, 2015, the Company concluded a Tender Offer, in amount of US$101,359, such that the outstanding balance amounted to US$118,283 and the premium paid, net of interest, was US$15,964 (equivalent of R$52,028). On September 14, 2016, the Company concluded a Tender Offer, in amount of US$32,183 (equivalent of R$104,888), being the premium paid, net of interest, was US$4,103 (equivalent of R$13,372). The premium paid to holders of existing bonds was recorded as a financial expense.

Senior Notes BRF2022: On June 6, 2012, BRF issued senior notes of US$500,000, with nominal interest rate of 5.88% p.a. and an effective rate of 6.00% p.a. maturing on June 6, 2022. On June 26, 2012 the Company reopened this transaction for an additional amount of R$ 250,000, with nominal interest rate of 5.88% p.a. and effective rate of 5.50% p.a. On May 28,2015, the Company concluded a Tender Offer, in amount of US$577,130, such that the outstanding balance amounted to US$172,870 and the premium paid, net of interest, was US$79,355 (equivalent of R$258,626). On September 14, 2016, the Company concluded a Tender Offer, in amount of US$54,208 (equivalent of R$176,669), being the premium paid, net of interest, was US$5,692 (equivalent of R$18,551). The premium paid to holders of existing bonds was recorded as a financial expense.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Senior Notes BRF 2022 (“Green Bonds”): On May 29, 2015, BRF concluded a Senior Notes offer of 7 (seven) year in the total amount of EUR500,000, which will mature on May 03, 2022 (“Senior Notes BRF 2022”), issued with a coupon (interest) of 2.75% p.a. (yield to maturity 2.822%), payable annually beginning on June 03, 2016.

Senior Notes BRF 2023: On May 15, 2013, BRF completed international offerings of (i) 10 year bonds in the aggregate amount of US$500,000 (the “USD Bonds”), which will mature on May 22, 2023 (“Senior Notes BRF 2023”), issued with a coupon (interest) of 3.95% per year (yield to maturity 4.135%), payable semi-annually beginning on November 22, 2013.

Senior Notes BRF 2024: On May 15, 2014, BRF completed international offerings of 10 year bonds in the aggregate amount of US$750,000 (the “USD Bonds”), which will mature on May 22, 2024 (“Senior Notes BRF 2024”), issued with a coupon (interest) of 4.75% p.a. (yield to maturity 4.952%), payable semi-annually beginning on November 22, 2014.

Sênior Notes BRF 2026: On September 29, 2016, BRF through its wholly-owned subsidiary BRF GmbH concluded a Sênior Notes offer of 10 years in the total amount of US$500,000, with will mature on September 29, 2026, issued with a coupon (interest) of 4.35% p.a. (yield to maturity de 4.625%), payable semi-annually beginning on March 29, 2017.

20.5.     Export credit facilities

Pre-export facilities: Generally are denominated in U.S. Dollars, maturing between 2017 and 2019. Under the terms of each of these credit facilities, the Company entered into loans which must be evidenced subsequently by accounts receivable related to the exports of its products.

Commercial credit lines: Denominated in U.S. Dollars with quarterly payments of interest and principal maturing in 2018 and are utilized for purchases of imported raw materials and other working capital needs.

Export credit notes: The Company entered into export credit notes contracts indexed to the CDI, maturity in 2017. The Company must subsequently verify by the account receivable related to the exports of its products.

20.6.     Special Program Asset Recovery (“PESA”)

The Company has a loan facility obtained through the Special Program for Asset Recovery (“Programa Especial de Saneamento de Ativos”) promoted by the federal government and securitized by commercial financial institutions. Such loan facility is subject to the variations of the General Market Price Index (“IGPM”) plus interest of 4.90% p.a. The principal is payable in a single installment and the maturity date is 2020, being secured by endorsements and pledges of public debt securities (note 16).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

20.7.     Rotative credit line (“Revolver Credit Facility”)

With the purpose of improving its financial liquidity, the Company and its wholly-owned subsidiary BRF Global GmbH obtained a credit line Revolver Credit Facility ("Revolver Credit Facility") in the amount of US$1,000,000, with a maturity date in May 2019, from a syndicate comprised of 28 banks. The transaction was structured to allow the Company to utilize the credit line at any time, during the contracted period. Until December 31, 2016, the Company did not use this credit facility.

20.8.     Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follow:

	Parent company	Consolidated
	12.31.16	12.31.16
2017	2,566,425	3,245,004
2018	2,333,774	2,674,390
2019	3,172,559	3,188,669
2020	1,097,807	1,412,712
2021 onwards	6,764,528	8,441,605
	15,935,093	18,962,380

20.9.     Guarantees

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Total of loans and financing	15,935,093	13,580,101	18,962,380	15,179,283
Mortgage guarantees	1,019,568	911,996	1,019,568	911,996
Related to FINEM-BNDES	771,257	583,411	771,257	583,411
Related to FNE-BNB	129,582	159,564	129,582	159,564
Related to tax incentives and other	118,729	169,021	118,729	169,021

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on December 31, 2016 totaled R$28,390 (R$39,098 as of December 31, 2015).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee as of December 31, 2016 totaled R$138,542 (R$208,774 as of December 31, 2015).

On December 31, 2016, the Company contracted bank guarantees in the amount of R$1,934,547 (R$2,086,589 as of December 31, 2015). The variation occurred in this period is related to bank guarantees offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.90% p.a. (0.91% p.a. as of December 31, 2015).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

20.10.  Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, in which the agreed prices can be predetermined or post determined. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of the agreements on the date of these financial statements are set forth below:

	Parent company	Consolidated
	12.31.16	12.31.16
2017	4,810,823	4,814,568
2018	501,123	503,193
2019	328,713	330,057
2020	219,141	219,560
2021 onwards	323,116	323,116
	6,182,916	6,190,494

21.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Domestic suppliers
Third parties	4,147,917	3,263,197	4,148,132	3,263,201
Related parties	13,118	23,375	13,118	23,375
	4,161,035	3,286,572	4,161,250	3,286,576

Foreign suppliers
Third parties	629,891	774,106	1,727,542	1,496,833
Related parties	13,864	2,463	-	-
	643,755	776,569	1,727,542	1,496,833

(-) Adjustment to present value	(46,069)	(38,416)	(48,954)	(38,416)
	4,758,721	4,024,725	5,839,838	4,744,993

In the year ended on December 31, 2016, the average payment period is 99 days (96 days on December 31, 2015).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

On the suppliers balance as of December 31, 2016, R$1,556,459 in the parent company and consolidated (R$1,070,583 in the parent company and consolidated as of December 31, 2015) corresponds to the supply chain finance transactions on which there were no changes in the payment terms and prices negotiated with the suppliers.

The information on accounts payable involving related parties is presented in note 31. The trade accounts payable to related parties refer to transactions with associates UP! in Brazil.

22.         SUPPLY CHAIN FINANCE

	Parent Company and Consolidated
	12.31.16	12.31.15
National suppliers	1,007,075	685,597
Foreign suppliers	328,507	488,997
	1,335,582	1,174,594

The Company entered into supply chain finance transactions with first-class financial institutions in order to extend the payment period in purchases of raw material, machinery and equipment, and other inputs with internal and external market suppliers. As such, these transactions are presented in the operational cash flows for the year ended 2016.

On December 31, 2016, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the internal market were set between 1.08% to 1.33% p.m. (1.10% to 1.34% p.m. on December 31, 2015).

On December 31, 2016, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the external market were set between 2.06% to 3.03% p.a. (1.50% to 2.51% p.a. on December 31, 2015).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

23.         OTHER FINANCIAL ASSETS AND LIABILITIES

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15

Derivatives designated as cash flow hedges
Assets
Non-deliverable forward (NDF)	76,339	2,253	76,339	2,253
Currency option contracts	118,741	96,153	118,741	96,153
Deliverable forwards contracts	-	-	43	-
Non-deliverable forward of commodities (NDF)	2,397	-	2,397	-
	197,477	98,406	197,520	98,406

Liabilities
Non-deliverable forward of currency (NDF)	(1,789)	(66,703)	(1,789)	(66,703)
Commodities (soy meal) non-deliverable forward (NDF)	(880)	-	(880)	-
Currency option contracts	(35,064)	(217,122)	(35,064)	(217,122)
Deliverable forwards contracts	-	(33,765)	(309)	(33,765)
Commodities (corn) non-deliverable forward (NDF)	(560)	(11,729)	(560)	(11,729)
Corn and soymeal future contracts - BM&FBOVESPA	(27)	-	(27)	-
Exchange rate contracts currency (Swap)	(162,140)	(280,285)	(184,165)	(326,650)
	(200,460)	(609,604)	(222,794)	(655,969)

Non derivatives designated as cash flow hedges
Assets
Non-deliverable forward of currency (NDF)	-	-	46	10,707
Non-deliverable forward of commodities (NDF)	-	2,183	-	2,183
Deliverable forwards contracts	-	-	11	-
Exchange rate contracts currency (Swap)	438	3,450	438	3,450
Dollar future contracts - BM&FBOVESPA	-	14,641	-	14,641
	438	20,274	495	30,981

Liabilities
Non-deliverable forward of currency (NDF)	(82,481)	(3,502)	(83,006)	(3,865)
Exchange rate contracts currency (Swap)	(218,541)	(6,768)	(218,541)	(6,768)
Dollar future contracts - BM&FBovespa	(5,230)	-	(5,230)	-
	(306,252)	(10,270)	(306,777)	(10,633)

Current assets	197,915	118,680	198,015	129,387
Current liabilities	(506,712)	(619,874)	(529,571)	(666,602)

The collateral given in the transactions presented above are disclosed in note 8.

24.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

24.1.     Operating lease

The minimum future payments of non-cancellable operating lease are presented below:

	Parent company	Consolidated
	12.31.16	12.31.16
2017	340,970	345,302
2018	99,272	103,741
2019	42,045	46,656
2020	18,460	23,217
2021 onwards	52,143	67,341
	552,890	586,257

The payments of operating lease agreements recognized as expense in the year ended December 31, 2016 amounted to R$174,806 in the parent company and R$308,286 in the consolidated (R$211,657 in the parent company and R$295,971 in the consolidated as of December 31, 2015).

24.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, presented below:

		Parent company		Consolidated
	Weighted average interest rate (p.a.) (1)	12.31.16	12.31.15	12.31.16	12.31.15
Cost
Machinery and equipment		113,644	29,160	115,805	37,096
Software		78,692	72,972	78,692	72,972
Vehicles		-	-	491	-
Land		-	-	1,662	-
Buildings		141,732	128,938	144,446	128,938
		334,068	231,070	341,096	239,006

Accumulated depreciation
Machinery and equipment	42.56%	(37,876)	(5,311)	(38,429)	(13,247)
Software	52.38%	(63,483)	(50,988)	(63,483)	(50,988)
Vehicles	20.00%	-	-	(259)	-
Buildings	11.11%	(43,956)	(32,091)	(44,068)	(32,091)
		(145,315)	(88,390)	(146,239)	(96,326)
		188,753	142,680	194,857	142,680

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The minimum future payments required for these finance leases are segregated as follows, and were recorded in current and non-current liabilities:

	Parent company
	12.31.16
	Present value of minimum payments	Interest	Minimum future payments
2017	50,845	22,293	73,138
2018	35,579	18,552	54,131
2019	30,330	16,383	46,713
2020	21,098	10,961	32,059
2021 onwards	73,630	39,714	113,344
	211,482	107,903	319,385

	12.31.16
	Present value of minimum payments	Interest	Minimum future payments
2017	51,761	23,779	75,540
2018	36,388	19,647	56,035
2019	30,875	17,049	47,924
2020	21,610	11,522	33,132
2021 onwards	76,189	41,214	117,403
	216,823	113,211	330,034

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

The Company also has commitments regarding financial leases, related to a “built to suit” agreement for the construction of office facilities will be build by third parties. The agreements terms will be 15 years from the signing date as well as the charge of rent expenses. If the Company defaults on its obligations, it will be subject to fines and/or acceleration of rent outstanding installments falling due, according to the term of each contract.

The estimated schedule of future payments related to these this agreement is set forth below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
12.31.16
2017	6,572
2018	8,359
2019	8,861
2020	9,393
2021 onwards	150,637
183,822

25.         SHARE BASED PAYMENT

The Company grants stock options to its employees eligible by the Board of Directors, which are determined in stock options plans that were approved by a Ordinary and a Special Meeting of Shareholders on March 31, 2010 (Plan I) and April 08, 2015 (Plan II).

Plan I comprises two instruments: (i) annual stock option grant, and (ii) an additional stock option grant, which the employee might adhere using part of its profit sharing bonus. Plan II comprises only the annual grant.

The vesting conditions are based on attainment of results and in the value of the Company businesses.

The plans include shares issued by the Company up to the limit of 2% of the total stock, and its purpose is to: (i) attract, retain and motivate the beneficiaries, (ii) add value for shareholders, and (iii) encourage the view of entrepreneur of the business.

The plan is managed by the Board of Directors, within the limits established by the general guidelines of the plan and applicable legislation.

The quantity of granted options is determined by the Board of Directors, with an exercise price equivalent to the average amount of the closing price of the share at the last twenty trading sessions of the BM&FBOVESPA, prior to the grant date. The exercise price is updated monthly by the variation of the Amplified Consumer Price Index (“IPCA”) between the grant date and the month prior to the option exercise notice by the beneficiary.

The vesting period during which the participant can not exercise the purchase of the shares for Plan I is 1 to 3 years and Plan II is 1 to 4 years, respecting the following deadlines from the grant date of the option.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Plan I		Plan II
Quantity	Deadline	Quantity	Deadline

1/3	1 year	1/4	1 year
2/3	2 years	2/4	2 years
3/3	3 years	3/4	3 years
-	-	4/4	4 years

After the vesting period and within no more than five years for Plan I and six years for Plan II from the grant date, the beneficiary is no longer entitled to the right to the unexercised options. To satisfy the exercise of the options, the Company may issue new shares or use shares held in treasury.

The breakdown of the outstanding granted options is presented as follows:

Date			Quantity		Grant (1)	Price of converted share (1)
Grant date	Beginning of the year	End of the year	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
05.02.12	05.01.13	05.01.17	3,708,071	293,921	7.82	34.95	47.99
05.02.13	05.01.14	05.01.18	3,490,201	719,985	11.88	46.86	60.42
04.04.14	04.03.15	04.03.19	1,552,564	635,346	12.56	44.48	54.33
05.02.14	05.01.15	05.01.19	1,610,450	885,410	14.11	47.98	58.21
12.18.14	12.17.15	12.17.19	5,702,714	4,612,535	14.58	63.49	75.04
			16,064,000	7,147,197

Plan II
04.26.16	04.30.17	04.30.21	8,724,733	6,150,000	9.21	56.00	57.48
05.31.16	05.31.17	05.31.20	3,351,220	3,209,610	10.97	46.68	47.54
			12,075,953	9,359,610
			28,139,953	16,506,807

(1)     Amounts expressed in Brazilian Reais

The rollforward of the outstanding granted options for the year ended December 31, 2016 is presented as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Consolidated

Outstanding options as of December 31, 2015	17,360,870
Issued - grant of 2016
April 2016	8,724,733
May 2016	3,351,220
Exercised:
Grant of 2014	(15,399)
Grant of 2012	(28,327)
Grant of 2011	(96,874)
Cancelled:
Grant of 2016	(2,716,343)
Grant of 2015	(8,757,223)
Grant of 2014	(1,142,436)
Grant of 2013	(102,348)
Grant of 2012	(8,950)
Grant of 2011	(62,116)
Outstanding options as of December 31, 2016	16,506,807

The weighted average exercise prices of the outstanding options conditioned to services is R$60.33 (sixty Brazilian Reais and thirty-three cents), and the weighted average of the remaining contractual term is 41 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$236,208 (R$160,323 as of December 31, 2015). In the statement of income in the year ended December 31, 2016 the amount recognized as expense was R$43,451 (R$67,425 as of December 31, 2015).

During the year ended December 31, 2016 the Company’s executives exercised 140,600 (1,935,296 as of December 31, 2015) shares, with an average price of R$45.18 (forty five Brazilian Reais and eighteen cents) (R$42.60 as of December 31, 2015) totaling R$6,352 (R$82,437 as of December 31, 2105). In order to comply with this commitment, the Company utilized treasury shares with an acquisition cost of R$56.56 (fifty six Brazilian Reais and fifty six cents) (R$63.40 as of December 31, 2015), totaling R$7,953 (R$122,694 as of December 31, 2015), recording a loss in the amount of R$1,601 (R$40,257 as of December 31, 2015) as capital reserve.

25.1.     Fair Value Measurement

The weighted average fair value of options outstanding as of December 31, 2016 was R$11.54 (eleven Brazilian Reais and fifty four cents) (R$15.55 as of December 31, 2015). The fair value of the stock options was measured using the Black-Scholes pricing model, based on the following assumptions:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	12.31.16
	Plan I	Plan II
Expected maturity of the option:
Exercise in the 1st year	3.0 years	3.0 years
Exercise in the 2nd year	3.5 years	3.5 years
Exercise in the 3rd year	4.0 years	4.0 years
Exercise in the 4th year	-	5.0 years
Risk-free interest rate	4.82%	6.29%
Volatility	26.51%	27.08%
Expected dividends over shares	1.29%	2.40%
Expected inflation rate	4.50%	4.57%

25.2.     Expected period

The expected period is that in which it is believed that the options will be exercised and was determined under the assumption that the beneficiaries will exercise their options at the limit of the maturity period.

25.3.     Risk-free interest rate

The Company uses as risk-free interest rate the National Treasury Bond (“NTN-B”) available on the date of calculation and with maturity equivalent to the terms of the option.

25.4.     Volatility

The estimated volatility took into account the weighting of the trading history of the Company’s shares.

25.5.     Expected dividends

The percentage of dividends used is based on the average payment of dividends per share in relation to the market value of the shares for the past four years.

25.6.     Expected inflation rate

The expected average inflation rate is based on estimated IPCA by Central Bank of Brazil, considering the remaining average terms of the option.

26.         PENSION AND OTHER POST-EMPLOYMENT PLANS

26.1.     Pension plans

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company sponsors pension plans for its employees and executives as presented below:

Plan	Modality	Adhesions

Plan I	Variable Contribution	Closed
Plan II	Variable Contribution	Closed
Plan III	Defined Contribution	Open
FAF	Defined Benefit	Closed

These plans are managed by BRF Previdência a pension fund entity of non-economic nature and non-profit, through its Deliberative Board which is responsible for defining pension premises and policies, as well as establishing fundamentals guidelines and organization, operation and management rules. The Deliberative Board is composed of representatives from the sponsor and participants, the proportion of 2/3 and 1/3 respectively.

a.            Defined benefit plans

Plan I and II are variable contribution plans, structured as defined contribution during the accumulation of mathematics provisions with option to change the account balance to be applicable in lifetime monthly income on the grant date benefit. The main actuarial risks are (i) survival time over the ones set out in the mortality tables and (ii) actual return on equity below the actual discount rate.

The main purpose of FAF plan is to supplement the benefit paid by the Brazilian Social Security (“INSS – Instituto Nacional de Securidade Social”), calculated proportionally according to the length of service performed and in line with the type of retirement. The main actuarial risks are (i) survival time over the ones set out in the mortality tables (ii) turnover lower than expected, (iii) salary growth higher than expected, (iv) actual return on assets below the actual discount rate, (v) amendment of the rules of social security and actual family composition of the retired employee or executive different from the established assumption.

The expected contributions to the FAF plan in 2017 is R$371.

In plans I and II, the contributions are made on a 1 to 1 basis (the contributions of the sponsor are equal to the basic contributions of the participants). In the Plan FAF, the contribution is made through a percentage actuarially defined for the participant and the sponsor. The actuarial calculations of the plans managed by BRF Previdência are made by independent actuaries, on an annual basis, according to the rules in force.

In case of a deficit result in plans, it must be supported by the sponsor, participants and beneficiaries, in the proportion of their contributions.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The economic benefit presented as an asset, considers only the part of the surplus that is actually recoverable. The form of recovery of the surplus of the plans will be through reductions in future contributions.

b.            Defined contribution plan

Plan III is a defined contribution plan, where contributions are known and the benefit amount depends directly on the contributions made by participants and sponsors, time of contribution and of the result obtained through investment of contributions. The contributions are made on a 1 to 1 basis (the contributions of the sponsor are equal to the basic contributions of the participants) and that may vary from 0.7% to 7.0% according to the salary range of the participant. The contributions made by the Company in the years ended December 31, 2016 and December 31, 2015 are amounted R$11,606 and R$7,487 respectively. On December 31, 2016, the plans has 30,678 participants (24,981 participants as of December 31, 2015).

If participants of the plans I, II and III end the employment relationship with the sponsor, the balance formed by the contributions of the sponsor not used for the payment of benefits, will form a fund of overage of contributions that may be used to compensate the future contributions of the sponsor.

c.            Rollforward of defined benefit plans

The assets and actuarial liabilities are presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	FAF		Plano I e II
	12.31.16	12.31.15	12.31.16	12.31.15
Assets and liabilities composition
Present value of actuarial liabilities	2,000,331	1,675,374	15,215	12,853
Fair value of assets	(2,838,662)	(2,418,996)	(26,452)	(21,916)
(Surplus) Deficit	(838,331)	(743,622)	(11,237)	(9,063)
Irrecoverable (surplus) deficit - impact on asset limit	838,331	743,622	8,087	4,407
Net (Assets) Liabilities	-	-	(3,150)	(4,656)

Rollforward of irrecoverable surplus
Beginning balance of irrecoverable surplus	743,622	740,653	4,407	3,164
Interest on irrecoverable surplus	90,276	84,805	539	361
Changes in irrecoverable surplus during the period	4,433	(81,836)	3,141	882
Ending balance of irrecoverable surplus	838,331	743,622	8,087	4,407

Changes in actuarial obligation
Beginning balance of the present value of the actuarial obligation	1,675,374	1,644,567	12,853	13,283
Interest on actuarial obligations	197,063	183,195	1,502	1,459
Current service cost	23,420	27,850	-	-
Benefit paid	(105,046)	(90,444)	(1,200)	(1,069)
Contributions of the sponsor	297	890	-	-
Actuarial gains - experience	27,478	107,841	1,049	755
Actuarial gains (losses) - hypothesis	153,479	(198,525)	1,010	(1,575)
Actuarial gains - demographic hypothesis	28,266	-	1	-
Ending balance of actuarial obligation	2,000,331	1,675,374	15,215	12,853

Rollforward of assets fair value
Beginning balance of the fair value of plan assets	(2,418,996)	(2,385,220)	(21,916)	(21,971)
Interest income on assets plan	(287,363)	(268,023)	(2,610)	(2,453)
Transfers	(37,984)	-	-	-
Benefit paid	105,046	90,444	1,200	1,069
Contributions paid by the Company	(75)	(404)	-	-
Contributions paid by the employee	(297)	(890)	-	-
Return on assets higher (lower) than projection	(236,977)	145,097	(3,126)	1,439
Early elimination of obligations	37,984	-	-	-
Ending balance of assets fair value	(2,838,662)	(2,418,996)	(26,452)	(21,916)

Rollforward of comprehensive income
Beginning balance	27,423	16,375	(1,501)	496
Reversion to statement of income	(27,423)	(16,375)	1,501	(496)
Actuarial gains (losses)	(209,223)	90,684	(2,060)	820
Return on assets higher (lower) than projection	236,977	(145,097)	3,126	(1,439)
Changes on irrecoverable surplus	(4,433)	81,836	(3,141)	(882)
Ending balance of comprehensive income	23,321	27,423	(2,075)	(1,501)

Costs recognized in statement of income
Current service costs	(23,420)	(27,850)	-	-
Interest on actuarial obligations	(197,063)	(183,195)	(1,502)	(1,459)
Projected return on assets	287,363	268,023	2,610	2,453
Interest on irrecoverable surplus	(90,276)	(84,805)	(539)	(361)
Costs recognized in statement of income	(23,396)	(27,827)	569	633

Estimated costs for the next period
Costs of defined benefit	(26,812)	(23,396)	355	569
Estimated costs for the next period	(26,812)	(23,396)	355	569

d.            Actuarial assumptions and demographic data

The main actuarial assumptions and demographic data used in the actuarial calculations are summarized below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	FAF		Plan I e II
	12.31.16	12.31.15	12.31.16	12.31.15
Actuarial assumptions
Economic hypothesis
Discount rate	11.20%	12.14%	11.25%	12.22%
Projected return on assets	11.20%	12.14%	11.25%	12.22%
Inflation rate	4.85%	5.00%	4.85%	5.00%
Wage growth rate	5.53%	5.68%	N/A	N/A

Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled mortality	RRB-1983	IAPC	RRB-1983	IAPC

Demographic data
Number of active participants	8,384	8,838	-	-
Number of participants in direct proportional benefit	41	0	-	-
Number of assisted beneficiary participants	5,984	5,707	54	52

e.            The composition of the investment portfolios

The composition of the investment portfolios are presented below:

	FAF				Plans I and II
	12.31.16		12.31.15		12.31.16		12.31.15
Composition of the fund's portfolio:
Fixed income	2,110,829	74.4%	1,782,800	73.7%	23,040	87.1%	19,014	86.8%
Variable income	339,788	12.0%	331,402	13.7%	2,869	10.8%	2,547	11.6%
Real estate	227,945	8.0%	176,587	7.3%	-	-	-	-
Structured investments	141,649	5.0%	113,693	4.7%	492	1.9%	337	1.6%
Transactions with participants	18,451	0.6%	14,514	0.6%	51	0.2%	18	-
	2,838,662	100.0%	2,418,996	100.0%	26,452	100.0%	21,916	100.0%

% of nominal return on assets	14.90%		11.63%		13.19%		11.66%

f.             Forecast and average term of payments of obligations

The following amounts represent the expected benefit payments for future years and the average duration of the plan obligations:

	FAF	Plans I and II

2017	119,867	1,242
2018	128,873	1,298
2019	139,291	1,354
2020	151,300	1,412
2021	165,766	1,471
2022 to 2026	1,040,355	8,255

Weighted average duration - in years	12.52	10.37

g.            Sensitivity analysis of defined benefit plan - FAF

The quantitative sensitivity analysis regarding the relevant assumptions of defined benefit plan – FAF on December 31, 2016 is presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		Variation of (+1%)		Variation of (-1%)
Relevant assumptions	Assumptions utilized	Average rate	Actuarial liabilities	Average rate	Actuarial liabilities

Benefit plan - FAF
Discount rate	11.20%	12.20%	(206,361)	10.20%	250,601
Wage growth rate	5.53%	6.53%	71,217	4.53%	(34,622)

(1)    Variation of actuarial liabilities.

26.2.     Post-employment plans: description and characteristics of benefits and associated risks

	Parent company and Consolidated
	Liabilities
	12.31.16	12.31.15
Medical assistance	112,320	130,028
F.G.T.S. Penalty (1)	137,190	105,139
Award for length of service	52,018	41,462
Other	28,563	22,415
	330,091	299,044

Current	76,707	67,264
Non-current	253,384	231,780

(1)     FGTS – Government Severance Indemnity Fund for Employees

The Company offers the following post-employment plans in addition to the pension plans, which are measured by actuarial calculation and recognized in the financial statement:

a.            F.G.T.S. penalty

As settled by the Regional Labor Court (“TRT”) on April 20, 2007, retirement does not affect the employment contract between the Company and its employees. The benefit paid is equivalent to 50% of F.G.T.S being 40% corresponding to a penalty and 10% of social contribution. Main actuarial risks related are (i) survival time over the ones set out in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

b.            Medical Plan

The Company offers to the retired employee according to the Law No. 9,656/98 a medical plan with fixed contribution, which guarantees to the retired employee that contributed to the health plan by reason of employment relationship, for at least 10 years, the right of maintenance as beneficiary, on the same conditions of coverage enjoyed when the employment contract was in force. Main actuarial risks related are (i)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

survival time over the ones set out in the mortality tables (ii) turnover lower than expected and (iii) medical costs growth higher than expected.

c.            Award for length of service

The Company usually rewards employees that attain at least 10 years of services rendered and subsequently every 5 years, with an additional remuneration ranges from 1 to 5 current salaries at the date of the event. Main actuarial risks related are (i) survival time over the ones set out in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

d.            Retirement compensation

On retirement, employees with over 10 years of service to the Company are eligible for additional compensation of 1 to 2 current wages in force at the time of retirement. Main actuarial risks related are (i) survival time higher than the ones set out in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

e.            Life insurance

The Company offers life insurance benefit to the employees who, at the time of their termination, are retired and during the employment contract opted for the insurance. For the employees with 10-20 years of service, the maintenance period of insurance is 2 years, from 21 years of service, the period is 3 years. Main actuarial risks related are (i) survival time higher than the ones set out in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

f.             Rollforward of post-employment plans

The rollforward of actuarial liabilities related to other benefits, prepared based on an actuarial report, are as follow:

	Consolidated
	Medical plan		F.G.T.S. penalty		Award for length of service			Others (1)
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15		12.31.16	12.31.15
Composition of actuarial liabilities
Present value of actuarial liabilities	112,320	130,028	137,190	105,139	52,018	41,462		28,563	22,415
Net liabilities	112,320	130,028	137,190	105,139	52,018	41,462		28,563	22,415

Rollforward of present value of actuarial liabilities
Beginning balance of net liabilities	130,028	115,666	105,139	124,461	41,462	48,288		22,415	25,655
Interest on actuarial liabilities	15,417	11,582	10,683	12,244	4,239	4,698		2,408	2,636
Early settlement of obligations	(126)	(271)	(13,756)	(8,000)	(4,334)	(2,090)		(2,473)	(1,325)
Current service costs	192	281	4,272	6,268	1,434	1,941		635	1,021
Past service costs - changes in plan	126	-	13,756	-	4,334	-		2,473	-
Benefits paid directly by the Company	(5,475)	(1,253)	(7,876)	(8,782)	(10,423)	(9,682)		(2,895)	(4,583)
Actuarial (gains) losses	(38,063)	20,908	7,452	9,451	7,332	8,318		2,853	4,839
Actuarial losses (gains) - demographic hypothesis	(399)	-	13,812	(23,291)	7,122	(6,763)		2,212	(3,818)
Actuarial (gains) losses - economic hypothesis	10,620	(16,885)	3,708	(7,212)	852	(3,248)		935	(2,010)
Ending balance of net liabilities	112,320	130,028	137,190	105,139	52,018	41,462	#	28,563	22,415

Rollforward of assets plan
Benefits paid directly by the Company	5,475	1,253	7,876	8,782	10,423	9,682		2,895	4,583
Contributions of the sponsor	(5,475)	(1,253)	(7,876)	(8,782)	(10,423)	(9,682)		(2,895)	(4,583)
Ending balance of fair value of assets plan	-	-	-	-	-	-		-	-

Rollforward of comprehensive income
Beginning balance	(59,038)	(55,015)	89,834	68,782	(22,668)	(24,361)		(6,944)	(7,933)
Actuarial gains (losses)	27,842	(4,023)	(24,972)	21,052	(15,306)	1,693		(6,000)	989
Ending balance of comprehensive income	(31,196)	(59,038)	64,862	89,834	(37,974)	(22,668)		(12,944)	(6,944)

Costs recognized in statement of income
Interest on actuarial liabilities	(15,417)	(11,582)	(10,683)	(12,244)	(4,239)	(4,698)		(2,408)	(2,636)
Current service costs	(182)	(281)	(4,272)	(6,268)	(1,434)	(1,941)		(635)	(1,021)
Past service costs	(126)	-	(13,756)	-	(4,334)	-		(2,473)	-
Gains on early settlement	126	271	13,756	8,000	4,334	2,090		2,473	1,325
Cost recognizzed in statement of income	(15,599)	(11,592)	(14,955)	(10,512)	(5,673)	(4,549)		(3,043)	(2,332)

Estimated costs for the next period
Current service costs	(201)	(182)	(5,953)	(4,272)	(2,090)	(1,434)		(867)	(635)
Interest on actuarial liabilities	(12,322)	(15,417)	(13,165)	(10,683)	(5,138)	(4,239)		(2,867)	(2,408)
Estimated costs for the next period	(12,523)	(15,599)	(19,118)	(14,955)	(7,228)	(5,673)		(3,734)	(3,043)

(1)     Considers the sums of the retirement compensation and life insurance benefits.

g.            Actuarial assumptions and demographic data

The main actuarial assumptions and demographic data used in the actuarial calculations are summarized below:

								Consolidated
		Medical plan		F.G.T.S. penalty	Award for length of service			Others (1)
Actuarial premises	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Economic hypothesis
Discount rate	11.22%	12.14%	11.64%	12.56%	11.69%	12.49%	11.64%	12.48%
Inflation rate	4.85%	5.00%	4.85%	5.00%	4.85%	5.00%	4.85%	5.00%
Medical inflation	8.00%	8.15%	N/A	N/A	N/A	N/A	N/A	N/A
Wage growth rate	N/A	N/A	5.80%	6.05%	5.80%	6.05%	5.80%	6.05%

		Medical plan		Life insurance		Other benefits
Actuarial premises	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled	RRB-1944	RRB-1944	RRB-1944	RRB-1944	RRB-1944	RRB-1944
Schedule of disabled mortality	RRB-1983	IAPC	RRB-1983	IAPC	RRB-1983	IAPC
Schedule of turnover - BRF's historical	2016	2015	2016	2015	2016	2015
Demoraphic data
Number of active participants	1,477	1,423	90,861	95,460	86,864	93,737
Number of assisted beneficiary participants	638	963	2,863	3,103	-	-
(1) Includes retirement compensation and life insurance benefits.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

h.            Forecast and average duration of payments of obligations

The following amounts represent the expected benefit payments for future years (10 years), from the obligation of benefits granted and the average duration of the plan obligations:

Payments	Medical plan	F.G.T.S. penalty	Award for length of service	Others	Total

2017	4,986	48,181	16,142	7,398	76,707
2018	5,436	14,846	5,546	3,066	28,894
2019	5,975	14,150	5,848	3,036	29,009
2020	6,532	18,337	8,093	2,874	35,836
2021	7,152	22,012	7,387	3,290	39,841
2022 to 2026	46,586	124,975	33,925	16,867	222,353

Weighted average duration - in years	15.56	4.99	4.89	6.43	6.97

i.              Sensitivity analysis of post-employment plans

The Company made the sensitivity analysis regarding the relevant assumptions of the plans on December 31, 2016, is presented below:

		(+) Variation		(-) Variation
Relevant assumptions	Assumptions utilized	Average (%)	Actuarial liabilities	Average (%)	Actuarial liabilities

Medical plan
Discount rate	11.22%	12.22%	(13,637)	10.22%	16,958
Medical inflation	8.00%	9.00%	16,849	7.00%	(13,738)
Turnover	Historical	-3,00%	(475)	-3,00%	650

F.G.T.S. penalty
Discount rate	11.64%	12.64%	(4,676)	10.64%	5,152
Wage growth rate	5.80%	6.80%	914	4.80%	(851)
Turnover	Historical	+3,00%	(16,216)	-3,00%	22,023

27.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº 594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

27.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

	Parent company
	Tax		Labor		Civil, commercial and other		Contingent liabilities		Total
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Beginning balance	238,831	244,383	359,468	315,257	65,674	57,336	516,942	536,106	1,180,915	1,153,082
Additions	85,122	21,662	506,819	211,323	80,457	33,695	-	-	672,398	266,680
Reversals	(24,560)	(28,172)	(216,484)	(93,166)	(11,659)	(20,156)	(20,908)	(19,164)	(273,611)	(160,658)
Payments	(69,404)	(31,648)	(281,974)	(145,067)	(49,670)	(17,635)	-	-	(401,048)	(194,350)
Exchange rate variation	26,472	32,606	66,568	71,121	32,523	12,434	-	-	125,563	116,161
Ending balance	256,461	238,831	434,397	359,468	117,325	65,674	496,034	516,942	1,304,217	1,180,915

Current									271,710	223,766
Non-current									1,032,507	957,149

	Consolidated
	Tax		Labor		Civil, commercial and other		Contingent liabilities		Total
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15
Beginning balance	240,496	252,377	377,023	330,424	65,701	57,359	522,629	545,573	1,205,849	1,185,733
Additions	107,220	24,471	559,549	217,813	82,610	33,695	-	-	749,379	275,979
Business combination (1)	28,667	-	17,814	-	4,549	-	-	-	51,030	-
Reversals	(47,964)	(37,823)	(254,258)	(96,134)	(12,216)	(20,156)	(20,908)	(22,919)	(335,346)	(177,032)
Payments	(69,404)	(31,648)	(281,974)	(145,067)	(49,670)	(17,635)	-	-	(401,048)	(194,350)
Price index update	26,472	32,606	69,977	71,125	32,527	12,438	-	-	128,976	116,169
Exchange rate variation	(3,772)	513	(8,389)	(1,138)	(997)	-	(1,811)	(25)	(14,969)	(650)
Ending balance	281,715	240,496	479,742	377,023	122,504	65,701	499,910	522,629	1,383,871	1,205,849

Current									276,202	231,389
Non-current									1,107,669	974,460

(1)       Balance arise from the business combination with Eclipse Holding Cöoperatief UA.

27.1.1.         Tax

The tax contingencies consolidated and classified as probable losses relate to the following main legal proceedings:

ICMS: The Company is involved in administrative and judicial tax disputes associated to the register and/or maintenance of ICMS tax credits on certain transactions, such as exports, acquisition of consumption materials and monetary correction. The provision amounts to R$129,127 (R$107,709 as of December 31, 2015).

PIS and COFINS: The Company discusses the use of certain tax credits arising from the acquisition of raw materials to offset federal taxes, which amount is R$101,986 (R$77,538 as of December 31, 2015).

Other tax contingencies: The Company recorded other provisions for tax claims related to payment of social security contributions (SAT, INCRA, FUNRURAL, Education Salary), as well as tax debts arising from differences of accessory obligations, duties, including legal fees and others, totaling a provision of R$105,369 (R$52,028 as of December 31, 2015).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

27.1.2.         Labor

The Company is defendant in several labor claims individual or with the Public Minister, mainly related to overtime, time spent by the workers for changing uniforms, in-commuting hours, rest breaks, occupational accidents, among others. None of these labor claims is individually significant. The Company recorded a provision based on past history of payments and loss prognosis.

27.1.3.        Civil, commercial and others

Civil contingencies are mainly related to claims relating to traffic accidents, moral and property damage, physical casualties, consumer relations, contractual breaches, and other.

27.2.     Contingencies classified as a risk of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On December 31, 2016 the total amount of the possible contingencies was R$13,667,857 (R$11,707,258 as of December 31, 2015), of which R$499,910 (R$522,629 as of December 31, 2015) was recorded at fair value as a result of business combinations with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11.

27.2.1.        Tax

Tax contingencies amounted to R$11,953,088 (R$10,569,885 as of December 31, 2015), from which R$490,318 (R$511,359 as of December 31, 2015) was recorded at fair value as a result of business combination with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11.

The most relevant tax cases are set forth below:

Profits earned abroad: The Company was assessed by the Brazilian Internal Revenue Service for alleged underpayment of income tax and social contribution on profits earned by its subsidiaries located abroad, in a total amount of R$688,574 (R$636,525 as of December 31, 2015). The Company’s legal defense is based on the facts that the subsidiaries located abroad are subject exclusively to the full taxation in the countries in which they are based as a result of the treaties signed to avoid double taxation. The total profits earned abroad are disclosed in note 14.3.

Income Tax and Social Contribution: The Company is involved in administrative disputes associated to the use of tax losses, refunds and offset of income and social contribution tax credits against other federal tax debts, including credits arising from the Plano Verão legal dispute. Also, on February 05, 2015 BRF received a tax assessment notice, related to the compensation of tax loss carryforwards and negative calculation basis up to limit of 30% when it have incorporated one of the groups entity during calendar year 2012, which sum up the amount of R$675,872 as of December 31, 2016. The contingent liabilities relative to the subjects discussed totaled R$1,160,237 (R$1,127,724 as of December 31, 2015).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

ICMS: The Company is involved in the following disputes associated to the ICMS tax: (i) alleged undue ICMS tax credits generated by tax incentives granted by certain States local rules (“guerra fiscal”) in a total amount of R$2,153,541 (R$2,267,732 as of December 31, 2015). On December 14, 2015 BRF received a tax assessment notice from the State of Paraná, demanding a partial rebate of ICMS credits in a total amount of R$332,161 (“guerra fiscal”, undue credit related to materials consumed in production and undue credits over imports); (ii) maintenance of ICMS tax credits on the acquisition of certain products with a reduced tax burden (“cesta básica”) in a total amount of R$716,246 (R$547,641 as of December 31, 2015);  (iii) absence of evidence to prove the balances of exports in the amount of R$356,763 (R$324,791 as of December 31, 2015); and (iv) R$1,763,228 (R$1,416,921 as of December 31, 2015) related to other ICMS claims.

Related to the “ICMS cesta básica” (item ii above), in a meeting held on October 16, 2014 the Federal Supreme Court ("STF") was favorable to Tax Authority of State of Rio Grande do Sul, in the judgment of the extraordinary appeal No.635,688 submitted by company Santa Lúcia, understanding as improper the integral maintenance of ICMS tax credits on the reduced tax basis of food products that composes the basic food basket.

The decision has a wide reflection effect (applicable to all taxpayers). However there is still a claim for clarification waiting to be judged, requesting more details related to the timing of such decision (previously or only after), which suggests the need to wait for this final decision to recognize the effects on our financial statements.

IPI: The Company discusses administratively the non-ratification of compensation of IPI credits resulting from purchases of exempted goods, sales to Manaus Free Zone and purchases of supplies of non-taxpayers with PIS and COFINS in the amount of R$459,161 (R$453,196 as of December, 2015).

IPI Premium Credits: The Company is involved in a judicial dispute related to the alleged undue offsetting of IPI Premium Credits against other federal taxes in a total amount of R$440,088 (R$464,686 as of December 31, 2015). The Company recorded and used the credits based on a final judicial decision.

PIS and COFINS: The Company is involved in administrative proceedings regarding the offsetting of credits against other federal tax debts, Decrees 2.445 and 2.449 (“semestralidade”) and others in the amount of R$3,614,937 (R$3,097,214 as of December 31, 2015).

Social Security Taxes: The Company is involved in disputes related to social security taxes allegedly due on payments to service providers as well as joint responsibility with civil construction service providers and others in a total amount of R$237,211 (R$194,419 as of December 31, 2015).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Other Contingencies: The Company is involved in other tax contingencies including rural activity, transfer price, social contribution tax and others, totaling R$29,744 (R$39,035 as of December 31, 2015).

Additionally, the Company’s management judged disclose information about the processes below:

HUAINE: the Company was included as co-responsible in a debt from Huaine Participações Ltda (former holding of Perdigão). In this lawsuit it is being discussed the inclusion of the Company in the liability from the tax execution in the amount of R$642,796 (R$625,474 as of December 31, 2015). BRF presented a guarantee to the debt, which was duly accepted by the judge and filed a motion to stay execution, which is awaiting judgment. The Company’s legal advisors classified the risk of losses as remote.

27.2.2.        Labor

On December 31, 2016 the contingencies assessed as possible loss totaled R$34,922 (R$39,220 as of December 31, 2015).

27.2.3.        Civil

The civil contingencies for which losses were assessed as possible totaled R$1,679,847 (R$1,098,153 as of December 31, 2015) and were mainly related to indemnification for material and moral damages.

28.         SHAREHOLDERS’ EQUITY

28.1.     Capital stock

On December 31, 2016, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 812,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

On February 25, 2016, the Board of Directors approved the cancellation of 60,000,000 (sixty million) common shares held in treasury by the Company, without any reduction in the capital stock. On April 07, 2016, the cancellation was ratified in Shareholders Ordinary Meeting.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

28.2.     Interest on shareholders’ equity and dividends

On February 12, 2016 the payment of R$473,398 was made related to the interest on shareholders’ equity and R$91,443 related to dividends approved by the Management on December 17, 2015 and ratified in the Shareholders Ordinary Meeting on April 7, 2016.

On February 25, 2016, the Board of Directors approved the payment of R$98,210 as complementary dividends for the year ended December 31, 2015, settled on April 01, 2016.

On June 30, 2016, the Board of Directors approved the payment of R$513,215, related to interest on shareholders’ equity settled on August 15, 2016, with the use of a capital increase reserve.

28.3.     Breakdown of capital stock by nature

	Consolidated
	12.31.16	12.31.15
Common shares	812,473,246	872,473,246
Treasury shares	(13,468,001)	(62,501,001)
Outstanding shares	799,005,245	809,972,245

28.4.     Rollforward of outstanding shares

	Consolidated
		Quantity of outstanding of shares
	12.31.16	12.31.15
Shares at the beggining of the period	809,972,245	867,284,349
Purchase of treasury shares	(11,107,600)	(59,247,400)
Sale of treasury shares	140,600	1,935,296
Shares at the end of the period	799,005,245	809,972,245

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

28.5.     Shareholders’ remuneration

	Parent company
	12.31.16	12.31.15
Net profit (Loss)	(372,383)	3,111,170
Legal reserve (5.00%)	-	(155,558)
Dividends calculation base	(372,383)	2,955,612
Minimum mandatory dividend (25.00%)	-	738,903
Remuneration of shareholders' exceeding the mandatory minimum	513,215	251,797
Total remuneration of shareholders' in the year, as interest on shareholders' equity and dividends (R$91,443 in 2015)	513,215	990,700
Withholding income tax on interest on shareholders' equity	(76,982)	(88,861)
Remuneration of shareholders', net of withholding income tax	436,233	901,839

Percentage of calculation base	-	33.52%
Earnings paid per share	0.76410	1.19979

Payment of interest on shareholders' equity, paid in the year - gross of withholding income tax of R$76,982 in 2016 (R$40,453 in 2015)	(513,215)	(425,859)
Paid in the previous period - interest on shareholders' equity - gross withholding income tax of R$48,318 in 2015 (R$33,934 in 2014)	(473,398)	(376,765)
Paid in the previous period - Dividends	(189,653)	(86,489)
Payments maid during in the year	(1,176,266)	(889,113)

Total remuneration of shareholders' outstanding	-	564,841
Withholding income tax on interest on shareholders' equity	-	(48,318)
Remaining amounts outstanding	2,307	1,927
Interest on shareholders' equity outstanding	2,307	518,450

28.6.     Profit distribution/Loss absorption

		Income appropriation		Reserve balances
	Limit on
	capital %	12.31.16	12.31.15	12.31.16	12.31.15
Actuarial loss FAF	-	(19,090)	(10,480)	-	-
Dividends	-	-	91,443	-	-
Interest on shareholdes' equity	-	513,215	899,257	-	-
Legal reserve	20	-	155,558	540,177	540,177
Capital increase reserve	20	(989,060)	624,330	170,756	1,898,581
Reserve for expansion	80	-	1,219,394	-	3,120,827
Reserve for tax incentives	-	122,552	131,668	639,742	517,190
		(372,383)	3,111,170	1,350,675	6,076,775

Legal reserve: It is computed based on five percent (5%) of net profit of each fiscal year as specified in article 193 of Law No. 6,404/76, modified by Law No. 11,638/07, which shall not exceed twenty percent (20%) of the capital stock. On December 31, 2016, this reserve corresponds to 4.34% of capital stock (4.34% as of December 31, 2015).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Reserve for capital increase: it is calculated based on twenty percent (20%) towards the establishment of reserves for capital increase, which shall not exceed twenty percent (20%) of the capital stock. On December 31, 2016 this reserve absorbed the impacts arising from (i) R$738,765 related to cancellation of treasury shares, (ii) R$513,215 with interest on shareholders’ equity related to 2016 and (iii) R$475,544 with absorbing losses. On December 31, 2016, this reserve corresponds to 1.37% of capital stock (15.24% as of December 31, 2015).

Reserve for expansion: Up to 50% (fifty per cent) for the constitution of the reserve for expansion. This reserve should not exceed 80% (eighty per cent) of the capital stock. The balance of this reserve was consumed by R$3,022,617, related to the cancellation of treasury shares and R$98,210 with complementary dividends of 2015, zeroing booking. On December 31, 2015 the balance of this reserve correspond to 25.05% of the capital stock.

Reserve for tax incentives: Constituted as specified in article 195-A of the Law No. 6,404/1976, modified by Law No. 11,638/07, based on the amounts of government grants for investment.

28.7.     Capital reserve

28.7.1.  Capital reserve

	Capital Reserves
	12.31.16	12.31.15
Result on disposal of shares	(40,660)	(39,059)
Granted shares canceled	(32,434)	-
Valuation of stock exchange	166,192	174,014
Shares based payment	236,208	160,323
Goodwill on acquisition of non-controlling entities	(47,417)	(47,417)
Acquisition of non-controlling entities	(240,883)	(240,883)
	41,006	6,978

28.7.2.  Treasury shares

The Company has 13,468,001 shares in treasury, with an average cost of R$53.60 (fifty three Brazilian Reais and sixty cents) per share, with a market value corresponding to R$649,831.

On February 26, 2016, in a special meeting of Board of Directors was approved a “Repurchase Program” of the Company’s share, in the amount 20,000,000 (twenty million) share.

During the year ended December 31, 2016, the Company sold 140,600 treasury shares due the exercise of stock options by the Company’s executives.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

During the year ended December 31, 2016, as authorized by the Board of Directors, the Company acquired 11,107,600 shares of its own shares at a cost of R$543,258, with the objective of maintenance of treasury shares to comply with the provisions of stock option plans, both approved by the special meeting of Board of Directors held on November 09, 2015 and February 26, 2016.

	Consolidated
		Quantity of outstanding of shares
	12.31.16	12.31.15
Shares at the beggining of the period	62,501,001	5,188,897
Cancellation of treasury shares	(60,000,000)	-
Purchase of treasury shares	11,107,600	59,247,400
Sale of treasury shares	(140,600)	(1,935,296)
Shares at the end of the period	13,468,001	62,501,001

28.8.     Breakdown of the capital by owner

The shareholding position of the largest shareholders, management and members of the Board of Directors is presented below (unaudited):

Shareholders	Quantity	%	Quantity	%
Major shareholders
Tarpon	95,984,835	11.81	91,529,085	10.49
Fundação Petrobras de Seguridade Social - Petros (1)	92,761,499	11.42	94,549,299	10.84
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,628,752	10.66	87,573,052	10.04
Management
Board of Directors	37,348,439	4.60	35,818,939	4.11
Executives	50,252	0.01	73,297	0.01
Treasury shares	13,468,001	1.66	62,501,001	7.16
Other	486,231,468	59.84	500,428,573	57.35
	812,473,246	100.00	872,473,246	100.00

(1)     The pension funds are controlled by employees that participate in the respective entities.

The shareholding position of the shareholders holding more than 5% of the voting capital is presented below (unaudited):

	12.31.16		12.31.15
Shareholders	Quantity	%	Quantity	%
Tarpon	95,984,835	11.81	91,529,085	10.49
Fundação Petrobras de Seguridade Social - Petros (1)	92,761,499	11.42	94,549,299	10.84
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,628,752	10.66	87,573,052	10.04
	275,375,086	33.89	273,651,436	31.37
Other	537,098,160	66.11	598,821,810	68.63
	812,473,246	100.00	872,473,246	100.00

(1)     The pension funds are controlled by employees that participate in the respective entities.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in its bylaws.

29.         EARNINGS PER SHARE

	Parent company
	12.31.16	12.31.15
Basic numerator
Net (loss) profit for the period attributable to controlling shareholders	(372,383)	3,111,170

Basic denominator
Common shares	812,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	801,903,266	842,000,012
Net (loss) earnings per share basic - R$	(0.46437)	3.69498

Diluted numerator
Net (loss) profit for the period attributable to controlling shareholders	(372,383)	3,111,170

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	801,903,266	842,000,012
Number of potential shares (stock options)	-	401,809
Weighted average number of outstanding shares - diluted	801,903,266	842,401,821
Net (loss) earnings per share diluted - R$	(0.46437)	3.69321

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
Continued operations	12.31.16	12.31.15
Basic numerator
Net (loss) profit for the period from continued operations attributable to controlling shareholders	(372,383)	2,928,082

Basic denominator
Common shares	812,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	801,903,266	842,000,012
Net (loss) earnings per share basic - R$	(0.46437)	3.47753

Diluted numerator
Net (loss) profit for the period from continued operations attributable to controlling shareholders	(372,383)	2,928,082

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	801,903,266	842,000,012
Number of potential shares (stock options)	-	401,809
Weighted average number of outstanding shares - diluted	801,903,266	842,401,821
Net (loss) earnings per share diluted - R$	(0.46437)	3.47587

	Parent company
Discontinued operations	12.31.16	12.31.15
Basic numerator
Net profit for the period from discontinued operations attributable to controlling shareholders	-	183,088

Basic denominator
Common shares	812,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	801,903,266	842,000,012
Net earnings per share basic - R$	-	0.21744

Diluted numerator
Net profit for the period from discontinued operations attributable to controlling shareholders	-	183,088

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	801,903,266	842,000,012
Number of potential shares (stock options)	-	401,809
Weighted average number of outstanding shares - diluted	801,903,266	842,401,821
Net earnings per share diluted - R$	-	0.21734

Diluted results is calculated considering the numbers of dilutive potential ordinary shares (stock options). However, due to loss disclosed for the period ended December 31, 2016, the numbers of dilutive potential ordinary shares (stock options) has antidilutive effect and therefore was not considered in the calculation of loss per share diluted.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

30.         GOVERNMENT GRANTS

The Company has tax benefits related to ICMS for investments granted by the governments of states of Goiás, Pernambuco and Mato Grosso.  Such incentives are directly associated to the manufacturing facilities operations, job generation and to the economic and social development in the respective states.

On December 31, 2016, this incentive totaled R$122,552 (R$131,668 as of December 31, 2015) composing so, the Reserve for Tax Incentives.

31.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

All the relationships between the Company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

31.1.     Transactions and balances

The balances of the transactions with the related parties are as follow:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts		Trade accounts payable		Other rights		Other obligations
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16		12.31.15

Al-Wafi Food Products Factory LLC	-	-	-	-	-	-	-	-	31	89	(281)		-
Avex S.A.	51,812	19,485	-	-	-	-	-	(134)	25,468	25,468	-		-
Avipal Centro Oeste S.A.	-	-	-	-	-	-	-	-	-	-	-		(38)
BFF International Ltd.	-	-	-	-	-	-	-	-	1,777	2,129	-		-
BRF Al Yasra	-	-	-	-	-	-	-	-	163	-	(3,279)		-
BRF Foods LLC	-	-	-	-	-	-	-	-	342	487	-		-
BRF Foods GmbH	148,947	119,280	-	-	-	-	(51)	-	233	418	-		-
BRF Global GmbH	6,823,021	2,780,457	-	-	97,773	-	(13,436)	(1,596)	-	-	(4,702,753)	(1)	-
BRF GmbH	-	-	-	-	-	-	(14)	(16)	-	-	(1,171)		(1,471)
Federal Foods	-	-	-	-	-	-	-	-	-	-	(72)		-
Highline International Ltd.	-	-	-	-	(5,944)	(7,121)	-	-	-	-	-		-
K&S Alimentos S.A.	-	-	7,026	1,365	-	-	-	(8,148)	-	2,954	-		(29)
Perdigão International Ltd.	-	-	-	-	(29,429)	(29,446)	-	-	301	4,551	(991,477)	(1)	(1,186,841)
PSA Laboratório Veterinário Ltda.	-	-	1,344	550	-	-	-	-	-	-	-		-
Quickfood S.A.	23,661	47,446	-	-	-	-	(251)	(717)	-	-	(377)		(553)
Sadia Alimentos S.A.	14,910	12,366	-	-	-	-	(112)	-	-	-	-		-
Sadia Chile S.A.	35,484	42,467	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	10,552	8,720	-	-	-	-	-	-	-	-	-		-
UP! Alimentos Ltda.	1,098	645	7,448	19,820	-	-	(13,118)	(15,227)	3,410	3,757	-		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	1,050	1,403	-	-	-	-	-	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	-	-	-	-	-	371	344	-		-
Corall Consultoria LTDA.	-	-	-	-	-	-	-	-	-	-	(496)		-
Hortigil Hortifruti S.A.	-	2,370	-	-	-	-	-	-	-	-	-		-
Instituto de Desenvolvimento Gerencial S.A.	-	-	-	-	-	-	-	-	-	-	(54)		(2,088)
Edavila Consultoria Empresarial Eireli	-	-	-	-	-	-	-	-	-	-	(40)		-
Total	7,109,485	3,033,236	16,868	23,138	62,400	(36,567)	(26,982)	(25,838)	32,096	40,197	(5,700,000)		(1,191,020)

(1)     The amount corresponds to advances for export pre-payment.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Revenue		Financial results, net		Purchases
	12.31.16	12.31.15	12.31.16	12.31.15	12.31.16	12.31.15

Al-Wafi Foods	71,842	47,020	-	-	-	-
Avex S.A.	45,697	10,456	-	-	-	(6,439)
BRF Foods GmbH	56,180	63,057	-	-	(61)	-
BRF Global GmbH	11,260,512	10,028,360	(39,963)	(893)	-	-
K&S Alimentos Ltda.	-	-	-	-	-	(134,916)
Perdigão International Ltd.	-	-	(61,451)	(58,402)	-	-
Quickfood S.A.	47,151	27,394	-	-	(1,701)	(7,186)
Sadia Alimentos S.A.	3,132	-	-	-	-	-
Sadia Chile S.A.	147,632	116,416	-	-	-	-
Sadia Uruguay S.A.	19,163	20,442	-	-	-	-
UP! Alimentos Ltda.	16,627	13,858	-	-	(195,625)	(197,818)
Corall Consultoria LTDA. (1)	-	-	-	-	(1,819)	-
Hortigil Hortifruti S.A. (2)	3,467	15,292	-	-	-	-
Instituto de Desenvolvimento Gerencial S.A. (1)	-	-	-	-	(4,996)	(11,273)
Edavila Consultoria Empresarial Eireli (1)	-	-	-	-	(320)	-
Total	11,671,403	10,353,851	(101,414)	(59,257)	(204,522)	(395,878)

(1)       Entity on which BRF has no equity interest, but have relationship with the Board of Directors, and provided services to the Company: (i) Corall Consultoria Ltda: provided organizational development consulting services; (ii) Instituto de Desenvolvimento Gerencial S.A.: provided advisory services related to strategic management and organizational restructure, and (iii) Edavila Consultoria Empresarial Eireli: provided consulting service related international marketing and innovation.

(2)       Since April 08th , 2016, the entity doesn’t related parties, because Board of Director member has no more relationship with this entity.

All companies presented in note 1.1 are controlled by BRF, except for UP! Alimentos, K&S, PP-BIO, PR-SAD and SATS BRF which are associates or joint ventures.

The Company also recorded a liability in the amount of R$6,150 (R$8,470 as of December 31, 2015) related to the fair value of the guarantees offered to BNDES concerning a loan made by Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of December 31, 2016 the Company recorded a payable to this entity of R$22,239 included in other liabilities (R$30,628 as of December 31, 2015).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company entered into loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transactions at the balance sheet date:

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	12.31.16

Campo Austral S.A.	Buenos Aires Fortune S.A.	ARS	891,924	20.0%
BRF GmbH	Federal Foods Qatar	US$	534,492	2.5%
Sadia Overseas Ltd.	BRF Global GmbH	US$	292,170	6.9%
BRF GmbH	Al Wafi Al Takamol	US$	286,891	1.1%
BRF GmbH	BRF Global GmbH	US$	276,713	1.6%
Eclipse Holding Cooperatief	Eclipse LATAM Holdings	EUR	258,266	20.0%
BRF GmbH	BRF Foods GmbH	US$	249,139	1.6%
BRF Global GmbH	BFF International Ltd.	US$	243,343	1.5%
Sadia International Ltd.	Wellax Food Logistics	US$	186,041	1.5%
BRF GmbH	BRF Invicta	GBP	149,254	3.0%
Perdigão International Ltd.	BRF Global GmbH	US$	114,714	3.1%
BRF GmbH	Federal Foods	US$	102,697	1.1%
BRF S.A	BRF Global GmbH	US$	97,773	3.0%
BRF GmbH	BRF Holland B.V.	EUR	80,091	3.0%
BRF GmbH	BRF Foods LLC	US$	63,677	2.5%
BRF Holland B.V.	BRF B.V. (NL)	EUR	41,208	3.0%
Campo Austral S.A.	Itega	ARS	36,095	20.0%
Perdigão International Ltd.	BRF S.A	US$	29,429	1.3%
BRF GmbH	BRF Holland B.V.	US$	18,355	3.1%
BRF Holland B.V.	BRF GmbH	EUR	14,159	1.5%
BRF GmbH	AL Wafi	US$	9,659	1.2%
Perdigão International Ltd.	BRF Foods LLC	US$	3,993	1.0%
BRF GmbH	BRF Foods LLC	US$	3,475	1.7%
BRF GmbH	BRF Singapore	SGD	3,034	1.5%
BRF Holland B.V.	BRF Wrexam	GBP	2,271	3.0%
Wellax Food Logistics	BRF Foods LLC	US$	2,041	7.0%

31.2.     Other Related Parties

The Company leased properties owned by FAF. For the year ended December 31, 2016, the total amount paid as rent was R$14,370 (R$10,118 as of December 31, 2015). The rent value was set based on market conditions.

31.3.     Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 20.10.

31.4.     Management remuneration

The management key personnel include the directors and officers, members of the executive committee and the head of internal audit. On December 31, 2016, there were 23 professionals (27 professionals as of December 31, 2015).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The total remuneration and benefits paid to these professionals are demonstrated below:

	Consolidated
	12.31.16	12.31.15
Salary and profit sharing	27,470	41,948
Short term benefits (1)	308	692
Private pension	816	720
Post-employment benefits	168	163
Termination benefits	5,901	23,634
Share based payment	16,813	13,195
	51,476	80,352

(1)     Comprises:  Medical assistance, educational expenses and others.

32.         NET SALES

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Gross sales
Brazil	18,621,495	19,001,193	18,621,141	19,011,687
Europe	2,935,604	2,420,791	4,066,216	3,853,299
MENA	5,331,082	4,800,667	6,877,202	6,886,202
Africa	810,641	613,748	778,786	756,887
Asia	3,510,072	2,537,035	4,824,254	3,432,379
LATAM	682,927	429,984	2,492,763	2,438,814
Other segments	949,199	879,086	1,401,871	855,271
	32,841,020	30,682,504	39,062,233	37,234,539

Sales deductions
Brazil	(3,813,106)	(3,755,890)	(3,813,052)	(3,756,144)
Europe	(38,246)	(36,184)	(265,897)	(213,681)
MENA	(45,821)	(36,344)	(650,625)	(527,897)
Africa	(6,241)	(4,110)	(11,030)	(17,718)
Asia	(54,855)	(44,548)	(75,453)	(142,785)
LATAM	(4,348)	(3,615)	(408,510)	(306,404)
Other segments	(92,647)	(76,022)	(104,800)	(73,309)
	(4,055,264)	(3,956,713)	(5,329,367)	(5,037,938)

Net sales
Brazil	14,808,389	15,245,303	14,808,089	15,255,543
Europe	2,897,358	2,384,607	3,800,319	3,639,618
MENA	5,285,261	4,764,323	6,226,577	6,358,305
Africa	804,400	609,638	767,756	739,169
Asia	3,455,217	2,492,487	4,748,801	3,289,594
LATAM	678,579	426,369	2,084,253	2,132,410
Other segments	856,552	803,064	1,297,071	781,962
	28,785,756	26,725,791	33,732,866	32,196,601

33.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized when incurred. The expenditures amounted to R$200,222 for year ended December 31, 2016 in the parent company and the consolidated (R$227,280 as of December 31, 2015).

34.         OTHER OPERATING INCOME (EXPENSES), NET

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Income
Recovery of expenses (1)	98,590	228,945	101,331	241,140
Gain on step business combination (2)	-	-	59,554	-
Provision reversal	55,604	141,684	56,068	141,684
Net income from the disposal of property, plant and equipment	46,413	-	38,445	-
Scrap sales	11,409	11,830	14,424	12,347
Net income on exchange of Minerva stock	-	125,671	-	125,671
Other	21,811	29,040	30,500	45,851
	233,827	537,170	300,322	566,693

Expenses
Provision for civil, labor and tax risks	(139,539)	(43,508)	(136,864)	(44,811)
Idleness costs (3)	(83,970)	(52,878)	(106,161)	(86,110)
Stock options plan	(43,451)	(58,946)	(43,451)	(58,946)
Other employees benefits	(39,516)	(52,485)	(41,091)	(52,485)
Insurance claims costs	(32,945)	(14,924)	(33,109)	(15,053)
Employees profit sharing	-	(246,255)	(11,072)	(302,795)
Allowance for doubtful accounts	(5,528)	(196,697)	(5,538)	(196,731)
Management profit sharing	(3,529)	(20,072)	(3,529)	(24,857)
Net loss on the disposals of property, plant and equipment	-	(19,795)	-	(16,402)
Restructuring charges	-	(82,932)	-	(93,074)
Other	(99,180)	(110,173)	(116,987)	(120,096)
	(447,658)	(898,665)	(497,802)	(1,011,360)
	(213,831)	(361,495)	(197,480)	(444,667)

(1)     The accumulated balance in 2016 refers mainly to extemporaneous tax credits in the amount of R$57,941.

(2)     Gain on the remensurement of the carrying amount of investment on AKF (note 6.1).

(3)     Idleness cost includes depreciation charge R$25,166 (R$17,622 as of December 31, 2015) in the parent company and R$29,431 (R$18,331 as of December 31, 2015) in the consolidated.

35.         FINANCIAL INCOME (EXPENSES), NET

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Financial income
Exchange rate variation on loans and financing	1,425,636	-	1,314,822	-
Exchange rate variation on other assets	-	928,102	338,701	1,081,022
Interest on assets	313,009	227,323	318,132	235,027
Interest on cash and cash equivalents	153,080	112,221	217,503	164,229
Interests on financial assets classified as
Held to maturity	84,839	53,943	84,839	55,077
Held for trading	35,486	29,985	43,560	47,392
Available for sale	-	7,250	-	16,584
Exchange rate variation on marketable securities	-	57,862	56,180	381,275
Exchange rate variation on liabilities	492,678	-	-	-
Gains from derivative transactions, net	-	-	-	14,782
Exchange rate variation of foreign on net assets	-	-	-	1,353,528
Others	-	3,480	-	6,397
	2,504,728	1,420,166	2,373,737	3,355,313

Financial expenses
Interest on loans and financing	(1,030,362)	(645,512)	(1,208,887)	(819,172)
Losses on derivative transactions, net	(1,061,208)	(36,041)	(1,092,216)	-
Exchange rate variation of foreign on net assets (1)	-	-	(660,503)	-
Exchange rate variation on other liabilities	-	(673,872)	(565,925)	(1,080,482)
Adjustment to present value	(332,651)	(242,030)	(353,576)	(240,075)
Interest on liabilities	(268,368)	(161,388)	(279,784)	(165,423)
Financial expenses on accounts payable	(76,437)	(45,507)	(76,449)	(45,507)
Premium paid for the repurchase of bonds (Tender Offer)	(18,477)	(246,208)	(31,797)	(310,322)
Exchange rate variation on assets	(128,903)	-	-	-
Exchange rate variation on marketable securities	(1,644)	-	-	-
Exchange rate variation on loans and financing	-	(2,085,747)	-	(2,085,761)
Interest expenses on loans to related parties	(101,414)	(59,257)	-	-
Others	(142,802)	(209,602)	(237,255)	(278,713)
	(3,162,266)	(4,405,164)	(4,506,392)	(5,025,455)
	(657,538)	(2,984,998)	(2,132,655)	(1,670,142)

(1)          Refers to gains and losses on translation of assets and liabilities reported by the Company’s subsidiaries whose functional currency is Real.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

36.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company		Consolidated
	12.31.16	12.31.15	12.31.16	12.31.15
Costs of sales
Costs of goods	15,915,793	13,588,537	18,994,038	15,338,966
Depreciation	1,197,681	1,040,871	1,290,520	1,080,910
Amortization	3,891	3,472	5,950	4,520
Salaries and employees benefits	3,363,075	3,056,979	3,716,325	3,394,443
Others	1,909,241	2,050,491	2,199,614	2,288,853
	22,389,681	19,740,350	26,206,447	22,107,692

Sales expenses
Depreciation	60,641	52,011	64,745	55,260
Amortization	7,346	5,935	14,652	12,909
Salaries and employees benefits	888,491	849,414	1,199,980	1,081,766
Indirect and direct logistics expenses	1,662,950	1,908,793	2,124,852	2,211,011
Others	1,121,037	1,096,136	1,561,484	1,444,985
	3,740,465	3,912,289	4,965,713	4,805,931

Administrative expenses
Depreciation	13,810	9,433	24,509	20,026
Amortization	98,133	82,795	173,034	124,724
Salaries and employees benefits	116,921	204,708	265,796	301,289
Fees	28,447	25,933	28,629	26,186
Others	54,603	(9,764)	85,383	33,872
	311,914	313,105	577,351	506,097

Other operating expenses (1)
Depreciation	25,166	17,622	29,431	18,331
Others	422,492	881,043	468,371	993,029
	447,658	898,665	497,802	1,011,360

(1)     The composition of other operating expenses is disclosed in note 34.

37.         INSURANCE COVERAGE

The Company´s insurance policy considers the concentration and relevance of the risks identified in its risk management program. Thus, the contracted insurance coverage are adequate to the entity´s size, activities and for amounts considered reasonable for Management to cover any damages. The Company also follows the orientations provided by its advisors.

		12.31.16
Assets covered	Coverage	Amount of coverage

Operational risks	Coverage against damage to buildings, facilities, inventory, machinery and equipment, loss of profits	879,957
Carriage of goods	Coverage of goods in transit and in inventories	615,970
Civil responsability	Third party complaints	298,371

Each entity has its own coverages, which are not complimentary.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

38.         NEW ACCOUNTING PRONOUNCEMENTS RECENTLY ADOPTED

IFRS 14 – Regulatory Deferral Accounts

On January 30, 2014, IASB issued IFRS 14 to clarified the adoption of IFRS’s for entities whose activities are subject to rate regulated activities. IFRS 14 allows the initial adoption, the entity to continue to account for, with some limitations, regulatory deferral account balances in accordance with its previous accounting principles generally accepted, including in subsequent financial statements. The CVM has not issued a resolution corresponding to this IFRS. The Company analyzed the content of this standard and there was no impact on its consolidated financial statements, since its activities are not subject to rate regulated activities.

IAS 16 and IAS 38 – Clarification of Accountable Methods of Depreciation and Amortization – Amendment

On May 2014, IASB issued amendments to clarify guidelines of IAS 16 and IAS 38, that revenue reflects a model of economic benefits generated from operation of business (of which the asset is a part), instead of economic benefits generated from the use of the asset. As a result, a method based on revenue cannot be used for property, plant and equipment depreciation purposes and may be used only under very limited circumstances to amortize intangible assets. The amendments will be in force prospectively to amortize intangible assets fiscal years beginning on January 01, 2016 or after. On November 05, 2015, the CVM issued the Deliberation CVM Nº 739/15, corresponding to these IAS’s. The Company analyzed the content of this standard and there was no impact on its consolidated financial statements, since the Company does not use a method based on revenue to depreciate non-current assets.

IFRS 11 – Accounting for Acquisition of Interests in Joint Operations – Amendment

On May 2014, IASB issued amendments to IFRS 11, which demands that a joint operator that is accounting an acquisition of equity interest in which the joint operation activity constitutes a business, applied the guidelines according to IFRS 3 for business combination accounting. The amendments also clarify that an equity interest previously held in a joint operation is not remeasured on an additional acquisition of interest in the same joint operation while the joint control is held. Additionally, the amendments are not applied when the parties sharing the control, including the reporting entity, are under common control of the parent company.

The amendments are applicable to both the acquisition of the final equity interest in a joint operation and on the acquisition of any additional equity interest in the same joint operation. This standard will be in force prospectively to periods beginning on January 1, 2016 or after. Early adoption in Brazil is not permitted by regulatory entities. On November 05, 2015, the CVM issued the Deliberation CVM Nº 739/15, corresponding to these IAS’s. The Company analyzed the content of this standard and there was no impact on its consolidated financial statements, since the Company does not participate in joint operations with third parties.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

IAS 16 and IAS 41 – Biological assets: Bearer Plants

On June 2014, IASB issued amendments to IAS 16 and IAS 41, including bearer plants concept, that it is a living plant and (i) it is used in the production or supply of agricultural products, (ii) it is grown to produce fruit and (iii) it is remotely likely to be sold as an agricultural product. IAS 41 currently requires all biological assets related to agricultural activity to be measured at fair value less costs to sell. The IASB has decided that the carrier plant should be recorded in the same way as fixed assets in accordance with IAS 16, since its operation is similar to the manufacturing process. The amendments are applicable in force prospectively to periods beginning on January 1, 2016 or after. On November 05, 2015, the CVM issued the Deliberation CVM Nº 739/15, corresponding to these IAS’s. The Company analyzed the content of this standard there was no impact on its consolidated financial statements, since their forests are either (i) harvested as agricultural product to be used in the productive process as fuel or (ii) maintained as a sanitary barrier.

IAS 27 – Equity pick-up method on Separate Financial Statements

On August 2014, IASB issued amendments to IAS 27, including the possibility of adoption the equity pick-up method to investments in subsidiaries, associates and joint ventures in the separate statements. The separate financial statements are not required by the IASB, however, in general, may be required by local regulators and in this case, are applicable only to investments measured at cost or fair value.  On December 23, 2014, the CVM issued the Deliberation CVM Nº 733/14, corresponding to this IAS. The Company analyzed the content of this standard there was no impact on its consolidated financial statements, since their investments in subsidiaries, associates and joint ventures measured to equity pick-up method, are disclosed by individual financial statement.

IAS 1 – Presentation of Financial Statements

On December 2014, IASB issued amendments to IAS 1, as part of its initiatives to disclosure, in order to improve and simplify the submission of applications and existing dissemination, primarily related to materiality of the information. The entity shall evaluate the disclosure of material information without affecting the comprehensibility of its financial statements. On December 20, 2016 the CVM issued the Deliberation CVM Nº 760/16, corresponding to this IAS. The Company analyzed the content of this standard there was no impact on its consolidated financial statements, since the Board of Directors used judgments, estimates and assumptions adopted in the preparation and consolidation of its financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

39.         NEW ACCOUNTING PRONOUNCEMENTS NOT ADOPTED

IFRS 15 – Revenue from Contracts with Customers

On May 2014, IASB issued IFRS 15 that establishing a 5 steps model that will be applied to revenue obtained from a contract with customer. In accordance with this standard, revenues are recognized based on an amount that reflects the consideration which an entity expects to be entitled for the transfer of goods or services to a customer. The guidelines of IFRS 15 consider a more structured approach to measure and recognize revenue.

This standard is applicable to all entities and will replace all current requirements related to revenue recognition. On December 20, 2016, the CVM issued the Deliberation CVM Nº 762/16, corresponding to this IFRS. Retrospective adoption, total or modified, is mandatory to periods beginning on January 1, 2018 or after, earlier adoption not is permitted in Brazil. The Company plans to adopt a new standard in the effective date of its entry into force, using the method of full retrospective adoption. The Company is in the process of hiring third parties to analyzed the content and impacts of adoption this standard in its consolidated financial statements.

IFRS 9 – Financial Instruments

On July 2014, IASB issued the final version of IFRS 9 – Financial Instruments, which reflects all phases of financial instruments project and replaces IAS 39 – Financial Instruments: Recognizing and Measurement and all previous versions of IFRS 9. The standard introduces new guidance about classification and measurement, impairment loss and hedge accounting. Early adoption is not permitted and is effective from periods beginning on January 1, 2018. Retrospective adoption is mandatory, however, is not required the presentation of comparative information. Early adoption of previous versions of IFRS 9, issued in 2009, 2010 and 2013, is permitted if the initial adoption date is prior to February 1, 2015. On December 20, 2016, the CVM issued the Deliberation CVM Nº 763/16, corresponding to this IFRS. The Company is analyzing the content and the impacts of adoption of this standard in its consolidated financial statements.

IFRS 16 - Leases

On January 2016, the IASB issued the final version of IFRS 16 – Leases, which supersedes IAS 17 – Leases, which will be applicable to periods beginning on January 01, 2019. Early adoption will be permitted for entities which also apply IFRS 15 – Revenue from Contracts with Customers. The adoption of this standard will affect mainly property, plant and equipment and financial liabilities, as the treatment between financial

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

and operational lease will no longer exists, being the leases treated in a similar way of the financial lease as per IAS 17. Until the moment, the CVM has not issued a standard corresponding to this IFRS. The Company is analyzing the impact of adoption this standard in its consolidated financial statements.

IAS 12 – Income Taxes

On January 2016, the IASB issued a review of the IAS 12 – Income Taxes, aiming to clarify how to account for deferred tax assets related to debt instruments measured at fair value. IAS 12 also provides requirements related to the recognition and measurement of current and deferred tax assets and liabilities. The effectiveness of the pronouncement applies to the fiscal years beginning on January 01, 2017, and early adoption is permitted. On December 20, 2016, the CVM issued the Deliberation CVM Nº 761/16, corresponding to this IFRS. The Company is analyzing the content and the impacts of adoption of this standard in its consolidated financial statements.

40.         SUBSEQUENT EVENTS

40.1.     Corporate reorganization One Foods Holdings Ltd. (“One Foods”)

On April 04, 2017, BRF announced to the Market that is in the final process to constitution of the subsidiary One Foods Holdings Ltd. (“One Foods”), based in Dubai, United Arab Emirates. One Foods, until now referred as “Sadia Halal”, will hold assets related to the production and distribution of food products for Muslim markets.

Such restructuring process involves the transfer of certain assets related to the production and distribution of halal products, including: (i) grain storage facilities, feed mills, outgrowers (outsourced farmers) agreements, hatcheries and 8 slaughtering and processing plans in Brazil; (ii) one processing plant in United Arab Emirates; (iii) the equity participation in FFM Further Processing SDN BHD; and (iv) the equity participation held by the Company in certain distribution companies based in Saudi Arabia, Qatar, United Arab Emirates, Sultanate of Oma and Kwait. The assets will be transferred to SHG Comércio e Indústria de Alimentos S.A. (“SHB”) or directly to One Foods.

In addition, BRF will transfer or license to One Foods certain brands in halal markets. The purpose is to grant more independence and focus to BRF businesses relating to Muslim markets. In this context, BRF will analyze strategic alternatives for Sadia Halal, enabling the development of its expansion, in current markets as well as in those not currently served by BRF.

Finally, BRF will enter into agreements with One Foods under which the costs of certain operational and corporate activities will be shared and BRF and One Foods will suplly certain supplies and finished goods to each other.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The completion of the Transaction is subject to the satisfaction of the conditions precedent set forth in the definitive documents, including anti-trust approvals. BRF clarifies that: (i) the Transaction does not trigger withdrawal rights to its shareholders, as per article 256, §2º, and article 137, II, of Brazilian Corporate Law and (ii) the Transaction is not subject to Shareholders’ approval, since it involves a wholly-owned subsidiary of the Company and is based on economic grounds, as per item 7.3 of Ofício-Circular/CVM/SEP/N°02/2016.

40.2.     Business combination with Qatar Investment Authority ("QIA")

On January 9th 2017, BRF announced to the market that, by its wholly owned subsidiary BRF GmbH, has entered into a share purchase agreement with the controlling shareholders of Banvit Bandirma Vitaminli Yem Sanayii A.Ş. (“Banvit” and “Shareholders”), for the acquisition of 79.5% of the shares issued by Banvit (“Shares”). Banvit is the largest poultry producer in Turkey, with fully integrated operations and the highest brand awareness in the sector.

BRF GmbH and Qatar Investment Authority (“QIA”), the sovereign wealth fund of the State of Qatar, have entered into definitive agreements to: (i) incorporate a new company (“NewCo”), which will acquire Banvit Shares; and (ii) to regulate the governance of the agreements between NewCo and Banvit. The rights arising from the agreements will be assigned to One Foods Holding Ltd. (“One Foods”) upon its incorporation, so that One Foods will hold 60% of the NewCo and QIA the remaining 40%.

Pursuant to the terms of the Transaction and subject to the financial performance of Banvit for the year of 2016, the enterprise value for 100% of Banvit is approximately US$ 470 million (equivalent to R$1.531.177). Based on the net debt position of Banvit as of September 30, 2016, the equity value of Banvit would therefore be approximately US$ 340 million (R$1.108.094). Following the consummation of the Transaction, NewCo will launch a mandatory tender offer to acquire the remaining 20.5% of the Shares from the minority shareholders, on the same terms and conditions offered to the Shareholders.

Upon completion, the Transaction will allow One Foods to entry into the Turkish market, which has the largest poultry halal consumption in the world, what is aligned with its continuous commitment to the Muslim markets.

The completion of the Transaction is subject to the satisfaction of the conditions precedent set forth in the definitive documents, including anti-trust approvals. BRF clarifies that: (i) the Transaction does not trigger withdrawal rights to its shareholders, as per article 256, §2º, and article 137, II, of Brazilian Corporate Law and (ii) the Transaction is not subject to Shareholders’ approval, since it involves a wholly-owned subsidiary of the Company and is based on economic grounds, as per item 7.3 of Ofício-Circular/CVM/SEP/N°02/2016.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

41.         APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Board of Directors on February 23, 2017.

BOARD OF DIRECTORS

Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman	Renato Proença Lopes

Independent Member	Henri Philippe Rechstul
Board Member	José Carlos Reis de Magalhães Neto
Independent Member	Luiz Fernando Furlan
Independent Member	Manoel Cordeiro Silva Filho
Board Member	Aldemir Bendini
Independent Member	Walter Fontana Filho
Board Member	Vicente Falconi Campos

FISCAL COUNCIL

Independent Member	Attilio Guaspari
Member	Marcus Vinicius Dias Severini
Independent Member	Reginaldo Ferreira Alexandre
AUDIT COMITTEE (1)
Comittee Coordinator	Sérgio Ricardo Silva Rosa
Independent Members	Walter Fontana Filho
External Member and Financial Specialist	Fernando Maida Dall Acqua
Independent Members	Renato Proença Lopes

BOARD OF EXECUTIVE OFFICERS

Chief Executive Officer Global	Pedro de Andrade Faria
Vice President of Finance, and Investor Relations	José Alexandre Carneiro Borges
Vice President of Quality and Management	Rodrigo Reghini Vieira
Vice President of Supply Chain	Hélio Rubens Mendes dos Santos
Vice President of Corporate Integrity	José Roberto Pernomian Rodrigues
Vice President of People	Artur Paranhos Tacla
Vice President of Business (General Manager Brazil)	Rafael Ivanisk Oliveira
Vice President of Business (General Manager Brazil)	Leonardo Almeida Byrro

(1)       On November 24, 2016, at na Extraordinary Meeting of Board of Directors, it was decided for the reintegration of Sergio Rosa the exercise of the function of member to the Audit Committee.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Marcos Roberto Badollato                             Joloir Nieblas Cavichini

Controller                                                          Accountant – CRC 1SP257406/O-5

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2016 and 2015

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

OPINION OF THE FISCAL COUNCIL

The Fiscal Council of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the financial statements (parent company and consolidated) for the fiscal year ended on December 31, 2016.

(ii)    the Management Report; and

(iii)  the report issued without qualification by Ernst&Young Auditores Independentes S.S.on February 23, 2017;

Based on the documents reviewed and on the explanations provided, the members of the Fiscal Council, undersigned, issued an opinion that the financial statements and the management report appropriately are presented in a position to be considered by the Annual General Meeting.

São Paulo, February 23, 2017.

Attílio Guaspari

Independent Member

Marcus Vinicius Dias Severini

Fiscal Council Member

Reginaldo Ferreira Alexandre

Fiscal Council Member

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2016 and 2015

Summarized Annual Report of the Audit Committee

Activities of the Audit Committee

The committee was elected on April 3, 2014, pursuant to the meeting of the Board of Directors, subsequently meeting ordinarily on a monthly basis as well as holding a further eight extraordinary meetings. The principal topics of discussion are described in the following paragraph. The Audit Committee also met privately on two occasions with the independent auditors and discusses the principal issues monitored during the year on a monthly basis with the Board of Directors.

Issues discussed by the Audit Committee

The Audit Committee met with the vice chairman, directors of the company, the area for prevention of fraud, the internal and independent auditors in order to gain an understanding of the processes, internal controls, possible deficiencies and eventual plans for improvement as well as issuing its recommendations to the Board of Directors and Executive Board. The principal issues discussed at these meetings were: Discussion and approval of the annual internal audit plan; Monitoring the points identified by the auditors during the course of their work, justification and eventual action plans of those responsible in the more important cases in onsite meetings; Decision on the schedule for the Internal Audit Work Plan; Analysis of the Related Parties Policy; Evaluation and discussion of the  internal audit’s performance;  Understanding the planning of the outside audit and principal conclusions in the reports which review the quarterly and annual information; Discussion of the recommendations listed in the internal controls letter; Discussion and recommendations for approval of the quarterly and annual financial statements; Monitoring of the conditions of independence of the external audit in executing the work; Approval for contracting the work of the External Auditor for auditing the subsidiary companies and due diligence in the Company’s M&A and New Businesses processes; Recommendations and achieving consensus on the constitution of the Company’s Area for Prevention of Fraud; Monitoring the investigative processes and recommendation of Action Plans; Discussion of internal controls processes; Analysis and recommendation for mapping the Company’s risks; Recommendation for improvements in the Whistle Blowing Channel process; Verification of the policy and compliance with the anticorruption law in the Company; Analysis of BRF’s quarterly and annual financial statements and respective information for disclosure to the market:  Analysis and discussion of the provisions, contingent liabilities and assets in accordance with the pertinent regulation.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2016 and 2015

Audit Committee’s Opinion

In the exercising of its legal and statutory duties, BRF’s Audit Committee has examined the financial statements (parent company and consolidated) for the fiscal year ending December 31, 2016; the Management Report; and the report issued without qualification by Ernst & Young Auditores Independentes S.S.

There were no instances of significant divergences between the Company’s management, the independent auditors and the Audit Committee with respect to the Company’s Financial Statements.

Based on the examined documents and the clarifications rendered, the undersigned members of the Audit Committee are of the opinion that the financial statements in all material respects are fairly presented and should be approved.

São Paulo, February 23, 2017.

Sérgio Ricardo Silva Rosa

Audit Committee Coordinator

Walter Fontana Filho

Independent Member

Fernando Maida Dall Acqua

External Member and Financial Specialist

Renato Proença Lopes

Independent Member

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2016 and 2015

OPINION OF EXECUTIVE BOARD ON THE CONSOLIDATED

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's consolidated financial statements for the fiscal year ended on December 31, 2016; and

(ii)    reviewed, discussed and agreed with opinions expressed in the Ernst&Young Auditores Independentes S.S. reported on the Company's consolidated financial statements for the fiscal year ended on December 31, 2016.

São Paulo, February 23, 2017.

Pedro de Andrade Faria

Chief Executive Officer Global

José Alexandre Carneiro Borges

Vice President of Finance, and Investor Relations

Rodrigo Reghini Vieira

Vice President of Administration and Human Resources

Hélio Rubens Mendes dos Santos

Vice President of Supply Chain

José Roerto Pernomian Rodrigues

Vice President of Corporate Integrity

Artur Paranhos Tacla

Vice President of People

Rafael Ivanisk Oliveira

Vice President of Business (General Manager Brazil – Sales & Marketing)

Leonardo Almeida Byrro

Vice President of Business (General Manager Brazil – Planning and Distribution)